HORIZONS TECHNOLOGY, INC. RETIREMENT PLAN

















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                                 RETIREMENT PLAN

                                TABLE OF CONTENTS

ARTICLE             SUBJECT MATTER AND SECTION NUMBERS                      PAGE


EXHIBIT A           ADOPTION AGREEMENT -- Plan Specifications,               A-1
                    Specific Definitions and Elections

                    ESTABLISHMENT AND PREUMINARY MATTERS
                    1.01.     Purpose                                        I-1
                    1.02.     Compliance with the Law                        I-1
                    1.03.     Type of Plan                                   I-1
                    1.04.     Adoption Agreement                             I-1

II                  DEFINITIONS                                             II-1

III                 PARTICIPATION AND ENTRY DATE
                    3.01.     Initial Eligibility                          III-1
                    3.02.     Latest Date for Participation                III-1
                    3.04.     Procedure for and Effect of Admission        III-1
                    3.05.     Reemployment Before Break in Service         III-2
                    3.06.     Break in Service                             III-2
                    3.07      Employees Who Lose or Gain Eligible Status   III-3
                    3.08.     Predecessor Employer                         III-3
                    3.09.     Owner-Employees                              III-4

IV                  EMPLOYER CONTRIBUTIONS
                    4.01.     Employer Contributions Under a Cash           IV-1
                              or Deferred Arrangement Pursuant to
                              Code Section 401(k)
                    4.02.     Salary Reduction Contributions                IV-1
                    4.03.     Employer Matching Contributions               IV-2
                    4.04.     Employer Nonelective Contributions            IV-2
                    4.05.     Elective Deferrals and Distribution           IV-3
                              of Excess Elective Deferrals
                    4.06.     Actual Deferral Percentage Test               IV-3
                    4.07.     Qualified Employer Matching Contributions     IV-5
                              and Actual Contribution Percentage Test
                    4.08.     Distribution of Excess Contributions          IV-6
                    4.09.     Forfeiture and Vesting of Matching            IV-6
                              Contributions
                    4.10.     Distribution of Excess Aggregate              IV-7
                              Contributions
                    4.11.     Qualified Employer Nonelective                IV-7
                              Contributions
                    4.12.     Nonforfeitability and Vesting                 IV-7
                    4.13.     Distribution Requirements                     IV-7


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ARTICLE             SUBJECT MATTER AND SECTION NUMBERS                      PAGE

                    4.14.     Payment of Nonelective Contributions          IV-8
                    4.15.     Exclusive Benefit; Refund of Contribution     IV-8
                    4.16.     Types of Contributions                        IV-9
                    4.17.     Omission of Eligible Employee                 IV-9
                    4.18.     Inclusion of Ineligible Employee              IV-9

V                   LIMITATIONS ON BENEFITS
                    5.01.     (a)  Annual Additions Limitations              V-1
                              (b)  Limitations Under Combination of Plans    V-1
                              (c)  Excess Annual Additions                   V-2
                    5.02.     Definition of Compensation for Purposes        V-2
                              of Section 415 of the Code

VI                  ALLOCATION OF CONTRIBUTIONS AND FORFEITURES
                    6.01.     Employer Contributions                        VI-1
                    6.02.     Forfeitures                                   VI-1

VII                 CONTRIBUTIONS BY PARTICIPANTS AND ROLLOVER CONTRIBUTIONS
                    7.01.     Mandatory Contributions                      VII-1
                    7.02.     Voluntary Employee Contributions             VII-1
                    7.03.     Rollover Contributions                       VII-1

VIII                VESTING AND TERMINATION OF EMPLOYMENT
                    8.01.     Vesting of Interests                        VIII-1
                    8.02.     Employer Contribution Accounts              VIII-1
                    8.03.     Application of Forfeitures                  VIII-1
                    8.04.     "Cash Outs"                                 VIII-1
                    8.05.     Restoration of Accrued Benefit              VIII-2
                              Upon Repayment of Distribution and
                              Nonduplication of Benefits
                    8.06.     Certain Employers; Service Included in      VIII-3
                              Determination of Nonforfeitable Percentage
                    8.07.     Special Early Retirement Rule               VIII-3
                    8.08.     Effect of Breaks in Service                 VIII-3
                    8.09.     Crediting of Years of Service               VIII-4
                    8.10.     Accrued Benefit Rules                       VIII-4
                    8.11.     Amendment of Vesting Schedule               VIII-4

IX                  DEATH BENEFIT
                    9.01.     Preretirement Death Benefit                   IX-1
                    9.02.     Postretirement Death Benefit                  IX-1
                    9.03.     Action to Be Taken on Death                   IX-1

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ARTICLE             SUBJECT MATTER AND SECTION NUMBERS                      PAGE

                    9.04.     Exception for Certain Death Benefits          IX-1
                    9.05.     Designation of Beneficiary end Form of        IX-1
                              Benefit Payment
                    9.06.     Deferred Payment of Death Benefit             IX-3
                    9.07.     Voluntary Accounts                            IX-3

                   RETIREMENT BENEFITS AND DISABILITY BENEFITS
                   10.01.     Normal Retirement Benefit                      X-1
                   10.02.     Early Retirement Benefit                       X-1
                   10.03.     Deferred Retirement Benefit                    X-1
                   10.04.     Disability Benefit                             X-1

                    METHOD AND TIMING OF BENEFIT DISTRIBUTIONS
                    11.01.    Method of Distribution of Vested Benefits     XI-1
                    11.02.    Joint and Survivor Annuity and                XI-3
                              Preretirement Survivor Annuity Requirements
                    11.03.    Special Rule                                  XI-7
                    11.04.    Latest Date for Distribution of Benefits      XI-7
                    11.05.    Receipt or Acquittance                        XI-7
                    11.06.    Direct Rollover Under Code                    XI-8
                              Section 401(a)(31)

XII                 ASSOCIATED COMPANIES
                    12.01.    Definitions of Terms                         XII-1
                    12.02.    Service with Associated Companies            XII-1
                    12.03.    Eligibility of Associated Companies          XII-1
                    12.04.    Eligibility  Requirement for Employee        XII-2
                              Participation
                    12.05.    Employees Employed by Two or                 XII-2
                              More  Employers
                    12.06. Employee Transferred from One Employer XII-2 to Another Employer
                    12.07.    Contributions of Each Employer               XII-2
                    12.08.    Vesting of Interests                         XII-2

XIII                ADMINISTRATION OF FUNDS
                    13.01.    Investment of Assets                        XIII-1
                    13.02.    Valuations                                  XIII-1
                    13.03.    Crediting of Contributions                  XIII-1
                    13.04.    Crediting of Investment Results             XIII-1
                    13.05.    Investments in Life Insurance               XIII-2
                    13.06.    Loans to Participants                       XIII-3

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ARTICLE             SUBJECT MATTER AND SECTION NUMBERS                      PAGE

XIV                 ALLOCATIONS   OF  AUTHORITY  AND   RESPONSIBILITIES
                    14.01.    Authority  and  Responsibilities  of         XIV-1
                              Employer
                    14.02. Authority and Responsibilities of the Plan XIV-1 Administrator
                    14.03.    Authority and Responsibilities of            XIV-1
                              the Trustee
                    14.04.    Limitations on Obligations of                XIV-1
                              Named Fiduciaries

XV                  CLAIMS PROCEDURE
                    15.01.  Applications  for  Benefits                     XV-1
                    15.02.  Appeals of Denied  Claims for Benefits          XV-1
                    15.03.  Appointment  of the  Named Appeals Fiduciary    XV-2

XVI                 THE PLAN ADMINISTRATOR
                    16.01.    Administration  by Plan  Administrator       XVI-1
                    16.02.    Control of Plan by Plan Administrator        XVI-1
                    16.03.    Authority and Responsibility of the          XVI-1
                              Plan Administrator
                    16.04.    Reporting and Disclosure                     XVI-2
                    16.05.    Construction of the Plan                     XVI-2
                    16.06.    Engagement of Assistants and Advisors        XVI-2
                    16.07     Investment of the Trust Fund                 XVI-3
                    16.08     Directed Investments by Plan Administrator   XVI-3
                    16.09.    Prohibited Transactions                      XVI-3
                    16.10.    Investment in Savings Accounts and           XVI-3
                              Trust Funds
                    16.11.    Disqualified Persons                         XVI-4
                    16.12.    Participant Directed Accounts                XVI-4
                    16.13.    Bonding                                      XVI-5
                    16.14.    Indemnification of the Plan Administrator    XVI-5
                    16.15.    Minutes of Plan Administrator                XVI-5
                    16.16.    Compensation of the Plan Administrator       XVI-5

XVII                AMENDMENT, TERMINATION, MERGER AND CONSOLIDATION
                    17.01     Amendment                                   XVII-1
                    17.02     Plan Termination                            XVII-1
                    17.03     Complete Discontinuance of                  XVII-2
                              Employer Contributions
                    17.04     Suspension of Employer Contributions        XVII-2
                    17.05     Mergers and Consolidations of Plans         XVII-2

XVIII               MISCELLANEOUS PROVISIONS
                    18.01.    Nonalienation of Benefits                  XVIII-1
                    18.02.    No Contract of Employment                  XVIII-1
                    18.03.    Severability of Provisions                 XVIII-1
                    18.04.    Insurance Companies                        XVIII-2

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ARTICLE             SUBJECT MATTER AND SECTION NUMBERS                      PAGE

                    18.05     Transfers To and From Other                XVIII-2
                              Qualified Plans
                    18.06     Separate Trust Agreement                   XVIII-2
                    18.07     Heirs, Assigns end Personal                XVIII-2
                              Representatives Headings and Captions
                    18.08     Headings and Captions                      XVIII-2
                    18.09     Gender and Number                          XVIII-3
                    18.10     Controlling Law                            XVIII-3
                    18.11     Title to Assets                            XVIII-3
                    18.12     Payments to Minors, etc.                   XVIII-3
                    18.13     Benefits of Persons Who Cannot             XVIII-3
                              Be Located Mechanical Reproduction
                    18.14     Mechanical Reproduction                    XVIII-3
                    18.15     Discrepancies                              XVIII-3

XIX                 AFFILIATED SERVICE GROUP
                    19.01     Definitions                                  XIX-1
                    19.02     Limitation on Benefits and Contributions     XIX-1
                    19.03     Multiple Integrated Plans of Members         XIX-2
                    19.04     Control                                      XIX-2

XX                  ADDITIONAL REQUIREMENTS FOR TOP-HEAVY PLANS
                    20.01     Generally                                     XX-1
                    20.02     Top-Heavy Determination:                      XX-1
                              Aggregation of Related Employers
                    20.03     Top-Heavy Determination: Key Employee         XX-1
                    20.04     Top-Heavy Determination: Non-Key Employee     XX-2
                    20.05     Top-Heavy Determination: Disregarded          XX-2
                              Employee
                    20.06     Top-Heavy Determination: Beneficiary          XX-2
                    20.07     Top-Heavy Ratio: Defined Contribution Plan    XX-3
                    20.08     Top-Heavy Ratio: Defined Benefit Plan         XX-3
                    20.09     Top-Heavy Ratio: Aggregation Group            XX-4
                    20.10     Top-Heavy Ratio: Top-Heavy Group              XX-5
                    20.11 Top-Heavy Ratio: Distributions; Rollover XX-5 Contributions
                    20.12     Top-Heavy Ratio: Determination Date           XX-6
                    20.13     Limit on Includible Compensation              XX-6
                    20.14     Top-Heavy Vesting                             XX-6
                    20.15     Minimum Benefits Under a Top-Heavy Plan       XX-7
                    20.16     Minimum Benefit: Defined Benefit Plan         XX-7
                    20.17     Minimum Contribution: Defined Contribution    XX-8
                              Plan
                    20.18     Coordination Where Employer Has               XX-9
                              Two or More Plans
                    20.19     Commencement of Benefits to                   XX-9
                              Key Employees
                    20.20     Modified Aggregate Limit on                   XX-9
                           Contributions and Benefits

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                                    EXHIBIT A

                               ADOPTION AGREEMENT

             PLAN SPECIFICATIONS. SPECIFIC DEFINITIONS AND ELECTIONS

A.01.       Name.             The name of this Plan,  as amended  and  restated,
                 shall be the HORIZONS TECHNOLOGY, INC., RETIREMENT PLAN.

A.02.       Plan Year.        The Plan  Year  shall be the  twelve-month  period
                 commencing January 1 and ending December 31 each year.


A.03 Employer. Employer shall be HORIZONS TECHNOLOGY, INC., a Delaware corporation, or any successor corporation. Employer's Fiscal Year ends January 31. The Employer, represented by a Retirement and Benefit Plans Committee composed of members appointed by the Employer to act on its behalf, shall serve as Plan Administrator in accordance with Article XVI of the Plan.

A.04 Effective Date. The original Effective Date of this Plan is January 1, 1984. The Effective Date of this amendment and restatement of the Plan, except for those provisions for which other effective dates are specifically designated in the Plan, shall be January 1, 1987.

A.05        Entry Date.       The Entry Date as to each Employee is as follows:

                 (1) From the original Effective Date of the Plan until October 20, 1987: The later of the Employee's Employment Commencement Date or the date on which the Employee attains age twenty-one (21).

                 (2) From October 20, 1987, through December 31, 1989: The later of the first day of the fourth (4th) pay period following the Employee's Employment Commencement Date or the date on which the Employee attains age twenty-one
                      (21).

                 (3) From the first day of the first pay period commencing on or after January 1, 1990, through December 31, 1990: The later of the first day of the first pay period beginning after the Employee's Employment Commencement Date or the date on which the Employee attains age twenty-one (21).

                 (4) From January 1, 1991: (i) The Employee's Employment Commencement Date, if the Employee has attained age twenty-one (21) on or before his Employment Commencement Date; or (ii) If

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                      the Employee has not  attained age  twenty-one  (21) as of his Employment Commencement Date, the first day of the Plan Year (or the Employee's Employment Commencement Date within the Plan Year, if later) during which the Employee attains age twenty-one (21).



A.06.       Compensation.     For  Plan  Years  through  the  Plan  Year  ending
                 December 31, 1992, Compensation for purposes of this Plan shall mean all compensation which constitutes wages subject to tax as reported on Form W-2 (as defined in Code Section 3401(a)), including bonuses, commissions, overtime and other taxable remuneration, before reductions on account of any withholding, such as income taxes, Social Security taxes and insurance premiums.

                 For the Plan Year commencing January 1, 1993, and ending December 31, 1993, Compensation shall mean all compensation which constitutes wages subject to tax as reported on Form W-2 (as defined in Code t3401 (a)), including bonuses, "non-recoverable draws" paid to sales personnel employed by the Company, overtime and other taxable remuneration, before reductions on account of any withholding, such as income taxes, Social Security taxes and insurance premiums, with the exception of commissions and "recoverable draws" paid to sales personnel employed by the Company, which shall be excluded from Compensation taken into account under this Plan. For purposes of this definition of Compensation, the terms "non-recoverable draws" and "recoverable draws" shall mean payments made to sales personnel in advance of actual earnings as specifically explained in the Horizons Technology, Inc., Sales Commission Plan communicated to all affected employees. For any self-employed individual covered under the Plan, Compensation shall mean "Earned Income" as defined in Section 2.11 of the Plan. Compensation shall not include deferred compensation, stock options and other distributions which receive special Federal income tax benefits, with the exception that, except for purposes of Code Section 415, the portion of an Employee's Compensation that is deferred pursuant to a salary reduction election under the Elective Deferral provisions of Article IV of this Plan shall be considered Compensation, and, effective September 1, 1989, amounts contributed by the Employer to a Flexible Benefit Plan, pursuant to a salary reduction agreement, which are not includible in the gross income of the Employee under Section 125 of the Code shall be considered Compensation.

                 For Plan Years commencing January 1, 1994, and thereafter, Compensation shall mean all compensation which constitutes wages subject to tax as reported on Form W-2 (as defined in Code Section 3401 (a)), including bonuses, overtime, commissions paid to Employees whose Base Annual Compensation does not exceed $50,000 and other taxable remuneration,

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                 before reductions on account of any withholding, such as income taxes, Social Security taxes and insurance premiums, but specifically excluding from Compensation commissions paid to
                 Employees whose Base Annual Compensation exceeds $50,000 and any "recoverable draws" paid to sales personnel employed by the Company. For purposes of this definition of Compensation, the term "recoverable draws" shall mean payments made to sales
                 personnel  in  advance  of  actual   earnings  as  specifically
                 explained in the Horizons  Technology,  Inc.,  Sales Commission
                 Plan   communicated   to  ell  affected   employees.   For  any
                 self-employed individual covered under the Plan, Compensation shall mean "Earned Income" as defined in 12.11 of the Plan. Compensation shall not include deferred compensation, stock options and other distributions which receive special Federal income tax benefits, with the exception that, except for purposes of Code Section 415, the portion of an Employee's Compensation that is deferred pursuant to salary reduction election under the Elective Deferral provisions of Article IV of this Plan shall be considered Compensation, and, effective September 1, 1989, amounts contributed by the Employer to a Flexible Benefit Plan, pursuant to salary reduction agreement, which are not includible in the gross income of the Employee under Section 125 of the Code shall be considered Compensation.

                 For Plan Years beginning after December 31, 1988, the annual Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $200,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Code Section 415(d), except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year, and the first adjustment to the $200,000 limitation is effected on January 1, 1990. if the Plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual Compensation limit is the amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12. In determining the Compensation of a Participant for purposes of this limitation, the rules of Code Section 401 (a)(17) and 414(q)(6) shall apply, and for purposes of applying the $200,000 limit on the Compensation of a Highly Compensated Employee, the family unit of such Employee will be treated as a single Highly Compensated Employee with $200,000 in Compensation. The $200,000 limit will be allocated among members of the family unit in proportion to each member's Compensation (except for purposes of determining Compensation below the Plan's integration Level, if applicable). For purposes of this Section, a family unit is defined as the Highly Compensated Employee, his or her spouse and lineal descendants under age 19 at the end of the Plan Year.

                 In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation

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                 of each  Employee  taken into account  under the Plan shall not exceed the OBRA "93 annual compensation limit. The OBRA "93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12
                 months,  the  OBRA  "93  annual   compensation  limit  will  be
                 multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                 For plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401
                 (a)(17) of the Code shall mean the OBRA "93 annual compensation limit set forth in this provision.

                 If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year. the Compensation for that prior determination period is subject to the OBRA "93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1. 1994. the OBRA "93 annual compensation limit is $150.000.

                 For Limitation Years beginning after December 31, 1991, Compensation shall include only those amounts actually paid or made available to an Employee and shall not include accrued Compensation.

A.07.       Normal Retirement Age or Date.  A  Participant's  Normal  Retirement
                 Age or Normal Retirement Date shall mean the date on which he attains age sixty-five (65).

A.08.       EarlyRetirement  Data. A Participant's  Early  Retirement Date shall be the first day of the month following his separation from service with the Employer after he has attained age Fifty-Five
                 (55) and has completed six (6) Years of Service with the Employer, but prior to his attainment of Normal Retirement Age under the Plan.

A.09.       Eligibility for  Participation.  An eligible Employee employed prior to October 20, 1987, shall participate in this Plan on the later of the date on which he attains age twenty-one (21) or his Employment Commencement Date. Effective from October 20, 1987, through December 31, 1989, an eligible Employee shall participate in this Plan on the later of the date on which he attains age twenty-one (21) or the first day of the fourth
                 (4th) pay period following the Employee's Employment Commencement Date. Effective the first day of the first pay period beginning on or after January 1, 1990, through December 31, 1990, an eligible Employee shall participate in this Plan on the later of the date on which he attains age

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                 twenty-one  (21)  or the  first  day of the  first  pay  period following his Employment Commencement Date. Effective January 1, 1991, an eligible Employee shall participate in this Plan as of his Employment Commencement Date if he has then attained age twenty-one (21), or, if he has not attained age twenty-one
                 (21), he shall participate as of the first day of the Plan Year (or his Employment Commencement Date, if later) during which he attains age twenty-one (21).

                 In addition to the ineligible  Employees  designated in Section
                 3.01 (c) of the Plan, temporary Employees, whether full-time or part-time, shall be ineligible to participate in this Plan. A "temporary Employee," for purposes hereof, shall be defined as an Employee hired to fill a position for which the period of employment, predetermined at date of hire, is limited to a period not to exceed six (6) months, at the conclusion of which such Employee's employment with the Employer is terminated. A temporary Employee whose status is changed as a result of a transfer to a permanent position, whether full-time or pert-time, shall be eligible to participate in this Plan upon satisfaction of the eligibility requirements set forth above with his Employment Commencement Date being the date of his change in status.

                 All persons becoming "Leased Employees" of the Employer for purposes of coverage under the Plan pursuant to the provisions of Code Section 414(n) and proposed or final regulations thereunder on or before December 31, 1990, shall continue to participate in the Plan in accordance with Section A.09 and
                 2.20 of the Plan. All persons becoming "Leased Employees" of the Employer for purposes of coverage under the Plan pursuant to the provisions of Code t414(n) and proposed or final regulations thereunder on or after the first day of the Plan Year commencing January 1, 1991, shall be ineligible and shall be excluded from participation in the Plan.

                 A  Former   Participant   shall  be  eligible  to   participate
                 immediately upon his Reemployment Commencement Date.

                 A Former Participant is defined as a Participant who has terminated his employment with the Employer and has received a distribution of the vested portion of his accrued benefits under the Plan.


A.10.       Employer Contributions and Allocation. Employer  Contributions shall be made as follows:

                 (a) Salary Reduction Contributions shall be permitted in the amount of twelve percent (12%) of s Participant's total base annual Compensation for Participants whose base annual Compensation is under $50,000 or eight percent (8%) of a Participant's total base annual Compensation for Participants whose base annual Compensation is $50,000 or more, and such Contributions shall be made by the Employer, pursuant to the provisions of Article IV of the Plan, for each payroll period in accordance with a Salary Reduction Agreement form signed by the Participant, Notwithstanding any provisions of Article IV to the contrary, an election by a Participant of a Salary Reduction Amount, once made, shall continue in effect until changed by the Participant, except as noted below, and the Participant may increase, decrease or revoke such election during any payroll period to take effect with the succeeding payroll period by giving reasonable prior written notice to the Plan Administrator. All contributions made on behalf of a Participant under a Salary Reduction Agreement shall at nil times be fully vested and nonforfeitable. As specified in Section 4.02 of the Plan, Salary Reduction Contributions may be limited end Salary Reduction Agreements may be amended or revoked by the Employer with respect to any Participant or group of Participants to ensure compliance with Section t401 (k) and 415 of the Code.


                 (b) From the original Effective Date of the Plan through the first payroll period to end on or after January 1, 1990, the Employer shall make a Matching Contribution in the amount of fifty percent (50%) of a Participant's Salary Reduction Contribution during each payroll period for which s Salary Reduction Agreement is in effect; provided, however, that such 50% Matching Contribution shall not apply to any Salary Reduction Contribution elected by the Participant in excess of 5% of his Compensation (8% of his Compensation effective with the payroll period commencing January 2, 1988).

                      Effective on the first day of the first payroll period to begin on or after January 1, 1990, through the first payroll period to end on or after January 1, 1993, the Employer shall make Matching Contributions during each payroll period for which a Salary Reduction Agreement is in effect as follows:

                      (1) For a Participant who elects to make a Salary Reduction Contribution in any amount less then three percent (3%) of his Compensation, the Employer shall make a Matching Contribution of fifty percent (50%) of the Participant's Salary Reduction Contribution.

                      (2) For a Participant who elects to make a Salary Reduction Contribution of at least three percent (3%) up to a maximum of four percent (4%) of his Compensation, the Employer shall make a Matching Contribution of one hundred percent (100%) of the Participant's Salary Reduction Contribution.

                     (3)   Employer  Matching  Contributions  shall not apply to
                           any  Salary  Reduction   Contribution  elected  by  a
                           Participant in excess of 4% of his Compensation.


                      Effective on the first day of the first payroll period to begin on or after January 1, 1993, and thereafter, the Employer shall make Matching

                      Contributions during each payroll period for which a Salary Reduction Agreement is in effect as follows:

                      (1) For a Participant who elects to make a Salary Reduction Contribution in any amount less than three percent (3%) of his or her Compensation, the Employer shall make a Matching Contribution of fifty percent (50%) of the Participant's Salary Reduction Contribution.

                      (2) For a Participant who elects to make a Salary Reduction Contribution of et least 3% of his or her Compensation, the Employer shall make s Matching Contribution of one hundred percent (100%) of the Participant's Salary Reduction Contribution for the first 3% of Compensation.

                      (3) No Employer Matching Contributions shall be made on any Salary Reduction Contribution elected by a Participant in excess of three percent (3%) of his or her Compensation.

                      All Matching Contributions made on behalf of a Participant shall vest in accordance with the vesting schedule set forth in IA.11 of this Adoption Agreement. Such Matching Contributions shall be allocated to the respective Employer Matching Contribution Account of the Participant on whose behalf the contribution was made. Adjustments in the amount of the Matching Contribution shall be made to reflect any change made by the Participant in his Salary Reduction Agreement to take effect for the succeeding payroll period.

                  (c) For  any  Plan  Year,   the  Employer  may,  in  its  sole
                      discretion, make Nonelective Contributions to the Plan in accordance with Section 4.04. Such Contributions, if any, shall be allocated in accordance with Section 6.01 among the Employer Nonelective Contribution Accounts of Active Participants in the proportion each such Active Participant's Compensation bears to the total Compensation of all Active Participants for the Plan Year. Employer Nonelective Contribution Accounts shall vest in accordance with the vesting schedule set forth in Section A.11 of this Adoption Agreement.

                 (d) In addition, the Employer may, in its sole discretion, elect to make certain other Qualified Nonelective Contributions as defined in Section 2.48 or Qualified Matching Contributions as defined in Section 2.47 which shall be fully vested and nonforfeitable, and such nonforfeitable Contributions and accrued earnings thereon shall be maintained as separate, fully vested Qualified Employer Nonelective Contribution Accounts and Qualified Employer Matching Contribution Accounts for the respective Participants receiving an allocation of such Contributions; provided, however, that in no event shall any allocation be discriminatory in favor of Highly Compensated Employees. Notwithstanding anything in the Plan or in this Adoption

                      Agreement to the contrary, Qualified Employer Nonelective Contributions utilized in satisfying the ADP tests shall be treated in the same manner as Salary Reduction Contributions for purposes of the Participant loan provisions and earmarking provisions contained in the Plan and in the Adoption Agreement.

A.11.       Vesting  of  Participants  Interest.   Subject  to  the  limitations
                 set forth in Article VIII of the Plan, if the employment of any Participant is terminated for any cause other than Death, Disability or Normal Retirement. the Participant shall have a nonforfeitable, vested right to his Accrued Benefit derived from Employer Matching Contributions and Employer Nonelective Contributions, if any. The percentage of such vested and nonforfeitable interest shall be determined in accordance with the following schedule:

                 For all Plan Years from the original Effective Date of the Plan through the Plan Year ending December 31, 1989:

                    Years of Credited Service          Percentage
                    -------------------------          ----------
                    Less than 2 years                        None
                    2 years but fewer than 3                  20%
                    3 years but fewer than 4                  40%
                    4 years but fewer than 5                  60%
                    5 years but fewer than 6                  80%
                    6 years or more                          100%

                 For the Plan Year commencing January 1, 1990, and thereafter:

                    Years of Credited Service          Percentage
                    -------------------------          ----------
                    Less than 1 year                         None
                    1 year but fewer than 2                   10%
                    2 years but fewer than 3                  20%
                    3 years but fewer than 4                  40%
                    4 years but fewer than 5                  60%
                    5 years but fewer than 6                  80%
                    6 years or more                          100%

                 All of a Participant's Years of Service with The Employer shall be taken into account for Credited Years of Service for vesting purposes except as follows:

                 (a) Years of Service with the Employer during any period prior To January 1, 1983, shall not be taken into account.

                 (b) Years of Service prior to age 18 shall not be taken into account.

                 (c) Effective January 1, 1985, in the case of a Participant who has 5 or more consecutive 1-year Breaks in Service, the Participant's pre-break service will count in vesting of the Employer-derived Accrued Benefit only if either:

                      (i) such Participant has any nonforfeitable interest in the Accrued Benefit attributable to Employer Contributions et the time of separation from service; or


                      (ii) upon  returning to service the number of  consecutive
                           1-year Breaks in Service is less than the number of Years of Service.


                 (d) Service during any Vesting Computation Period in which the Participant fails to complete a Year of Service, whether or not a Break in Service occurs during such period, shall not be taken into account.

                      Application of Forfeitures, The nonvested portion of a Participant's Employer Matching Contribution Account end Employer Nonelective Contribution Account shall be forfeited at the time he receives a distribution of his vested interest in such Accounts, and the forfeiture shall be reallocated as of the last day of the Plan Year during which the distribution is made. If a Participant has no vested interest in his Employer Matching Contribution Account or Employer Nonelective Contribution Account at the time of his separation from service, the entire balance of the Account shall be forfeited and reallocated as of the last day of the Plan Year during which the separation from service occurs.

A.12.       Timing  of  Distributions.  This Plan does elect the "Cash  Out" and restoration provisions set forth in Article VIII of the Plan.

                 Distributions to Participants of their vested and nonforfeitable interests in their Salary Reduction Contribution Accounts, Employer Matching Contribution Accounts, Employer Nonelective Contribution Accounts, Qualified Employer Matching Contribution Accounts and Qualified Employer Nonelective Contribution Accounts for reasons other than Death, Disability or Normal Retirement shall be made as follows:

                 (1) Amounts deferred by the Participant as elective contributions under a Salary Reduction Agreement (Salary Reduction Contributions), Qualified Employer Matching Contributions and Qualified Employer Nonelective Contributions, including accrued earnings thereon, may be distributed to the Participant as soon as administratively feasible following the Participant's separation from service with the Employer if so requested by the Participant, but in no event will such amounts be distributed later than the amounts distributed pursuant to subparagraph (2) below.

                 (2) Amounts allocated to the account(s) of a Participant as Employer Matching Contributions and Employer Nonelective Contributions which are nonforfeitable under the vesting schedule(s) set forth in A.11, including accrued earnings thereon, shall be distributed to the Participant as soon as administratively feasible following the end of the Plan Year during which the Participant separated from service with the Employer if so requested by the Participant.

A.13.       Employee Voluntary Contributions end Rollover Contributions.

                 No Employee Voluntary Contributions of any kind will be permitted under this Plan. Rollover Contributions and certain transfers of assets will be permitted in accordance with the provisions of Article VII of the Plan.

A.14.       Participant Directed Accounts and Participant Loans.    Participants
                 may "earmark" the investment of the assets in their Salary Reduction Contribution Accounts and Qualified Employer Nonelective Contribution Accounts, if any, among the various optional forms of investment available under the Plan and Trust pursuant to the provisions of Section 16.12 of the Plan. All Participant loans made under Section 13.06 of the Plan shall be earmarked investments and shall be maintained as segregated, earmarked accounts of the respective Participants, subject to the provisions of Section 16.12. Notwithstanding anything to the contrary in Section 13.06, all Participant loans shall be made only from the Participant's Salary Reduction Contribution Account and/or the Participant's Qualified Employer Nonelective Contribution Account, and the amount of such outstanding loans in the aggregate shall be limited to the lesser of 50% of the Participant's fully vested accrued benefits under the Plan or the entire balance in the Participant's combined nonforfeitable Salary Reduction Contribution Account and Qualified Employer Nonelective Contribution Account. All loans shall be made in accordance with the separate document attached to the Plan and made a part thereof entitled "Participant Loan Procedures," as it may be amended from time to time.

A.15.       Crediting of Service.    This Plan does not utilize the Elapsed Time
                 Method of crediting service.

A.16.       Trustee.     The Trustee of the Trust created under this amended and
                 restated Plan shall be LINCOLN TRUST COMPANY.

A.17.       Right to Amend or Change  Elections.  The elections  made under this
                 Adoption Agreement may be changed by the Employer from time to time by a written instrument signed by the Employer and accepted by the Trustee. No amendment shall deprive any Participant of any vested interest hereunder (unless required in order to qualify under Section 401 (a) of the Code) or increase the duties of the Trustee, except with its written consent.

         THE PLAN TO WHICH THIS ADOPTION AGREEMENT IS AN EXHIBIT IS HEREBY INCORPORATED AND MADE A PART HEREOF.

         The undersigned, as Plan Administrator, agrees to serve as the Named Fiduciary, possessing the authority to control and menage The operation and administration of the Plan and to discharge its duties with respect to the Plan as described therein.

Date:______________________________

                                        "EMPLOYER" and "PLAN ADMINISTRATOR"

                                        HORIZONS TECHNOLOGY, INC., a Delaware
                                   corporation

                                        By:__________________________________
                                           JAMES T. PALMER

                                        By:__________________________________
                                           J. PATRICK BOYCE

                                        By:__________________________________
                                           EARL A. PONTIUS

                                        By:__________________________________
                                           EUGENE B. HAIGNERE, JR.

                                        By:__________________________________
                                           CHARLES R. MacVEAN

APPROVED AS TO FORM:

GARRISON R. ARMSTRONG LAW CORPORATION

By:__________________________________
   Garrison R. Armstrong
   Attorney for Employer

                                    ARTICLE I

                     ESTABLISHMENT AND PRELIMINARY MATTERS

         1.01. Purpose, The purpose of this Plan is to provide additional incentive and retirement and disability security for eligible Employees.

         1.02. Compliance with the Law. This Plan is being adopted, together with the corresponding Trust, to meet the requirements of the Internal Revenue Code of 1986, as from time to time amended, (the "Code") and those requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") which may be applicable to the Plan Years involved. All language of the Plan and Trust shall be interpreted, wherever possible, to comply with the provisions of said Code and Act and all rules and regulations thereunder. This Plan shall be amended from time to time as may be necessary to conform to the requirements of the Code and Act, and such amendments shall relate back to their required dates. This Plan, together with any amendments thereto, is intended to meet the requirements of the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA"), the Deficit Reduction Act of 1984 ("DEFRA"), the Retirement Equity Act of 1984 ("REA") and the Tax Reform Act of 1986 ("TRA "86"), together with corresponding regulations, and it shall be amended from time to time as may be necessary to conform to the requirements of same and subsequent litigation.

         1.03. Type of Plan. Although the Employer may contribute to this Plan in its discretion, irrespective of whether it has net profits for Plan Years beginning after December 31, 1985, this Plan is intended to be a profit sharing plan for all purposes under the Code. In addition, this Plan includes a qualified cash or deferred arrangement as provided for under Section 401 (k) of the Code end regulations thereunder.

         1.04. Adoption Agreement. The executed Adoption Agreement (Exhibit A hereto) and any amendments thereto are incorporated and made a part of this Plan by this reference.

                                   ARTICLE II

         As used in this instrument, the following words end phrases shall have the following meanings, unless a different meaning is clearly required by the context:

         2.01. "Account" or "Accrued Benefit" means the entire interest of a Participant in the Trust Fund. A Participant's interest in the Trust Fund shall consist of his Salary Reduction Contribution Account, Employer Matching Contribution Account, Employer Nonelective Contribution Account, Qualified Employer Matching Contribution Account and Qualified Employer Nonelective Contribution Account. A Participant's Accrued Benefit at any time shall be determined as of the last valuation of the Trust Fund coinciding with or occurring before the date when the Accrued Benefits valued.

         2.02. "Act" means the Employee Retirement Income Security Act of 1974 (ERISA) and shall include any amendments thereto.

         2.03. "Active Participant" means, as of an Anniversary Date, a Participant who has completed a Year of Service within the Plan Year preceding such date and is employed on the last day of such Plan Year, except as otherwise provided in Section 6.01.

         2.04. "Adoption Agreement" means Exhibit A, which constitutes an integral part of the Plan and in which the Employer elects certain options available in the Plan and names the parties to the Plan and Trust Agreement.

         2.05. "Age" means the chronological age attained by the Participant at his most recent birthday or as of such other date of reference as is set forth in the Plan.

         2.06. "Age Discrimination in Employment Act" means the Act of December 6, 1967, P.L. 90-202, 81 Stat. 602, 29 U.S.C., 1964 Ed., Supplement IV, Chapter
14, Sections 621-634, effective June 12, 1968, as amended by P.L. 93-259, effective May 1, 1974, as amended by the Age Discrimination in Employment Act Amendments of 1978, and as further amended from time to time (herein referred to as the "Age Discrimination Act").

         2.07. "Anniversary Date" means the last day in each Plan Year.

         2.08. "Beneficiary" means and refers to such person or persons or legal entity as may be designated by a Participant or as provided in Article IX. Wherever the rights of Participants are stated or limited herein, such provisions shall also apply to their beneficiaries.

         2.09. "Board of Directors" means the duly elected board of directors of the Employer if the Employer is a corporation, or the sole proprietor of the Employer if the Employer is a sole proprietorship.

         2.10. "Break in Service" or "One-Year Break in service" means the failure by a Participant or Employee to complete more than five hundred (500) Hours of Service during any applicable computation period. Any Break in Service shall be effective on the last day of the applicable computation period in which it occurs. A Break in Service shall not be deemed to have occurred because of a Participant's failure to complete more than 500 Hours of Service during the applicable computation period occurring in part during his first twelve-month period of service. A Break in Service shall not be deemed to have occurred during any period of Excused Absence if the Employee returns to the service of the Employer within the time permitted pursuant to the provisions of this Plan setting forth circumstances of an Excused Absence. A Break in Service shall not be deemed to have occurred merely because an Employee fails to complete mere than five hundred (500) Hours of Service during an applicable computation period solely because of his or her retirement or death during such applicable computation period.

         For Plan Years commencing on or after January 1, 1985, solely for purposes of determining whether a Break in Service has occurred in a compensation period for purposes of participation and vesting, an individual who is absent from work for maternity or paternity reasons (pregnancy, childbirth, adoption or child-caring immediately after birth or adoption) shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence. The Hours of Service credited under this paragraph shall be credited (i) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (ii) in all other cases, in the succeeding computation period.

         The above shall apply unless the Elapsed Time Method of crediting service is elected in the Adoption Agreement, in which case Periods of Service and Periods of Severance, as defined below in this Article II, shall apply.

         2.11. "Compensation" means those items of remuneration selected in the Adoption Agreement. Compensation with respect to an Employee who is a Self-Employed Individual means Earned Income. "Earned Income" means net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor, as defined in Code Section 401 (c)(2). Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items and reduced by the Employer's contribution to a qualified plan to the extent deductible under Code Section 404. Net earnings shall be determined with regard to the deduction allowed to the Employer by
Section 164(f) of the Code for taxable years beginning after December 31, 1989.

         2.12. "Contract" means any annuity, retirement income or endowment contract, or insurance policy or contract providing benefits under this Plan.

         2.13.  "Controlled Group" means a group as provided for in Code Section
Section 414(b) and 414(c), as modified by Code Section 415 where applicable.

         2.14. "Credited Service" means the period of a Participant's Years of Service considered in determining the Participant's nonforfeitable percentage in the benefits accrued under this Plan. This will include all Years of Service as set forth in the Adoption Agreement and Article VIII of the Plan.

         2.15. "Deferred Retirement Data" means the date of a Participant's retirement after his or her Normal Retirement Date.

         2.16. "Defined Benefit Plan" means all types of retirement plans other than Defined Contribution Plans.

         2.17. "Defined Contribution Plan" means a Plan which provides for an individual account for each Participant end for benefits based solely on the amount contributed to the Participant's account, and any income, expenses, gains end losses, and any forfeitures of accounts of other Participants, which may be allocated to such Participant's account.

         2.18. "Disability" means a physical or mental condition arising after an Employee has become a Participant which totally and permanently prevents the Participant from engaging in any occupation or employment for remuneration or profit, except for the purpose of rehabilitation not incompatible with a finding of total and permanent disability. The determination as to whether a Participant is totally and permanently disabled shall be made by the Plan Administrator after consideration of the following: (i) medical evidence by a licensed physician designated by the Plan Administrator, (ii) information as to whether the Participant is eligible for disability benefits under any long-term disability plan sponsored by the Employer but administered by an independent third party, and (iii) information as to whether the Participant is eligible for total and permanent disability benefits under the Social Security Act in effect at the date oft disability. Total and permanent Disability shall exclude disabilities arising from:

          (a)    Chronic or excessive use of intoxicants, drugs or narcotics; or

          (b)    Intentionally    self-inflicted    injury   or    intentionally
self-induced sickness; or

          (c)    An unlawful act or enterprise  on the part of the  Participant;
or

          (d) Military service where the Participant is eligible to receive a government-sponsored military disability pension.

                 The above rules with respect to a "Disability" shall be uniformly and consistently applied to all employees in similar circumstances.

         2.19. "Effective Date" means the effective date of this Plan and shall be the date designated as such in the Adoption Agreement.

         2.20. "Employee" means any employee of the Employer maintaining the Plan or any employee of any other employer required to be aggregated with such Employer under Section 414(b), (c), (m) or (o) of the Code. The term "Employee" shall also include any Leased Employee deemed to be an Employee of the Employer described in the preceding sentence as provided in Section 1414(n) or (o) of the Code. For purposes hereof, "Employee" shall include the following:

                  (a) An "Owner-Employee" who is a sole proprietor or an individual who owns mere than 10% of either the capital interest or the profits interest of the Employer and who receives income for personal service from the Employer;

                  (b) A "Self-Employed Individual" who is an individual described in Code Section 401 (c)(1) who has Earned Income for the taxable year from the trade or business for which the Plan is established or who would have compensation but for the fact that the Employer had no profits for the taxable year; and

                  (c) A "Leased Employee" who is any person (other than an Employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient or for the recipient and related persons (determined in accordance with Code 1414(n)(6)) on a substantially full-time basis for a period of at least one (1) year and such services are of a type historically performed by employees in the business field of the recipient employer. After December 31, 1986, in determining services performed, all service performed for the recipient, whether as a common law employee or as a Leased Employee, including creditable service prior to the existence of an employee leasing agreement, shall be taken into account. Contributions or benefits provided a Leased
Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

                  With respect to services performed after December 31, 1986, a Leased Employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing (A) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code t415(c)(3), but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Section 125, 402(a)(8), 402(h) or 403(b), (B) immediate participation and (C) full and immediate vesting, and (ii) Leased
Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

         2.21. "Employer" means any organization which has adopted or which adopts this Plan and Trust.

2.22.  "Employer   Nonelective   Contribution   Account"  means  so  much  of  a
Participant's Accrued Benefit as is attributable to Employer nonelective contributions, reallocated forfeitures and the earnings and realized and unrealized gains and losses of the Trust Fund generated by such Employer nonelective contributions and reallocated forfeitures.

         2.23.  "Employer  Matching  Contribution  Account"  means  so much of a
Participant's Accrued Benefit as is attributable to Employer Matching Contributions, reallocated forfeitures of Employer Matching Contributions and the earnings and realized and unrealized gains and losses of the Trust Fund generated by such Employer Matching Contributions and reallocated forfeitures of Employer Matching Contributions.

         2.24. "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service for the Employer.

         2.25. "Entry Date" means the date(s) specified in the Adoption Agreement on which eligible Employees commence participation in the Plan.

         2.26. "ERISA" means the Employee Retirement income Security Act of 1974, and shall include any amendments thereto.

         2.27. "Excused Absence" or "Leave of Absence" means any of the following:

                  (a) Absence on leave granted by the Employer for any cause for the period stated in such leave, or, if no period is stated, then for six (6) months and any extensions that the Employer may grant in writing. For purposes of this subsection, the Employer shall give equal treatment to all Employees in similar circumstances.

                  (b) Absence in any circumstance so long as the Employee continues to receive his regular compensation from the Employer.

                  (c) Absence in the armed forces of the United States or government service in time of war or national emergency.

                  (d) Absence by reason of illness or disability until such time as the employment relationship between Employee and Employer is severed.

                  An absence shall cease to be an "Excused Absence" or a "Leave of Absence" and shall be deemed to be a Break in Service as of the later of (1) or (2):

                          (1) If the Employee  fails to return to the service of
the Employer

                                   (A) within five (5) days of expiration of any
Leave of Absence referred to in subsection (a) of this section,

                                   (B) at such time as the  payment  of  regular
compensation is discontinued as referred to in subsection (b) of this section,

                                   (C)   within   six  (6)   months   after  the
Employee's discharge or release from active duty, or, if the Employee does not return to service with the Employer within the said six-month period by reason of a disability incurred while in the armed forces, if he returns to service with the Employer upon the termination of such disability as evidenced by release from confinement in a military or veterans hospital, or

                                   (D) upon recovery from illness or disability;
or

                          (2) The first day of the first  Plan Year in which the
Employee fails to complete more than five hundred (500) Hours of Service.

                  The Employer shall be the sole judge of whether or not recovery from illness or disability has occurred for this purpose.

         2.28. "Fund" or "Trust Fund" means all of the assets of the Plan held by the Trustee (or any nominee thereof) at any time under the Trust Agreement,

         2.29. "Highly Compensated Employee" includes both Highly Compensated Active Employees end Highly Compensated Former Employees. A Highly Compensated Active Employee means any Employee who performs services for the Employer during the determination year end who, during the look-back year: (i) received compensation from the Employer in excess of 075,000 (as adjusted pursuant to Code Section 415(d)); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Code Section 415(d) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received compensation during such year that is greater than 50% of the dollar limitation in effect under Code Section 415(b)(1 )(A). The term "Highly Compensated Employee" also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" end who are among one of the 100 Employees who received the highest compensation from the Employer during the determination year; and (ii) Employees who are 5% owners at any time during the look-beck year or determination year.

         If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

         For this purposes,  the determination  year shall be the Plan Year. The
look-back  year  shall  be  the  12-month  period   immediately   preceding  the
determination year.

         A Highly Compensated Former Employee means any Employee who has separated from service (or was deemed to have separated) prior to the determination year, performs no services for the Employer during the determination year and was a Highly Compensated Active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

         If an Employee is, during a determination year or look-back year, a family member of either a 5% owner who is an Active or Former Employee or a Highly Compensated Employee who is one of the 10 highest compensated Employees during such year, then the family member and the 5% owner or top 10 highly compensated Employee shall be aggregated in accordance with Code Section 414(q). In such case, the family member and 5% owner or top 10 highly compensated Employee shall be treated as a single Highly Compensated Employee receiving such compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5% owner or top 10 highly compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or Former Employee and the spouses of such lineal ascendants and descendants.

         The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top

100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

         2.30. "Hour of Service" means:

(a) Each hour for which an Employee is paid or entitled to payment for the performance of duties during the applicable Plan Year. The Employer may round up hours at the end of a computation period or more frequently.

                  (b) Each hour for which an Employee is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:

                          (1) No  more  then  501  Hours  of  Service  shall  be
credited under this subsection (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

                          (2) An hour  for  which an  Employee  is  directly  or
indirectly paid, or entitled to payment on account of a period during which no duties-are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation or unemployment compensation or disability insurance laws; and

                          (3)  Hours of  Service  shall  not be  credited  for a
payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

                  For purposes of subsection (b) above, e payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly or indirectly through, among others, a trust fund or insurer to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

                  (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under subsection (a) and subsection (b), as the case may be, and under this subsection (c). Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (b) above shall be subject to the limitations set forth in that subsection.

                  In the case of a payment which is made or due on account of a period during which an Employee performs no duties, and which results in the crediting of Hours of Service under subsection (c) above, or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period described in

                                      11-7
subsection (b) above, the number of Hours of Service to be credited shall be determined in accordance with Department of Labor Regulations Section 2530.200b-2(b). Hours shall be credited to the applicable computation period in accordance with Department of Labor Regulations Section 2530.200b-2(c). This section shall be interpreted in a manner consistent with the aforementioned regulations.

To the extent possible, Hours of Service shall be determined from the Employer's records of hours worked and hours for which payment is made or due. In the event that the hours worked by an Employee ere not accurately determinable from such records, he shall instead be credited with ten (10) hours daily, forty-five (45) hours weekly, ninety-five (95) hours semi-monthly or one hundred ninety (190) hours monthly if he is paid on a daily, weekly, semi-monthly or monthly basis, respectively, so long as such Employee shall have completed an Hour of Service during such period.

                  For purposes of this Plan, Hours of Service will be credited for employment with other members of an Affiliated Service Group (under Code
Section 414(m)), s controlled group of corporations (under Code Section 414(b)) or a group of trades or businesses under common control (under Code Section 414(c)) of which the adopting Employer is a member and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder.

         2.31. "Insurer" means any legal reserve life insurance company as may issue any contract under the provisions of this Plan.

         2.32. "Investment Manager" means any fiduciary, other than the Trustee or the Plan Administrator, who:

                  (a) is delegated the power to manage, acquire or dispose of any assets of the Plan or the Trust;

                  (b) is (i) registered as an investment advisor under the Investment Advisors Act of 1940, iii) a bank as defined in that Act, or/iii) an insurance company qualified to perform services described above under the laws of more than one state; and the Plan.

                  (c) has acknowledged in writing that he is a Fiduciary with respect to

         2.33. "Limitation Year" means the Plan Year.

         2.34. "Named Fiduciary" means the Trustee, the Plan Administrator, the Investment Manager and the Named Appeals Fiduciary. Each Named Fiduciary shall have only those particular powers, duties, responsibilities and obligations as ere specifically given him under this Plan and/or the Trust Agreement.

         2.35. "Net Income" means the current and accumulated earnings of the Employer, as determined by the Employer's regularly engaged accountant upon the basis of the Employer's books of account, in accordance with generally accepted accounting principles, if applicable, but without any deduction being taken for any of the following: (i)

                                      11-8
depreciation, (ii) extraordinary losses resulting from the sale of assets not in the ordinary course of business, (iii) casualty losses in excess of recovery,
(iv) contributions to this or any other qualified retirement plan, or (v) Federal, state, county or city income taxes.

         2.36. "Nonhighly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

         2.37. "Normal Retirement Age" or "Normal Retirement Date" shall be as defined in the Adoption Agreement. At Normal Retirement Age, benefits under this Plan shall be fully vested and nonforfeitable.

         2.38. "Participant" means any person who has been or who is an Employee who has been admitted to participation in this Plan. The term "Participant" shall include Active Participants (those Participants who are eligible to share in Employer contributions to the Plan), Inactive Participants (those Participants who have terminated employment but on whose behalf an account is being maintained, Ineligible Participants or Participants who have terminated employment to work for another member of a Controlled Group), Retired Participants (those former Participants presently receiving benefits under this Plan) and Vested Participants (if this Plan is terminated, former Active Participants who remain employees of the Employer, any of whom are entitled at some future date to a distribution of benefits from this Plan).

         2.39. "Period of Service" means a period of service commencing on the Employee's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on his Severance from Service Date.

         2.40. "Period of Severance" means the period of time commencing on the Severance from Service Date end ending on the date on which the Employee again performs an Hour or Service. For purposes hereof, a one-year Period of Severance means a 12-consecutive month period beginning on the Severance from Service Date during which the Employee does not perform an Hour of Service for the Employer.

         2.41.  "Person"  means  an  individual,   partnership,  joint  venture,
corporation, mutual company, joint-stock company, trust, estate, unincorporated organization, association or employee organization.

         2.42. "Plan" means the Plan of the Employer as set forth herein, together with all exhibits and amendments thereto.

         2.43. "Plan Administrator" means the entity, person or committee named as such pursuant to the Adoption Agreement and the provisions of Article XVI hereof.

         2.44. "Plan Year" means the 12-month period specified in the Adoption Agreement.

         2.45. "Predecessor Entity" means a former employer who maintained the Plan of the current Employer.

                                      11-9

         2.46. "Predecessor Plan" means any Pension or Profit Sharing Plan maintained by the Predecessor Entity or the Employer.

         2.47. "Qualified Employer Matching Contributions" means fully vested and nonforfeitable Employer Matching Contributions that satisfy the additional requirements of Regulation Section 1.401 (k)-I (g)(7)(iii) and which may be treated as Elective Contributions for purposes of the nondiscrimination tests under Section 401(k) and 401(m) of the Code.

         2.48. "Qualified Employer Nonelective Contributions" means fully vested and nonforfeitable Employer Contributions, other then Elective Contributions end Employer Matching Contributions, that satisfy the additional requirements of Regulation Section 401(k)-1(g)(7)(iii) and which may be treated as Elective Contributions for purposes of the nondiscrimination tests under Section 401(k) and 401(m) of the Code.

         2.49. "Reemployment Commencement Date" means the first date, following a Period of Severance which is not required to be taken into account under the service spanning rules of the Elapsed Time Method of crediting service, on which the Employee completes an Hour of Service following the last vesting computation period in which a Break in Service occurred.

         2.50. "Salary Reduction Contribution Account" means the account maintained for a Participant to record contributions made on the Participant's behalf by the Employer pursuant to a Salary Reduction Agreement described in
Article IV and adjustments relating thereto.

         2.51. "Severance from Service Date" means the earlier of (i) the date on which an Employee quits, retires, is discharged or dies or (ii) the first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) With the Employer or Employers maintaining the Plan for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff.

         2.52. "Taxable Year" means and refers to the twelve-month period adopted by the Employer as its fiscal year for Federal income tax purposes. If at any time the term "Employer" shall include more than one (1) entity and such separate entities shall not have the same fiscal year for tax purposes, then the Taxable Year for purposes of the Plan shall be the Taxable Year of the original Employer.

         2.53. "Trust" means the Trust which the Employer has established as of the same date as its adoption of this Plan, together with all amendments thereto, to hold the assets of this Plan. The Trust, and any future amendments thereto, shall form a pert of this Plan, and any amendments hereto, and is hereby incorporated by reference and shall have the same force and effect as if all the terms and provisions thereof were set forth in full herein.

         2.54. "Trust Fund" means the assets of the Trust.

         2.55. "Trustee" means the person(s), corporation or banking association appointed by the Employer to serve as Trustee and who has accepted such Trust by

                                      11-10
execution of the Trust Agreement, acting in its capacity as a party to the Trust, and any successor or successors in the Trust.

         2.56. "Valuation Data" means the Anniversary Date or any interim date as of which the Trust Fund is valued by the Trustee.

         2.57. "Vested Interest" means the nonforfeitable right of a Participant to benefits under the Plan.

         2.58. "Vesting Computation Period" means the twelve (12) consecutive month period coinciding with the Plan Year. An Employee who has one thousand (1,000) or more Hours of Service during a Plan Year shall be credited with a Year of Service for Vesting purposes for that Plan Year.

         2.59. "Year of Participation" means each Plan Year during which this Plan is in existence in which a Participant completes one thousand (1,000) Hours of Service.

         2.60. "Year of Service" means the twelve (12) consecutive month period during which the Employee completes one thousand (1,000) or more Hours of Service.

                  (a) For purposes of determining Years of Service and One-Year Breaks in Service for purposes of eligibility, the initial twelve (12) month period shall commence on the Employee's Employment Commencement Date. The second twelve (12) month period shall be the Plan Year which commences prior to the end of the initial twelve-month period and which includes the anniversary of the Employee's Employment Commencement Date.

                  In the case of an Employer who has elected to provide 100% vesting after not more than three (3) Years of Service (not more than two (2) Years of Service for Plan Years beginning after December 31, 1988), the second and subsequent twelve-month period shall commence on the anniversary of the Employee's Employment Commencement Date. However, if the Employee fails to complete three (3) Years of Service (two (2) Years of Service for Plan Years beginning after December 31, 1988) during the initial eligibility computation periods, then the eligibility computation period shall be the Plan Year, retroactive to the Plan Year that includes the Employee's first anniversary of employment.

                  (b) For purposes of determining Years of Service and One-Year Breaks in Service for purposes of computing a Participant's Accrued Benefit or his nonforfeitable right to his Accrued Benefit, the twelve-month period shall be the Plan Year.

                  (c) All Years of Service with other members of a Controlled Group of corporations, with other trades or businesses under common control, with other members of an Affiliated Service Group or any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder shall be credited for purposes of determining an Employee's eligibility or his nonforfeitable right to his Accrued Benefit.

                                   ARTICLE III

                          PARTICIPATION AND ENTRY DATE

         3.01. Initial Eligibility.

                  (a)  Age  and  Service  Requirements.   The  age  and  service
requirements for participation in this Plan are as designated in the Adoption Agreement,

                  (b) Time of Participation. Any eligible Employee who has satisfied the age and service requirements shall become a Participant on the Effective Date or Entry Date coincident with or immediately following the date he satisfies the minimum age and service requirements of this Plan.

                  (c) Ineligible Employees. All Employees shall be eligible to participate in this Plan except any Employee who is included in a unit of
Employees covered by a collective bargaining agreement between Employee representatives and the Employer in which retirement benefits were the subject of good faith bargaining between such Employee representatives and the Employer.

         3.02. Latest Date for Participation. Notwithstanding anything in this Plan, including the Adoption Agreement, to the contrary, any Employee who has satisfied the minimum age and service requirements of the Plan and who is otherwise entitled to participate in the Plan shall commence participation in the Plan no later than the earlier of:

                  (a) The first day of the first Plan Year beginning after the date on which such Employee first satisfied such requirements; or

                  (b) The date six (6) months after the date on which the Employee first satisfied such requirements, unless such Employee was separated from service and did not return before the date referred to in subsection (a) or
(b) hereof, whichever is applicable. If such separated Employee returns to service after either of such dates without incurring a one-year Break in Service, the Employee shall commence participation immediately upon his return. If this Plan uses the Elapsed Time Method described in the Department of Labor Regulations, an Employee who has a period of absence commencing before the date referred to in subsection (a) or (b) hereof, whichever is applicable, shall commence participation as of such applicable date no later than the date such absence ended. However, if an Employee's prior service is disregarded on account of the Plan's Break in Service rules, then, for purposes of this subsection, such service is also disregarded for purposes of determining the date on which such Employee first satisfied the minimum age and service requirements.

         3.03. Procedure for and Effect of Admission. Each Employee who becomes eligible for admission to participation in this Plan shall complete such forms and provide such data as are reasonably required by the Plan Administrator. By becoming a Participant, each Employee shall for all purposes be deemed conclusively to have assented to the provisions of the Plan, the corresponding Trust Agreement and to all amendments to such instruments.

                                      III-1

         3.04. Reemployment Before Break in Service. If an Employee who has separated from service end who has satisfied the minimum age end service requirements for participation in this Plan, as set forth in the Adoption Agreement, end who is otherwise entitled to participate in this Plan, returns to service after the Entry Date without incurring a Break in Service, such Employee shall commence participation immediately upon his return to service.

         3.05. Break in Service.

                  (a) Except as provided in Section 3.05(b), 3.05(c), 3.05(d) and 3.05(e), all of an Employee's Years of Service with the Employer or with another employer maintaining this Plan shall be taken into account in computing his credited service for eligibility purposes.

                  (b) In the case of an Employee who incurs a one-year Break in Service under the Plan if it provides that, after not more than three (3) Years of Service (two (2) Years of Service for Plan Years beginning after December 31,
1988), each Participant's right to his Accrued Benefit under the Plan is completely nonforfeitable at the time such benefit accrues, the Employee's service before the Break in Service shall not be taken into account after the Break in Service in determining the Employee's Years of Service if such Employee has not satisfied such service requirement.

                  (c) If the Adoption Agreement references this subsection (c), a Former Participant who did not have a nonforfeitable right to any portion of his Employer-derived Accrued Benefit at the time of his termination of participation shall be considered a new Employee for eligibility purposes if the number of consecutive Breaks in Service equals or exceeds the aggregate number of Years of Service before such break. If such former Participant's Years of Service before his termination exceed the number of consecutive Breaks in Service after such termination, such Participant shall participate immediately upon his return to employment. If this Plan uses the Elapsed Time Method described in the Department of Labor regulations, such Years of Service prior to such Break in Service shall be disregarded if the Period of Severance is at least one (1) year and the Period of Severance equals or exceeds the prior Period of Service, whether or not consecutive, completed before such Period of Severance. In computing such aggregate number of Years of Service prior to such Break in Service, any Years of Service which could have been disregarded under this section by reason of any prior Break in Service shall be disregarded.

                  If this Plan elects the Elapsed Time Method of crediting service in the Adoption Agreement, the following Periods of Severance shall be taken into account in determining a one-year Period of Service for purposes of initial eligibility to participate and a Period of Service for purposes of retention of eligibility to participate in addition to taking into account an Employee's Period of Service:

                           (1) If an Employee severs from service by reason of a
quit, discharge or retirement and then performs an Hour of Service within 12 months of the Severance from Service Date, the Period of Severance shall be taken into account; and

                           (2)  Notwithstanding  subsection  (1)  above,  if  an
Employee severs from service by reason of a quit, discharge or retirement during an absence from

                                      III-2
service of 12 months or less for any reason other than a quit, discharge, retirement or death and then performs an Hour of Service within 12 months of the date on which the Employee was first absent from service, the Period of Severance shall be taken into account.

                  (d) If the Adoption Agreement specifies this subsection (d), a Former Participant who did not have a nonforfeitable right to any portion of his Employer-derived Accrued Benefit at the time of his termination of participation, whose prior service cannot be disregarded and who is reemployed after a Break in Service (or Period of Severance) shall participate in this Plan immediately upon his Reemployment Commencement Date. For purposes hereof, Years of Service with the Employer before any period of consecutive one-year Breaks in Service shall be disregarded and shall not be taken into account If the number of consecutive one-year Breaks in Service equals or exceeds the greater of:

                           (1) five (5), or

                           (2) the aggregate  number of Years of Service  before
such period.

                  (e) If the Adoption Agreement designates this subsection (e), a Former Participant's eligibility to participate shall be retroactive to his Reemployment Commencement Date after a Break in Service after he has completed a Year of Service following such break, and his service prior to the Break in Service shall be disregarded until he completes a Years of Service following such Break in Service.

                  (f) If the Adoption Agreement specifies this subsection (f), any Former Participant, whether vested or nonvested at the time of termination of participation, shall participate immediately upon his Reemployment Commencement Date.

         3.06. Employees Who Lose or Gain Eligible Status.

                  (a) In the event a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, but he has not incurred a one-year Break in Service, such Employee shall participate immediately upon his return to an eligible class of Employees. Such effected Participant shall continue to be credited with vesting Years of Service even though the Participant may not be entitled to further accrual credit under this Plan. If such affected Participant does not incur a Break in Service, he shall reenter pursuant to subsection (b) below. If such Participant incurs a one-year Break in Service, his eligibility to participate shall be determined pursuant to Section 3.05.

                  (b) In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum age and service requirements designated in the Adoption Agreement and would otherwise have become a Participant had he been in the eligible class.

         3.07. Predecessor Employer. If the Employer maintains the Plan of a Predecessor Employer, service as a common law employee for such Predecessor Employer shall be treated as service for the Employer. If the Predecessor Employer was not a corporation,

                                      III-3

Years of Service shall not include service with the Predecessor Employer as a partner or sole proprietor unless the Employer shall designate otherwise in the Adoption Agreement. If the Predecessor Employer did not maintain a plan or maintained a plan that has been terminated. Years of Service under this Plan shall not include service with the Predecessor Employer unless the Employer shall designate otherwise in the Adoption Agreement.

         3.08. Owner-Employees. Notwithstanding anything herein to the contrary, no Owner-Employee may become a Participant initially, or remain a Participant, if such Owner-Employee, either alone or in conjunction with one or more other Owner-Employees:

                  (a) Controls an unincorporated trade or business other than the business of the Employer unless the employees of such other trade or business are included under a plan which meets the requirements of the Code and which provides contributions and benefits which are not less favorable than the contributions and benefits provided for Owner-Employees under this Plan; or

                  (b) Controls both the business of the Employer and one or more other unincorporated trades or businesses, unless plans are established with respect to such other trades or businesses and such plans and this Plan, when coalesced, would form a single plan which meets the requirements of the Code; or

                  (c) If such Owner-Employee is covered under a plan of a trade or business, or under the plans of two or more trades or businesses which he does not control, and such individual controls a trade or business, unless the contributions and benefits of the employees under the plan of the trade or business which he does control are as favorable as those provided for him under the most favorable plan of the trade or business which he does not control.











                                      III-4

                                   ARTICLE IV

                             EMPLOYER CONTRIBUTIONS

         4.01. Employer Contributions Under a Cash or Deferred Arrangement Pursuant to Code Section 401(k). For each Plan Year, the Employer shall contribute an amount equal to the total amount of contributions agreed to be made by it pursuant to Salary Reduction Agreements (as described in t4.02) entered into between the Employer end Participants for such Plan Year. Contributions made by the Employer for a given Plan Year pursuant to Salary Reduction Agreements shall be deposited in the Trust Fund as soon as administratively feasible, but in no event later than the date the Employer files its Federal income tax return for such Plan Year. No Participant shall be permitted to have Elective Deferrals (as defined below) made under this Plan, together with any other qualified plan maintained by the Employer or any related Employer, during any taxable year in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

         4.02. Salary Reduction Contributions. A Participant may elect to enter into a written Salary Reduction Agreement with the Employer which will be applicable to all payroll periods within a Plan Year. The terms of any such Salary Reduction Agreement shall provide that the Participant agrees to accept s reduction in salary from the Employer equal to any whole percentage of the Participant's Compensation per payroll period, not to exceed the percentage, of such Compensation specified in the Adoption Agreement. In consideration of such agreement, the Employer will make Salary Reduction Contributions to the Participant's Salary Reduction Contribution Account on behalf of the Participant in amounts which total the amount by which the Participant's Compensation from the Employer was reduced during the Plan Year pursuant to the Salary Reduction Agreement.

         Amounts credited to a Participant's Salary Reduction Contribution Account shall be 100% vested and nonforfeitable at all times.

         Further,   Salary  Reduction   Agreements  shall  be  governed  by  the
following:

                  (a) A Salary Reduction Agreement shall apply to each payroll period during which an effective Salary Reduction Agreement is on file with the Employer.

                  (b) Salary Reduction Contributions may be commenced or ceased at any time during the Plan Year subject to a reasonable notification time prior to the end of a payroll period for administrative purposes as established by the Plan Administrator.

                  (c) A Salary Reduction Agreement may be amended by a Participant at any time within a reasonable notification period to increase or decrease the amount of such Participant's Compensation which is subject to salary reduction.

                  (d) The Employer may amend or revoke a Salary Reduction Agreement with a Participant at any time if the Employer determines that such revocation or amendment is necessary to ensure that a Participant's Annual Additions for a Plan Year will not exceed the limitations under Code Section 415 as set forth in Article V or to ensure that the discrimination tests under Code Section 401(k) set forth in this
Article IV are satisfied for such Plan Year.

                  No amounts may be withdrawn by a Participant from a Salary Reduction Contribution Account earlier than upon separation from service, death, disability or termination of the Plan.

                  The Plan Administrator, in its sole discretion, may limit the maximum amount of Salary Reduction Contributions for all Participants or any classification of Participants to the extent it determines that such limitation is necessary to keep the Plan in compliance with applicable rules for tax qualification under Code ii Section 401 (a) and 401 (k).

         4.03. Employer Matching Contributions. For each Plan Year the Employer will make Matching Contributions (as defined in Section 401(m) of the Code) as specified in the Adoption Agreement.

         Employer Matching Contributions shall be subject to a vesting schedule as specified in the Adoption Agreement, and, in any event, shall be fully vested at Normal Retirement Age under the Plan, upon termination of the Plan or upon complete discontinuance of Employer contributions. Forfeitures of Employer Matching Contributions shall be applied as specified in the Adoption Agreement.

         "Qualified   Employer   Matching   Contributions"   shall   mean   such
contributions as defined in Section 2.47 which are subject to the distribution and nonforfeitability requirements set forth in Code Section 401 (k) when made.

         4.04. Employer Nonelective Contributions. The Employer shall make such nonelective contributions to the Trust for a Plan Year, in such amounts as permitted under the Code, as the Employer, in its discretion, shall determine. Although the Plan is designed to qualify as a profit sharing plan for purposes of Code Section 401(a), 402, 412 and 417, for Plan Years commencing after December 31, 1985, Nonelective Contributions may be made without regard to current or accumulated earnings and profits for the taxable year. This provision shall not be construed as requiring the Employer to make Nonelective Contributions in respect of any specific Plan Year.

         Employer Nonelective Contributions shall be subject to a vesting schedule as specified in the Adoption Agreement, and, in any event, shall be fully vested at Normal Retirement Age under the Plan, upon termination of the Plan or upon complete discontinuance of Employer contributions.

         "Qualified Employer Nonelective Contributions" shall mean such contributions as defined in Section 2.48 made by the Employer and allocated to Participants" accounts which Participants may not elect to receive in cash until distributed from the Plan, which are nonforfeitable when made end which are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Employer Matching Contributions.

         4.05. Elective Deferrals and Distribution of Excess Elective Deferrals. "Elective Deferrals" shall mean any Employer Contributions made to the Plan at the election of the Participant, in lieu of cash Compensation, and shall include contributions made pursuant to a Salary Reduction Agreement. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer Contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in 1401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code or other arrangements described under Section 1457, 501 (c)(18) and 403(b) of the Code. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

         "Excess Elective Deferrals" shall mean those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions under Article V of the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

         Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of: (i) income or loss allocable to the Participant's Elective Deferrals under the Plan for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year end the denominator of which is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (ii) ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

4.06. Actual Deferral Percentage as a Test. Elective Deferrals must meet the nondiscrimination requirements of Section 401 (a)(4) and 401 (k)(3) of the Code. The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Nonhighly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                  (a) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by 1.25; or

                  (b) The ADP for Participants who ere Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Nonhighly Compensated Employees by more than two (2) percentage points.

                  (c) Special Rules:

                           (1)  The  ADP for  any  Participant  who is a  Highly
Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Employer Nonelective Contributions or Qualified Employer Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Code Section 401(k) that ere maintained by the Employer shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Employer Nonelective Contributions or Qualified Employer Matching Contributions, or both) were made under a special arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                           (2) In the event this Plan satisfies the requirements
of Section 401(k), 401 (a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to-satisfy Section 401(k) of the Code only if they have the same Plan Year end only as provided in Regulations Section 1.401(k)-1.

                           (3)  For  purposes  of  determining   the  ADP  of  a
Participant  who is a 5%  owner  or  one of the  ten  most  highly  paid  Highly
Compensated Employees, the Elective Deferrals (and Qualified Employer Nonelective and Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Employer Nonelective and Matching Contributions, or both) and Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the ADP both for Participants who are Nonhighly Compensated Employees end for Participants who are Highly Compensated Employees.

                           (4)  For  purposes  of  determining   the  ADP  test,
Elective Deferrals, Qualified Nonelective Employer Contributions and Qualified Employer Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which the contributions relate.

                           (5) The Employer shall maintain records sufficient to
demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Employer Matching Contributions, or both, used in such test.

                           (6)  The  determination  and  treatment  of  the  ADP
amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                           (7) For purposes hereof, "Actual Deferral Percentage"
(ADP) shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the amount of Employer Contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (ii) the Participant's Compensation for the portion of such Plan Year during which the Participant was eligible to participate in the Plan. Employer Contributions on behalf of any Participant shall include: (i) any Elective Deferrals made, including excess Elective Deferrals, but excluding Elective Deferrals taken into account in the ACP test, and (ii) Qualified Employer Nonelective and Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals ere made.

         4.07. Qualified Employer Matching Contributions end Actual Contribution

                  (a) "Qualified Employer Matching Contributions" shall mean Employer Matching Contributions which are subject to the distribution and nonforfeitability requirements under Code Section 401(k) when made.

                  (b) The Actual Contribution Percentage (hereinafter "ACP") for Participants who ere Highly Compensated Employees for each Plan Year and the ACP for Participants who are Nonhighly Compensated Employees for the same Plan Year must satisfy one of the following ACP tests:

                           (1)  The  ACP  for   Participants   who  are   Highly
Compensated   Employees  for  the  Plan  Year  shall  not  exceed  the  ACP  for
Participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by 1.25; or

                           (2)  The  ACP  for   Participants   who  are   Highly
Compensated   Employees  for  the  Plan  Year  shall  not  exceed  the  ACP  for
Participants who ere Nonhighly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Nonhighly Compensated Employees by more than two (2) percentage points.

                  (c) If one or more Highly Compensated Employees participates in both an arrangement permitting Elective Deferrals subject to the ADP test and a plan providing for Employer Matching Contributions subject to the ACP test and the sum of ADP and ACP for Highly Compensated Employees exceeds the Aggregate Limit, then the ACP of such Highly Compensated Employees may be reduced (beginning with the Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded.

                  (d) Multiple use does not occur if neither the ADP nor the ACP of the Highly Compensated Employees exceeds 1.25 times the ADP or ACP of the Nonhighly Compensated Employees.

                  (e) For purposes of  determining  the ACP,  Employer  Matching
Contributions and Qualified Employer Nonelective Contributions are considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

                  (f) Definitions:

                           (1) "Aggregate Unit" meant the sum of (i) 125% of the
greater of the ADP of Nonhighly Compensated Employees for the Plan Year or the ACP of Nonhighly Compensated Employees for the Plan Year and (ii) the lesser of 200% of or two plus the lesser of such ADP or ACP.

                           (2)  "Actual   Contribution   Percentage"  means  the
average of the actual Contribution percentages of eligible Participants in a group.

                           (3)   "Contribution   Percentage"   means  the  ratio
(expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year.

(4) "Contribution Percentage Amount" means the sum of Employer Matching Contributions and Qualified Employer Matching Contributions (to the extent not taken into account for purposes of the ADP test) made on behalf of a Participant for the Plan Year. The Employer may include Qualified Employer Nonelective Contributions in the Contribution Percentage Amounts, end the Employer may also elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test i8 met before the Elective Deferrals ere used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that ere used to meet the ACP test.

                           (5)  "Employer   Matching   Contribution"   means  an
Employer Contribution made to this or any other defined contribution plan on behalf of a Part0cipant on account of the Participant's Elective Deferral.

         4.08. Distribution of Excess Contributions. Notwithstanding any other provisions of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions which are attributable to each of such Employees.

         Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (i) income or loss allocable to the Participant's Elective Deferral account (and, if applicable, the Qualified Employer Nonelective Contribution Account or the Qualified Employer Matching Contribution Account, or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator of which is the Participant's account balance attributable to Elective Deferrals (and Qualified Employer Nonelective or Matching Contributions, or both, if included in the ADP test) without regard to any income or loss occurring during such Plan Year, and (ii) 10% of the amount determined under (I) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

         4.09. Forfeitures and Vesting of Matching Contributions. Employer Matching Contributions shall vest as provided in the Adoption Agreement. In any event, Employer Matching Contributions shall be fully vested at Normal Retirement Age, upon complete or partial termination of the Plan or upon complete discontinuance of Employer Contributions. Forfeitures of Employer Matching Contributions shall be made in accordance with Article VI.

         4.10. Distribution of Excess Aggregate Contributions. Notwithstanding any other provisions of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year, a 10% excise tax will be imposed on the Employer with respect to those amounts. Forfeitures of Excess Aggregate Contributions may be reallocated or applied to reduce Employer Contributions as provided in the Adoption Agreement.

         4.11. Qualified Employer Nonelective Contributions. The Employer may elect to make Qualified Nonelective Contributions on behalf of Employees as provided in the Adoption Agreement. "Qualified Employer Nonelective Contributions" shall mean contributions (other than Employer Matching Contributions or Qualified Employer Matching Contributions) made by the Employer and allocated to Participants" accounts that Participants may not elect to receive in cash until distributed from the Plan, that are nonforfeitable when made and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals.

         4.12. Nonforfeitability and Vesting. A Participant's accrued benefit derived from Elective Deferrals, Qualified Employer Nonelective Contributions and Qualified Employer Matching Contributions shall be nonforfeitable at all times. Separate accounts shall be maintained for each Participant. Each account will be credited with applicable contributions and earnings thereon.

         4.13. Distribution Requirements, Elective Deferrals, Qualified Employer Nonelective Contributions and Qualified Employer Matching Contributions, and income allocable to each, shall be distributable to Participants no earlier than upon the Participant's separation from service, death or disability except upon the occurrence of one of the following distributable events:

                  (a) Termination of the Plan in the absence of or without the establishment of a successor plan as provided in Regulations Section 1.401(k)-I
(d)(3).

                  (b) Disposition by a corporation to an unrelated corporation of substantially all of the assets used in a trade or business of the corporation if such corpora-tion continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

                  (c) Disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

                  (d) Attainment by a Participant of age 59 1/2 (if specifically permitted in the Adoption Agreement).

         4.14. Payment of Nonelective Contributions. All Employer Nonelective Contributions shall be paid direct to the Trustee and may be made at any date or dates selected by the Employer within the time prescribed by law for the filing of the Employer's Federal income tax return for such year, including any extensions of time obtained for filing the return.

         4.15. Exclusive Benefit: Refund of Contribution. All contributions made by the Employer are made for the exclusive benefit of the Participants and their beneficiaries, and such contributions shall not be used for nor diverted to purposes other than for the exclusive benefit of the Participants and their beneficiaries (including the costs of maintaining and administering the Plan and Trust). Notwithstanding the foregoing, nonelective amounts contributed to the Trust by the Employer may be refunded to the Employer under the following circumstances end subject to the following limitations:

                  (a) Initial Nonqualification. In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one (1) year after the date the initial qualification is denied, but only if the application for Qualification is made by the time prescribed by law for filing the Employer's Federal income tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

                  (b) Mistakes. If a Contribution to the Trust Fund in whole or in part is attributable to a good faith mistake of fact or a good faith mistake in determining the deductibility of the contribution under Code Section 404
(e.g., incorrect information as to the eligibility or compensation of a Participant, or a mathematical or actuarial error), then an amount shall be returned to the Employer equal to the excess of (1) the amount contributed over
(2) the amount which would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution shall not be returned to the Employer, but losses attributable thereto shall reduce the amount to be returned.

                  The withdrawal of the amount attributable to the mistaken contribution shall be reduced appropriately if it would cause the balance of an individual account of a Participant to be reduced to less than the balance which would have been in the account had the mistaken amount not been contributed.

                  The return to the Employer of the amount involved shall be paid by the Trustee after demand by the Employer and shall be made within one
(1) year of the mistaken payment of the contribution or disallowance of the deduction, as the case may be.

                  Notwithstanding any other provision of this section, no refund shall be made to the Employer which is specifically chargeable to the Account(s) of any Participant(s) in excess of one hundred percent (100%) of the amount in such Account(s) nor shall a refund be made by the Trustee of any funds, otherwise subject to refund hereunder, which have been distributed to Participants and/or beneficiaries. In the case that such distributions become refundable, the Employer shall have a claim directly against the distributees to the extent of the refund to which it is entitled.

                  All refunds pursuant to this Section 4.15 shall be limited in amount, circumstance and timing to the provisions of Section 403(c) of ERISA, and no such refund shall be made if, solely on account of such refund, the Plan would cease to be a qualified plan pursuant to Section 401(a) of the Code.

         4.16. Types of Contributions. Employer Nonelective Contributions may be made in cash or other property acceptable to the Trustee.

         4.17. Omission of Eligible Employee. If, in any Plan Year, any Employee who should have been included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after an Employer Nonelective Contribution for the Plan Year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which would have been contributed with respect to such Participant regardless of whether or not it is deductible in whole or in part in any taxable year under the applicable provisions of the Code.

         4.18. Inclusion of Ineligible Employee. If, in any Plan Year, any individual who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after an Employer Nonelective Contribution for the Plan Year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible individual regardless of whether or not a deduction is allowable with respect to such contribution. However, such contribution shall be used to reduce Employer Nonelective Contributions to the Plan with respect to the Plan Year or succeeding Plan Years in which such discovery occurs.

                                    ARTICLE V

                             LIMITATIONS ON BENEFITS

         5.01. (a) Annual Additions Limitations. Notwithstanding the provisions of Section 6.01 and 6.02 of this Plan, in no event shall the annual additions to a Participant's Salary Reduction Contribution Account, Employer Nonelective Contribution Account and Employer Matching Contribution Account (including any Qualified Employer Contributions) for a "Limitation Year" exceed the lesser of twenty-five percent (25%) of such Participant's Compensation or the defined contribution dollar limitation (Thirty Thousand Dollars ($30,000) or, if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the Limitation Year until such time as a greater amount may be allowed pursuant to Section 415(d) of the Code). For purposes hereof, the amounts contributed to any Defined Contribution Plan maintained by the Employer or a member of a Controlled Group or a member of an Affiliated Service Group or other entity under Code Section 414(o) shall be aggregated with contributions made by the Employer under this Plan for any Employee in computing his annual additions limitation. To the extent Defined Contribution Plans of a member of a Controlled Group or a member of an Affiliated Service Group are aggregated, any compensation of an Employee from such member shall also be aggregated, subject to the limitations contained herein. Moreover, in no event shall the amounts allocated to the Employer Contribution Accounts of any Participant be greater than the maximum amount allowed pursuant to Section 415 of the Code with respect to combinations of plans without disqualification of any such plan.

         If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the maximum annual additions to a Participant's account for the short Limitation Year shall not exceed the lesser of (i) the defined contribution dollar limitation multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12, or (ii) 25% of the Participant's Compensation for the short Limitation Year.

         For purposes of this Section 5.01, the term "annual additions," as it applies to the Accounts of any Participant, shall mean the sum for any "Limitation Year" of:

                           (1)  Employer  Contributions  allocated to his or her
Employer Contribution Account(s);

                           (2) Employee Contributions to the Plan, if any; and

                           (3)   Forfeitures   (at  their  fair  market   value)
reallocable to the Participant's Account(s).

                           Unless  otherwise  defined by resolution of the Board
of Directors, the term "Limitation Year" shall mean and correspond to the Plan Year.

                  (b) Limitations Under Combination of Plans. If the Employer maintains both a Defined Contribution Plan and a Defined Benefit Plan qualifying under Section 401(a) or

Section 403(a) of the Code, the annual additions under the Defined Contribution Plan for any Participant, expressed as a Defined Contribution Plan fraction, and the annual benefit under the Defined Benefit Plan for any Participant, expressed as a Defined Benefit Plan fraction, shall not exceed 1.0, as provided in Section 415 of the Code. For this purpose,

                           (1) The Defined Benefit Plan fraction for any year is
a fraction:

                                    (A) the  numerator of which is the projected
annual benefit of the Participant under such Plan determined as of the close of such Plan Year, and

                                    (B) the  denominator  of which is the lesser
of 125% of the maximum dollar limit for that year or 140% of 100% of the average Compensation of the Participant over his high three years.

                           (2) The Defined  Contribution  Plan  fraction for any
year is a fraction:

                                    (A) the numerator of which is the sum of the
annual additions as of the close of a Plan Year, and

                                    (B) the  denominator  of which is the lesser
of 125% of the maximum dollar limit or 140% of 25% of Compensation for such year and all prior Years of Service, provided, however, that the annual additions for each Plan Year are subject to the limitations set forth in Section 5.01(a) hereof.

                           In the  event  the sum of the  Defined  Benefit  Plan
fraction and the Defined Contribution Plan fraction exceeds 1.0 in any Plan Year, the Defined Contribution Plan fraction shall be reduced, and, if required, the accruals under the Defined Benefit Plan shall be frozen until such time as the 1.0 limitation is no longer exceeded.

                  (c) Excess Annual Additions. If the annual additions limitation described in this Article V is exceeded for any Plan Year, first, any voluntary contribution in the Plan Year shall be returned to the Participant whose annual additions limitation was exceeded. Second, the excess, if any, consisting of forfeitures, shall be reallocated to the other eligible Participants who received an allocation of the Employer's Contribution under
Section 6.01 of this Plan in proportion to the ratio which each such Participant's total Compensation for the applicable Plan Year bears to the total Compensation paid to all such Participants for the applicable Plan Year. If the annual additions limitation is still exceeded after the above steps, then the excess, consisting of forfeitures, shall be held in a suspense account. This process shall be repeated each Plan Year until the suspense account is exhausted. Upon termination of this Plan, the balance in such suspense account shall revert to the Employer.

5.02.  Definition of  Compensation  for Purposes of Section 415 of the Code. For
purposes  of  applying   the   limitations   of  Code   Section  415,  the  term
"Compensation" shall have the following meaning:

                  (a) Compensation for a Limitation Year includes the Participant's earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining this Plan to the extant that the amounts are includible in gross income in such year (including, but not limited to, commissions paid salesmen, Compensation for service on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances).

                  (b) Compensation does not include such items as Contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to that plan, the Contributions are not includible in the gross income of the Employee for the taxable year in which contributed. In addition, Employer Contributions made on behalf of an Employee to a simplified employee pension described in Code Section 408(k) are not considered as Compensation for the taxable year in which contributed to the extent such Contributions are deductible by the Employee under Code Section 219(b)(7). Additionally, any distributions from a plan of deferred compensation ere not considered as Compensation for Section 415 purposes, regardless of whether such amounts are includible in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to an unfunded nonqualified plan may be considered as Compensation for Code Section 415 purposes in the year such amounts are includible in the gross income of the Employee.

                  (c) For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of Code Section 415, Compensation for a Limitation Year is the Compensation actually paid and includible in gross income during such Limitation Year.

                                   ARTICLE VI

                   ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

         6.01. Employer Contributions. As of each Anniversary Date, there shall be allocated to the Employer Nonelective Contribution Account or Salary Reduction Contribution Account or Employer Matching Contribution Account of each Active Participant an amount determined under the formula set forth in the Adoption Agreement.

         For purposes hereof, any Participant who was on an Excused Absence, retired, suffered a Disability or died during the Plan Year shall be deemed an Active Participant with respect to such Plan Year (unless, in the case of an Excused Absence, the Participant's employment has terminated), and for purposes of the allocation of Employer Nonelective Contributions, such Participant shall share in the allocation on the basis of actual Compensation with respect to such Plan Year. Otherwise, Participants who do not complete a Year of Service during such Plan Year or persons not in the employ of the Employer or a member of a Controlled Group at the end of a Plan Year (regardless of the number of Hours of Service completed during such Plan Year) shall not share in the Employer Nonelective Contribution made with respect to the Employer's fiscal year ending with or within such Plan Year; provided, however, that, for any Plan Year in which this Plan is determined to be top-heavy, allocation of the Employer
Contribution shall be subject to the provisions of Section 20.17. Notwithstanding the preceding sentence, effective for Plan Years beginning after December 31, 1988, or such later date as may be provided under applicable law or regulations, if the Plan fails to meet the coverage requirements of Code Section 410(b)(1) due solely to Participants who do not complete a Year of Service or who are not in the employ of the Employer or a member of a Controlled Group at the end of the Plan Year but who receive credit for more than 500 Hours of Service for the Plan Year, a sufficient number of such Participants shall be included in the allocation of the Employer Contribution to satisfy one of the coverage tests under Code Section 410(b)(1) in accordance with the following procedure: The minimum number of members of such group of Participants shall share in the Employer Nonelective Contribution as are required to meet the coverage tests under Code Section 410(b)(1) based on their respective Hours of Service credited during the Plan Year, ranked in descending order. If more than one individual receives credit for the lowest number of Hours of Service for which any individual must be covered in order to meet the coverage tests, then all individuals receiving credit for exactly that number of Hours of Service shall share in the allocation of the Employer Nonelective Contribution.

         Any Participant who remained in the employ of the Employer or a member of a Controlled Group through the end of the Plan Year, but who changed from an eligible to ineligible classification during the Plan Year, shall be deemed an Active Participant for such Plan Year, but only with respect to his Compensation while in an eligible status; provided, however, that any Participant who changed from an ineligible classification to an eligible classification shall be considered an Active Participant only with respect to his Compensation while in the eligible status.

         6.02.   Forfeitures.   Forfeitures   of  the   nonvested   portions  of
Participants" Employer Nonelective Contribution Accounts shall be reallocated as additional Employer

         Nonelective Contributions pursuant to the provisions of Section t4.01 and 6.01 hereof. This means that the vested and nonvested portions of e Participant's Nonelective Employer Contribution Account shall be maintained for his benefit, sharing in Trust Fund earnings, end realized and unrealized gains and losses, unless his account is segregated pursuant to Section 16.12, until such time as the nonvested portion of his Employer Nonelective Contribution
Account has been forfeited pursuant to the provisions of iA.11 of the Adoption Agreement. In no event shall forfeitures resulting from contributions of an Adopting Employer be allocated for the benefit of another Adopting Employer.

         Forfeitures  of  the  nonvested  portions  of  participants"   Employer
Matching Contribution Accounts shall not be reallocated to other Participants" Accounts but shall be applied to reduce Employer Matching Contributions.

                                   ARTICLE VII

            CONTRIBUTIONS BY PARTICIPANTS AND ROLLOVER CONTRIBUTIONS

         7.01. Mandatory Employee Contributions. No contributions shall be required of any Employee under this Plan.

7.02. Voluntary Employee Contributions.

                  (a) No nondeductible Employee voluntary contributions will be accepted from any Employee under this Plan. Existing Nondeductible Employee Voluntary Contribution Accounts, if any, will be maintained as separate accounts and will be nonforfeitable and fully vested at all times in the Participant on whose behalf they were established.

                  (b) No deductible Employee voluntary contributions will be accepted from any Employee under this Plan. Existing Deductible Employee Voluntary Contribution Accounts, if any, will be maintained as separate accounts and will be nonforfeitable and fully vested at all times in the Participant on whose behalf they were established.

                  (c) No withdrawals of deductible or nondeductible Employee voluntary contributions may be made under this Plan until such time and in the same manner as Employer-derived Contributions are distributed.

         7.03. Rollover Contributions.

                  (a) Direct Inter-Plan Transfers. Any Participant may, with the written consent of the Plan Administrator, direct the appropriate funding agency or fiduciary of any qualified Defined Contribution Plan to distribute direct to the Trustee such Participant's interest in the distributing plan, exclusive of contributions made by the Participant as an employee or participant thereunder. Upon receipt of such a distribution, the Trustee shall establish a segregated account on behalf of the Participant on whose behalf such distribution was received.

                  The Trustee, after August 9, 1988, shall not consent to or be a party to a merger, consolidation or transfer of assets with or from a Defined Benefit Plan or Target Benefit Plan except with respect to an elective transfer. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund, and the Trustee will maintain a separate account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code
Section 411 (d)(6) protected benefits with respect to those transferred assets. A transfer is an elective transfer if: (i) the transfer satisfies the requirements of Section 17.05 of this Plan; (ii) the transfer is voluntary, under a fully informed election by the Participant; (iii) the Participant has an alternative that retains his or her Code Section 411(d)(6) protected benefits (including an option to leave his or her benefits in the transferor plan, if that plan is not terminating); (iv) the transfer satisfies the applicable spousal consent requirements of the Code; (v) the

                                      VII-1
transferor plan satisfies the joint end survivor notice requirements of the Code if the Participant's transferred benefit is subject to those requirements; (vi) the Participant has a right to immediate distribution from the transferor plan in lieu of the elective transfer; (vii) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's Accrued Benefit under the transferor plan payable at that plan's normal retirement age;
(viii) the Participant has a 100% nonforfeitable interest in the transferred benefit; and (ix) the transfer otherwise satisfies applicable Treasury regulations. An elective transfer may occur between Qualified plans of any type except as may otherwise be prohibited by law or other provisions of this Plan.

                  (b) IRA Rollovers. Subject to the same conditions set forth in
Section 7.03(a) above, any Participant who has established an Individual Retirement Account (pursuant to the provisions of Section 408 of the code) solely for the purpose of serving as a repository for distributions received from qualified retirement plans of former employers, exclusive of amounts contributed by the Employee as a participant therein, and who has not made any contributions to such Individual Retirement Account on his own behalf, may, with the consent of the Plan Administrator, transfer all of the assets of such Individual Retirement Account to the Trustee, which assets shall then be placed in a segregated account on behalf of the Participant, at all times fully vested and nonforfeitable.

                  (c) Rollover Account Conditions and Limitations. Subject to the same conditions set forth in Section 7.03(a) above, the Trustee shall accept rollover contributions of distributions from other qualified plans, but such rollover contributions shall be subject to the following additional conditions:

                           (1) The  amount  so  received  shall  constitute  any
portion or all of a distribution of the Participant's entire interest in a qualified plan exclusive of contributions made to such plan by the Participant-;

                           (2)  The   Participant   shall   present   a  written
certification, in a form satisfactory to the Plan Administrator, to the effect that (i) the amount so received is the total amount standing to that Participant's credit in the plan; (ii) no portion of such amount consists of contributions made by the Participant; and (iii) if such amount is being paid by the Participant personally, it was received within the prior sixty (60) calendar days as a total distribution from such other plan;

                           (3)  No  rollover  contributions  will  be  accepted,
directly or indirectly, from any Individual Retirement Account to which the Participant contributed on his own behalf. No rollover contribution will be accepted which consists, in whole or in part, of insurance contracts with respect to which future premium payments are or may become due unless the Plan Administrator is satisfied that there are sufficient other segregated account assets being transferred so as to make maintenance of such contract(s) feasible without violation of any limitations on assets which may be applied for that purpose.

                  (d) Investment of Rollover Accounts. Rollover accounts, including transferred accounts under Section 7.03(a), shall be segregated accounts. Such accounts shall be held as separate accounts in the Trust Fund, at all times fully vested and nonforfeitable, and

                                      VII-2
subject to the provisions of Section 16.12 hereof if such Participant Directed Accounts are permitted by the Plan Administrator.

                  (e) Vesting of Rollover Accounts. All rollover and transferred accounts shall be fully vested in the Participant on whose behalf they are established.

                  (f) Distribution of Rollover Accounts. The assets held on behalf of any Participant in a rollover or transferred account shall be aggregated with any other vested interest he may have in this Plan for the purpose of distribution and shall be distributed only at the same time(s) as the remainder of his vested interest in this Plan, and, to the extant feasible and permitted by law, by the same method of distribution of benefits.

                  (g) No Forfeitures Allocated to Rollover Accounts, In no event shall any forfeitures be allocated to any rollover or transferred accounts.

(h) Transfers from Keoah Plan.. Any account established to hold assets transferred from a plan under which the Participant was a Self-Employed Individual or Owner-Employee (within the meaning of Section 401 (c) of the Code) shall be maintained as a separate segregated account and at all times shall be fully vested in the Participant. Notwithstanding the provisions of Section 13.06 of the Plan, however, no loans to Participants are permitted to be made from such accounts.










                                      VII-3

                                  ARTICLE VIII

                      VESTING AND TERMINATION OF EMPLOYMENT

         8.01. Vesting of Interests. Each Participant at all times shall have a fully vested nonforfeitable right to the value of his or her Salary Reduction Contribution Account, Qualified Employer Nonelective Contribution Account end Qualified Employer Matching Contribution Account.

         8.02. Employer Contribution Accounts, A Participant's vested and nonforfeitable interest in his Employer Nonelective Contribution Account and Employer Matching Contribution Account shall be determined at the time he separates from service and receives a distribution pursuant to the vesting schedule elected in the Adoption Agreement.

         Notwithstanding anything herein or in the Adoption Agreement to the contrary, any Employer Nonelective Contributions utilized in satisfying the ADP test specified in Code Section 401(k) and as set forth in Section 4.06 of this Plan and any Employer Matching Contributions utilized in satisfying the ACP test specified in Code Section 401(m) and as set forth in Section 4.09 of this Plan shall not be subject to e vesting schedule but at all times shall be fully vested and nonforfeitable. Such contributions, including earnings thereon, shall be maintained in separate accounts and shall be treated in the same manner as a Participant's Salary Reduction Contribution Account.

         8.03. Application of Forfeitures. The nonvested portion of a Participant's Employer Contribution Account shall be forfeited at the time he incurs five (5) consecutive one-year Breaks in Service or at the time he receives a "Cash Out" pursuant to Section 8.04 below, whichever time is elected in the Adoption Agreement.

         8.04. "Cash Outs". "Cash Outs" of accrued nonforfeitable benefits to Participants, if permitted under the Adoption Agreement, shall be considered Qualified "Cash Outs" under the conditions as specified under subsections (a) and (b) below.

                  (a) Involuntary. If a Participant terminates service with the Employer, and the value of the Participant's vested account balance(s) derived from both Employer Contributions and Employee contributions, if any, is not and has not ever been greater than $3,500, the Participant will receive a distribution of the value of the entire vested portion of such account balance(s) in a lump sum, and the nonvested portion will be treated as a forfeiture. For purposes of this section, if the value of a Participant's vested account balance(s) is zero, the Participant shall be deemed to have received a distribution of such vested account balance(s). A Participant's vested account balance(s) shall not include accumulated deductible Employee contributions within the meaning of Code Section 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989.

                  Service after the distribution is disregarded for purposes of determining the nonforfeitable benefit.

                                     VIII-1

                  (b) Voluntary. Upon entitlement, a Participant may receive a lump sum distribution of his nonforfeitable account balance(s) provided such distribution:

                           (1)  represents  the  present  value  of  his  entire
nonforfeitable benefit;

                           (2) has  been  elected  by the  Participant  with the
written consent of the Participant's spouse; and

                           (3) is  made  on  termination  of  the  Participant's
employment with the Employer.

                  Service after the distribution is disregarded for purposes of determining the nonforfeitable benefit.

                  In the case of a voluntary distribution which is less than the present value of the Participant's total nonforfeitable benefit immediately prior to distribution, the Accrued Benefit not taken into account in computing the Accrued Benefit under the Plan is the total Accrued Benefit multiplied by a fraction, the numerator of which is the amount of the distribution end the denominator of which is the present value of his total nonforfeitable benefit immediately prior to such distribution.

                  Notwithstanding subsections (a) and (b) above, if a Participant's nonforfeitable Accrued Benefits are paid in the form of an annuity pursuant to Section 11.02, such benefits cannot be cashed out after the Annuity Starting Date without the written consent of the Participant and his spouse.

         8.05. Restoration of Accrued Benefit Upon Repayment of Distribution and Nonduplication of Benefits.

                  (a) If permitted under the Adoption Agreement, in the event an Employee who received a distribution which was less than the present value of his Accrued Benefit resumes employment covered by this Plan prior to incurring a Break in Service, the Accrued Benefit above shall be restored upon repayment to the Plan of the full amount of the distribution as hereinafter provided. Such restoration shall be made notwithstanding any provisions of Section 4.01 or 6.01 to the contrary. However, any forfeitures which may be allocated shall be utilized first to restore the Accrued Benefit, and then such additional Employer Contribution as may be required will be made.

                  For purposes of this section, an Employee shall have received a distribution which is less than the present value of his Accrued Benefit if any portion of such benefit is forfeitable at the time of such distribution.

                  (b) in order to have the Accrued Benefit restored upon repayment to the Plan as hereinabove provided, the Employee must repay the full amount of his distribution on or before he incurs five (5) consecutive one-year Breaks in Service following the date of distribution.

                                     VIII-2

                  (c) The Employer-derived Accrued Benefit required to be restored by this section shall not be less than the amount in the Account Balance of the Employee, both the amount distributed end the amount forfeited, unadjusted by any subsequent gains or losses.

                  (d) In the event the Employee does not make such election his right to repayment and restoration of benefit shall cease, and his benefits shall be adjusted accordingly.

                  (e) Notwithstanding anything in this Plan to the contrary, there shall be no duplication of benefits allowed with respect to any period of service completed by any person.

         8.06.   Certain   Employers:   Service  included  in  Determination  of
Nonforfeitable Percentage.

                  (a) Service with a predecessor employer who maintained the Plan of the current Employer shall be treated as service with the current Employer.

                  (b) Service with an Employer shall be treated as service with certain related employers. These related employers include any other employers required to be aggregated with such Employer under Section 414(b), (c), (m) or
(o) of the Code.

         8.07. Special Early Retirement Rule. Any Participant who has earned a vested Accrued Benefit and is separated from service after he has satisfied the service requirement for Early Retirement Benefits, if any, but before he has satisfied the appropriate age requirement, shall, upon

                  (a) attaining the required age, and

                  (b) filing a written request with the Plan Administrator

be one hundred percent (100%) vested in his Employer Nonelective and Matching Contribution Accounts.


8.08. Effect of Breaks in Service.

                  (a) in the case of any Employee who has incurred a Break in Service, Years of Service completed before such break shall not be taken into account until the Employee has completed one Year of Service after his return to service.

                  (b) For Plan Years commencing prior to January 1, 1985, if a Participant experiences a one-year (or longer) Break in Service and subsequent to such Break in Service once again becomes an Active Participant, Years of Service after such break shall not be taken into account in determining the Participant's vested interest in his or her Accrued Benefit derived from Employer Contributions accruing prior to such break. Separate accounts shall be maintained for pre-break and post-break Accrued Benefits.

                                     VIII-3

                  (c) For Plan Years commencing on or after January 1, 1985, in the case of a Participant who has 5 or more consecutive one-year Breaks in Service, all service after such Breaks in Service will be disregarded for the purpose of vesting the Employer-derived account balance(s) that accrued before such Breaks in Service. Such Participant's pre-break service will count in vesting the post-break Employer-derived account balance(s) only if either:

                           (1) such Participant has any nonforfeitable  interest
in the account balance attributable to Employer Contributions at the time of separation from service; or

                           (2)  upon   returning   to  service   the  number  of
consecutive one-year Breaks in Service is less than the number of Years of Service.

Separate accounts will be maintained for the Participant's pre-break and post-break Employer-derived account balance(s). All accounts will share in the earnings and losses of the Trust Fund.

         8.09. Crediting of Years of Service. Except as otherwise provided in this Article VIII or in the Adoption Agreement, all Years of Service shall be taken into account for purposes of determining the nonforfeitable percentage of the Participant's right to Employer-derived Accrued Benefits.

         8.10. Accrued Benefit Rules. If a Participant receives a distribution before incurring five (5) consecutive one-year Breaks in Service and his account is not 100% vested at the time of the distribution, unless the Participant has received a qualified "Cash Out," the nonvested amount shall be retained in the Participant's account until he has incurred five (5) consecutive one-year Breaks in Service, at which time the amount shall be reallocated as a forfeiture. If the Participant again becomes an Employee before incurring five (5) consecutive one-year Breaks in Service, a separate account shall be established for the amount retained in the account. On a subsequent distribution of the previously nonvested amount, the vested amount then available for distribution from the separate account shall be an amount ("X") determined by the formula: X = P (AB + (R x D)) - (R x D). For purposes of applying the formula: "P" is the vested percentage at the time of the distribution, "AB" is the account balance of the separate account at the time of distribution, "D" is the amount of the prior distribution, and "R" is the ratio of the account balance immediately after the prior distribution.

8.11. Amendment of Vesting Schedule.

                  (a) If the vesting schedule under this Plan is amended, each Participant who has completed at least five (5) Years of Service with the Employer (three (3) Years of Service with the Employer with respect to Plan Years beginning after December 31, 1988) may elect, during the election period specified in this Section 8.11, to have the vested percentage of his Accrued Benefit derived from Employer Contributions determined under the prior vesting schedule without regard to such amendment.

                                     VIII-4

                  (b) For purposes of this Section 8.11 the election period shall begin as of the date on which the amendment changing the vesting schedule is adopted and shall end on the latest of the following dates:

                           (1) the date occurring sixty (60) days after the Plan
amendment is adopted; or

                           (2) the date  which is sixty  (60) days after the day
on which the Plan amendment becomes effective; or

                           (3) the date  which is sixty  (60) days after the day
the Participant is issued written notice of the Plan amendment by the Plan Administrator or Employer; or

                           (4) such later date as may be  specified  by the Plan
Administrator.

                  The election provided for in this Section 8.11 shall be made in writing end shall be irrevocable when made.

                  Notwithstanding the foregoing, a Participant's nonforfeitable percentage under this Plan, as emended, cannot at any time be less than such percentage determined without regard to such amendment.


                                     VIII-5

                                   ARTICLE IX

                                 DEATH BENEFIT


         9.01.  Preretirement  Death  Benefit.  In the  event of the death of an
Active Participant prior to the commencement of benefit payments, the Participant's Accrued Benefit, reduced by any security interest held by the Plan by reason of a loan outstanding to such Participant upon death, shall be one hundred percent (100%) vested.

         9.02. Postretirement Death Benefit. In the event of the death of a Retired Participant whose benefits are in "pay status," or of a Vested Participant, the death benefit shall be one hundred percent (100%) of the undistributed balance of the Participant's Accrued Benefit, if any, reduced by any security interest held by the Plan by reason of a loan outstanding.

         9.03. Action to Be Taken on Death. Upon the death of a Participant, or of a terminated or Retired Participant for whom benefits are still held hereunder by the Trustee, the Employer shall notify the Plan Administrator. The Plan Administrator shall cooperate with the death Beneficiary so that the Beneficiary may receive the benefits so held by the Trustee for such present or former Participant and shall suitably direct the Trustee as to the action to be taken by it hereunder.

         9.04. Exception for Certain Death Benefit. Upon the death of any Retired Participant who, at the time of his death, is receiving benefits pursuant to a contract, policy, program or arrangement having a refund feature, period certain installments, survivor's benefits or other similar provisions, there shall be paid such continuing installments or death benefits as are provided pursuant to such contract, policy, program or arrangement. A Beneficiary of a Participant who dies on or after his Normal Retirement Date while still employed by the Employer or who terminates employment on or after his Normal Retirement Date (or Early Retirement Age under the Plan) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits shall receive payments under this Plan as provided in Article XI.

         9.05. Designation of Beneficiary end Form of Benefit Payment. For Plan Years commencing before January 1, 1985, each Participant shall have the right by written notice to the Plan Administrator, in the form prescribed by the Plan Administrator, to designate and from time to time to change the designation of one or more beneficiaries and contingent beneficiaries to receive any benefit which may become payable pursuant to the provisions of this Article. Any designation or change shall become effective as of the date received by the Plan Administrator and must be received by the Plan Administrator prior to the Participant's death to be effective.

         For Plan Years commencing on or after January 1, 1985, the following shall apply:

                  (a) Beneficiary Designation. Each Participant for whom no spousal consent is required shall designate his or her Beneficiary at the time and in the manner established by the Plan Administrator. That designated Beneficiary may be changed from time to time by filing a new designation in writing with the Plan Administrator. No spousal consent is required:

                           (1)   if   the   Participant   establishes   to   the
satisfaction of the Plan Administrator that he or she has no spouse; or

                           (2) if the Participant's spouse cannot be located; or

                           (3)  because of other  circumstances  under  which no
spousal consent is required pursuant to applicable Treasury or Department of Labor Regulations.

                  (b) Form of Benefit Payment Designation. Each Participant for whom no spousal consent is required in accordance with subsection (a) of this section shall designate the form of benefit payment under the Plan at the time and in the manner established by the Plan Administrator. As provided in Reg.
Section 1.401 (a)-20; after the Participant's death, the beneficiary may subsequently change the optional form of benefit to any form offered under this Plan.

                  (c) Spousal Consent. Each Participant for whom a spousal consent is required in accordance with subsection (a) of this section and who wishes to designate a beneficiary other than his or her spouse or who wishes to change a previous beneficiary designation or who wishes to designate a form of benefit payment shall obtain the consent of his or her spouse on the designation of beneficiary form or method of payment option request, as the case may be. The spouse's written consent shall acknowledge the effect of the consent and shall be witnessed by a representative of the Plan Administrator or by a notary public. The spouse's consent to a beneficiary designation or a change in beneficiary designation shall acknowledge the specific nonspouse beneficiary, including any class of beneficiaries or any contingent beneficiaries. Any beneficiary designation by a Participant for whom no spousal consent was required prior to the time of payment of benefits but for whom spousal consent is required when benefits are paid shall be void unless consented to by the spouse in accordance with this subsection (c). If spousal consent is required and not obtained, the Participant shall be deemed to have designated his or her spouse as Beneficiary.

                  Any designation or change shall become effective as of the date received by the Plan Administrator and must be received by the Plan Administrator prior to the Participant's death to be effective.

                  In the event that the Participant fails to designate a Beneficiary to receive a benefit that becomes payable pursuant to the provisions of this Article, or in the event that the Participant is predeceased by all designated primary and contingent Beneficiaries, the death benefit shall be payable to the following classes of takers, each class to take to the exclusion of all subsequent classes and all members of each class to share equally:

                  (a) surviving spouse;

                  (b) Lineal descendants (including adopted children) by right of representation;

                  (c) surviving parents; and

                  (d) Participant's estate.

         9.06. Deferred Payment of Death Benefit. If any payment becomes payable to a beneficiary under this Article, the Plan Administrator may, at its discretion, delay such payment for at least two (2) years from the date of death so as to provide time for the beneficiaries to consult with the Plan Administrator regarding alternative methods of distribution of the Participant's death benefit; provided, however, that no such deferral may be made unless it is in accordance with Section 11.01(c) of this Plan end Section 4.01 (a)(9) of the Code.

         9.07. Voluntary Accounts. In addition to the death benefit provided under this Plan, the Beneficiary shall also receive the value, including gains and/or losses thereon, of any Voluntary Contribution Account(s) of the Participant.

                                    ARTICLE X

                   RETIREMENT BENEFITS AND DISABILITY BENEFITS

         10.01, Normal Retirement Benefit. The Normal Retirement Benefit with respect to any Participant retiring et his Normal Retirement Age shall be equal to one hundred percent (100%) of his Accrued Benefit.

         10.02. Early Retirement Benefit. The Early Retirement Benefit with respect to any Participant retiring on or after attaining Early Retirement Age and satisfying the service requirement as specified in the Adoption Agreement shall be a benefit equal to one hundred percent (100%) of his Accrued Benefit,

         10.03. Deferred Retirement Benefit. The Deferred Retirement Benefit with respect to any Participant retiring after his Normal Retirement Date shall be equal to one hundred percent (100%) of his Accrued Benefit.

         10.04. Disability Benefit. The Disability Benin shall be payable with respect to any Participant who has suffered a disability as defined in Article II of this Plan and who is separated from service with the Employer by reason of such disability and shall be equal to one hundred percent (100%) of his Accrued Benefit.

ARTICLE XI

                   METHOD AND TIMING OF BENEFIT DISTRIBUTIONS

         11.01.  Method of Distribution of Vested  Benefits.  When a Participant
(i) separates from service, or (ii) attains Early Retirement Age, if provided in the Adoption Agreement, and separates or has separated from service, or (iii) attains Normal Retirement Age or more and separates from service, or (iv) becomes disabled, or (v) with respect to such Participant, the latest date for distribution of benefits occurs pursuant to Section 11.03 and no valid election has bean made to postpone such date, whichever is applicable, (herein called the "Termination Date") the Plan Administrator and/or the Trustee, after receipt of such notice from the Employer or Plan Administrator, shall determine the Participant's vested Accrued Benefit. If the Participant's vested Accrued Benefit exceeds or has ever exceeded Three Thousand, Five Hundred Dollars ($3,500), the written consent of the Participant end the written consent of the Participant's spouse (stated and executed in the form specified in t9.05(c)), if applicable, shall be obtained within the 90-day period ending on the date of commencement of distribution of any part of his vested Accrued Benefit (except as otherwise provided in Regulations Section 1.417(e)-lT(d)); provided, however, that a total or partial distribution may not be made after the Annuity Starting Date (as that term is defined in Section 11.02(d)6) of this Plan), regardless of the present value of the vested Accrued Benefit, without the prior written consent of the Participant and the Participant's spouse. The Plan Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's vested Accrued Benefit is no longer immediately distributable. Such notification shall include a general description of the material features of the optional forms of benefit available under the Plan and shall be provided no less than 30 nor more than 90 clays prior to the Annuity Starting Date. For purposes hereof, an Accrued Benefit is immediately distributable if any part of the Accrued Benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of age 62 or Normal Retirement Age under the Plan. In addition, the Participant's vested Accrued Benefit shall be reduced by any security interest held by the Plan to satisfy an obligation of the Participant arising in connection with an unpaid loan.

         Subject to the provisions of Section 11.02, the Participant may elect to have his vested Accrued Benefit distributed to him in cash or in kind, or any combination thereof, in one of the following methods of payment:

                  (a) A single lump sum payment; or


                  (b)  Payment  over  either  of  the   following   periods  (or
combination thereof):


                           (1)  A  period  certain  not  longer  than  the  life
expectancy of the Participant; or

                           (2) A period  certain  not longer than the joint life
and last survivor expectancy of the Participant and his spouse.

                           For   purposes   of   this    subsection   (b),   the
determination of the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his spouse is to be made either
(i) only once, at the time the Participant receives the first distribution of his entire interest under the Plan, or (ii) periodically, in a consistent manner. Such life expectancy or joint life and last survivor expectancy cannot exceed the period computed by the use of the expected return multiples in Regulation Section 1.72-9, or in the case of payments under e contract issued by an insurance company, the period computed by use of the life expectancy tables of such company.

                           The minimum amount to be  distributed  each year must
be not less than the lesser of the balance of the Participant's entire interest in the Plan or an amount equal to the quotient obtained by dividing the Participant's entire interest in the Plan at the beginning of the year by the life expectancy of the Participant or, if applicable, the joint life and last survivor expectancy of the Participant and his spouse. A determination of life expectancy will be made in either case not later than the date the Participant reaches age 70 by use of the expected return multiples in Section 1.72-9 of the Income Tax Regulations, and such multiple will be reduced by the number of whole years passed since the Participant became 70 1/2.

                           For purposes of this section,  the life expectancy of
a Participant and a Participant's spouse (other than in the case of a life annuity) may be redetermined, but not more frequently than annually, and in accordance with such rules as may be prescribed by Treasury regulations. Further, life expectancy and joint and last survivor expectancy shall be computed using the return multiples of Regulation Section 1.72-9.

                           If the Participant elects to have his benefit paid in
installments, the amount of the Participant's account shall be segregated and invested separately from the remainder of the Trust Fund. At any time the payment of installments may be accelerated or the entire balance of the segregated account may be paid to the Participant or the Beneficiary if they so request.

                  (c) For Plan Years beginning before January 1, 1989, distribution of. the entire interest of each Participant will be made or will commence being made to the Participant not later than April I of the calendar year following the calendar year in which the Participant attains age 70~, or, in the case of an Employee other than a 5% owner, as defined in Code Section 416, April 1 of the calendar year following the year in which he attains age 70 1/2 or retires, whichever is later. For Plan Years beginning after December 31, 1988, distribution of the entire interest of each Participant will be made or will commence being made to the Participant not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                  If a Participant dies before his interest in the Plan has been distributed to him or if distribution has been commenced to his surviving spouse under one of the methods set forth in subsection (b) above and such surviving spouse dies before the Participant's entire interest has been distributed, the entire interest (or the remaining part of such interest if distribution thereof has commenced) will be distributed within five (5) years after his death (or the death of his surviving spouse). However, the preceding sentence shall not apply if distributions have commenced to the Participant before his death, in which event distributions to the Participant's beneficiary will continue over the period selected by the Participant.

Notwithstanding the foregoing, for Plan Years commencing on or after January 1, 1985, the five-year rule does not apply if (i) any portion of the Participant's interest is payable to (or for the benefit of) a designated beneficiary, (ii) the portion of the Participant's interest to which the beneficiary-is entitled will be distributed over the life of the beneficiary (or over a period not extending beyond the life expectancy of the beneficiary), and (iii) the distributions commence no later than one year after the date of the Participant's death (or such later date which the Secretary may, under regulations, prescribe). The Retirement Equity Act of 1984 permits the annual recalculation of the life expectancy of a Participant's and an employee's spouse (other then in the case of a life annuity). Also, the five-year rule does not apply if (i) the portion of the Participant's interest to which the surviving spouse is entitled will be distributed over the life of the surviving spouse (or over a period not extending beyond the life expectancy of the surviving spouse), and (ii) the distributions commence no later than the date on which the Participant would have attained age 70 1/2.

                  (d) Notwithstanding that periodic distributions may have commenced pursuant to the provisions of this section, the Participant may, upon thirty (30) days" prior written notice to the Plan Administrator, change the amount of periodic distributions to any amount up to the whole amount; provided, however, that in all events the distributions during the taxable year of the payee may not be less than the minimum distribution required above under this section. Distributions shall not be made more frequently than once a month.

                  (e) If a Participant dies before receiving full payment of the benefits he is entitled to receive, the residual benefits may be distributed to the beneficiary or beneficiaries in any of the methods described herein.

                  When a Participant dies, the Participant's remaining vested Accrued Benefit shall be paid to his beneficiaries in a lump sum or over one of the periods described in subsection (b) above.

                  The Plan Administrator may, if the Participant does not have a segregated account, with the Participant's written consent, direct the Trustee to segregate the amount of the Participant's interest end invest the same in a federally insured bank or savings and loan association savings account.

                  The Plan Administrator is not required to commence distribution of a Participant's vested Accrued Benefit at any earlier applicable Termination Date but may, in its discretion, exercised in a uniform and nondiscriminatory manner, delay commencement of distribution of benefits to not later than the latest date for distribution of benefits under Section 11.03.

                  All distributions from this Plan will be made in accordance with Section 401 (a)(9) of the Code and the regulations promulgated thereunder, and the provisions of Section 401 (a)(9) shall override any distribution options in the Plan inconsistent with said section.

         11.02. Joint and Survivor Annuity and Preretirement Survivor Annuity Requirements. The provisions of this Section 11.02 shall take precedence over any conflicting provision in this Plan. The naming by a Participant of a Beneficiary other than the Participant's spouse to receive the benefits provided under this section or the changing of a Beneficiary once designated shall require the prior written consent of the Participant's spouse obtained in the manner specified in Section 9.05(c).

                  (a) Except as provided in subsection (f) of this section 11.02 with respect to certain profit sharing plans, the provisions of this section shall apply to any Participant who is credited with at least one (1) Hour of Service with the Employer on or after August 23, 1984.

                  (b) Unless an optional form of benefit is selected pursuant to a qualified election within the 90-day period ending on the annuity starting date, a Participant's vested account balances derived from both Employer Contributions end nondeductible Employee Voluntary Contributions will be paid in the form of a qualified joint and survivor annuity; provided, however, that, if the Participant dies before the annuity starting date, the Participant's surviving spouse shall receive an annuity in an amount not less than the amount specified in Code Section 417(c)(2). Payment under a qualified joint and survivor annuity shall commence immediately.

                  A Participant who elects to receive a distribution of his retirement benefits on or after attainment of the earliest retirement age under the Plan or the earliest date on which the Participant may elect to receive such benefits shall receive the distribution in the form of a qualified joint and survivor annuity unless an optional form of benefit is selected pursuant to a qualified election as defined in Section 11.02(d)(3).

                  (c) Unless an optional form of benefit has been selected by the participant within the election period pursuant to a qualified election or by the beneficiary following the participant's death pursuant to Ii 1.401
(a)-20, if a Participant dies before the annuity starting date, then the Participant's vested account balances derived from both Employer Contributions and nondeductible Employee Voluntary Contributions shall be applied toward the purchase of an annuity for the life of the surviving spouse. The annuity so purchased shall have a value that is not less than 50% of the Participant's nonforfeitable Accrued Benefit, including insurance proceeds, determined on the date of the Participant's death. As provided in Ii Ii9.01 and 9.02 of this Plan, no portion of a Participant's Accrued Benefit is forfeitable at death. The determination of the amount applied toward the purchase of the survivor annuity shall take into account the amount of any security interest held by the Plan by reason of an outstanding loan to the Participant. The surviving spouse shall be permitted to direct the commencement of payments under the qualified preretirement survivor annuity immediately upon the Participant's death.

                  (d) Definitions.

                           (1) Election  Period:  The period which begins on the
first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance(s) as of the date of separation, the election period shall begin on the date of separation. An earlier election may be made by a Participant, but it is effective only until the first day of the Plan Year in which the

Participant attains age 35, at which time the election becomes invalid and a new election must be made.

                           (2) Earliest  Retirement  Age:  The earliest  date on
which, under the Plan, the Participant could elect to receive retirement benefits.

                           (3)  Qualified  Election:  An  election  to  waive  a
qualified joint and survivor annuity or a qualified preretirement survivor annuity. The election must be in writing and must be consented to in writing by the Participant's spouse. The spouse's consent to an election shall designate the beneficiary or the form of benefits which may not be changed without spousal consent (or the consent of the spouse shall expressly permit designations by the Participant without any requirement of further consent by the spouse), shall acknowledge the effect of the election and shall be witnessed by a Plan representative or notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver will be deemed a qualified election. Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent, or in the event of a deemed qualified election, the designated spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

                           (4) Qualified Joint and Survivor Annuity:  An annuity
for the life of the Participant with a survivor annuity for the life of the spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant end the spouse and which is the amount of benefit which can be purchased with the Participant's vested account balance(s). A qualified joint and survivor annuity for a Participant who is not married is an annuity for the life of the Participant.

                           (5)  Spouse   (Surviving   Spouse):   The  spouse  or
surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse only to the extent provided under a Qualified Domestic Relations Order as described in Section 414(p) of the Code.

                           (6) Annuity Starting Date: The first day of the first
period for which an amount is payable as an annuity or in any other form. Notwithstanding the foregoing definition, the first day of the first period for which a benefit is to be received by reason of disability shall be treated as the "Annuity Starting Date" only if the benefit is not an auxiliary benefit.

                  (e) Notice Requirements

                           (1) In the case of a  qualified  joint  and  survivor
annuity, the Plan Administrator shall provide each Participant within a period of no less than 30 nor more than 90 days prior to the Annuity Starting Date a written explanation of: (i) the terms and conditions of a qualified joint and survivor annuity; (ii) the Participant's right to make, and the effect of, an election to waive the qualified joint and survivor annuity form of benefit;
(iii)
the rights of a Participant's spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

                           (2) In the case of a qualified preretirement survivor
annuity, the Plan Administrator shall provide each Participant with a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements applicable to a qualified joint and survivor annuity within the applicable period with respect to such Participant. For purposes of such explanation, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

                                    (A) The period  beginning with the first day
of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35.


                                    (B) A  reasonable  period  ending  after the
individual becomes a Participant.

                                    (C) A  reasonable  period  ending  after the
provisions of subsection (3) below cease to apply to the Participant.


                                    (D) A  reasonable  period  ending after Code
Section 401(a)(11) applies to the Participant.

                                    (E)  A   reasonable   period   ending  after
separation from service in the case of a Participant who separates from service before attaining age 35.

                           For purposes of this  section,  a  reasonable  period
ending after the enumerated events described above is the end of the two-year period beginning one year prior to the date the applicable event occurs and ending one year after that date.

                           (3)  Notwithstanding  the other  requirements of this
subsection (e), the respective notices prescribed by this section need not be given to a Participant if the Plan "fully subsidizes" the costs of a qualified joint and survivor annuity or qualified preretirement survivor annuity. For purposes of this section, a plan fully subsidizes the costs of a benefit if under the plan the failure to waive such benefit by a Participant would not result in a decrease in any plan benefit with respect to such Participant and would not result in increased contributions from the Participant.

                  (f) Exceptions. This subsection (f) applies to a profit sharing plan if the following two conditions ere met: (i) the Participant cannot or does not elect payments in the form of a life annuity, and (ii) on the death of the Participant, the Participant's vested account balance(s) will be paid to The Participant's surviving spouse, but, if there is no surviving spouse, or, if the surviving spouse has already consented in a manner conforming to a qualified election, then to the Participant's designated beneficiary. However, this subsection (f) shall not be operative with respect to the Participant if it is determined that the profit sharing plan is a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus plan or profit sharing plan which would otherwise provide for a life annuity form of payment to the Participant. If this subsection (f) is operative, the other provisions of this section shall be inoperative.

(g) Waiver of 30-Dav Period Prior to Annuity Starting Date. If a distribution is one to which sections 401(a1(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after receiving required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                           (1)  the  Plan  Administrator   clearly  informs  the
Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                           (2) the  participant,  after  receiving  the  notice,
affirmatively elects a distribution.

         11.03. Special Rule. Notwithstanding anything in the Plan to the contrary and pursuant to TEFRA Section 242(b), the interest of a Participant in the Plan will be distributed in accordance with a written designation made by such Participant prior to January 1, 1984, of a method of distribution which does not meet the requirements of Sections 11.01 and 11.02 above and Section 401
(a)(9) of the Code, as amended by TEFRA, but which method of distribution would not have disqualified the Plan under such section as in effect prior to the amendment by TEFRA.

         11.04. Latest Date for Distribution of Benefits. Notwithstanding anything contained herein to the contrary, unless the Participant otherwise elects a later date, the payment of benefits to the Participant will begin no later than the sixtieth (60th) day after the latest of the close of the Plan Year in which:

                  (a) The Participant attains the earlier of age sixty-five (65) or the Normal Retirement Age specified under this Plan;

                  (b) Occurs the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

                  (c) The Participant terminates service with the Employer.

                  Such election referred to above must be made by submitting to the Plan Administrator a written statement signed by the Participant which describes the benefit and the date on which the payment of such benefit shall commence; provided, however, that no election shall be made if the exercise of such election would cause benefits payable under this Plan with respect to such Participant in the event of death to be more than "incidental" within the meaning of paragraph (b)(1)(i) of Regulation Section 1.401.1 or any applicable successor regulations.

         11.05. Receipt or Acquittance. The Plan Administrator and/or the Trustee may require the Participant or his legal representative or Beneficiary to sign a receipt or acquittance as a condition of final payment of his Plan benefit, in full satisfaction of all claims against the Plan, the Trust, the Trustee, the Plan Administrator, the former and present members of the Committee acting as Plan Administrator, if any, and the Employer.

         11.06. Direct Rollover Under Code Section 401(a)(31).

                  (a) General. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  (b) Definitions.

                           (1)  Eligible  Rollover  Distribution.   An  eligible
rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401 (a)(9) of the Code; end
(iii) the portion of any distribution that is not Includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                           (2) Eligible  Retirement Plan. An eligible retirement
plan is an individual retirement account described in Section 408(e) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code or a qualified trust described in Section 401(a) of the Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                           (3) Distributee.  A distributee  includes an employee
or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order ("QDRO"), as defined in Section 414(p) of the Code, ere distributees with regard to the interest of the spouse or former spouse.

                           (4) Direct  Rollover.  A direct rollover is a payment
by the Plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE XII

                              ASSOCIATED COMPANIES

         12.01. Definitions of Terms.

                  (a) "Associated Company" shall mean any related or affiliated company or corporation which shall have been designated by the Board of Directors as an Adopting Employer or Employing Company eligible to participate herein and which shall have adopted this Plan and Trust by the execution of an Adoption Agreement or by resolution of its Board of Directors.

                  (b) "Anniversary Date" shall mean the date specified in the Adoption Agreement as to each Associated Company adopting this Plan or the last day of the Plan Year as specified in Article II hereof.

                  (c) "Effective Date" shall mean, as to each Associated Company adopting this Plan, the date specified in its Adoption Agreement.

                  (d) "Employer" shall mean any Associated Company which shall have adopted this Plan on or after the original Effective Date and becomes a party to this Agreement with the approval of the Board of Directors of the original Adopting Employer.

                  (e) "Fiscal Year" shall mean the period specified as the Fiscal Year of the Trust.

         12.02. Service with Associated Companies. In the event an Employee of one Employer is transferred to another Employer, such transfer shall not be deemed an interruption of his active continuous service if he enters the employment of the other Employer immediately upon such transfer. Further, a Participant hereunder who is so transferred from one Employer shall not be divested of any of his rights hereunder, nor shall any additional benefits accrue to his benefit as a result of such transfer; and, in addition, the Participant's interest hereunder shall continue to vest in accordance with the provisions of this Agreement. An Employee of one Employer shall be deemed to be employed with the other Employer(s) if he was employed by any one of the other Employers on the Effective Date hereof, or on the Effective Date of the respective Employer's Adoption Agreement or any Anniversary Date hereafter.

         12.03. Eligibility of Associated Companies. Participation in this Plan and Trust Agreement is limited to those Associated Companies who shall have adopted this Plan end Trust for the sole and exclusive benefit of their respective Employees who shall become eligible to participate under the terms and conditions set forth in such Employer's Adoption Agreement.

         Such participation, however, shall be contingent upon the obtaining of a ruling by the Internal Revenue Service to the effect that the Plan of such Employer is a qualified plan under the provisions of the Code and ERISA; as amended.

                                      XII-1

         12.04. Eligibility Requirement for Employee Participation. Those Employees of any Associated Company adopting this Plan shall be eligible to participate after they have met the Eligibility Requirements specified in the Adoption Agreement.

         12.05 Employees Employed by Two or More Employers. In the event of Participant hereunder is employed by two or more Employers, the benefits shall be provided and the contributions shall be made by each Employer in the same amounts and manner as if each were a part of a separate Trust; provided, however, that the benefits to which the Employee is entitled may be funded, at the discretion of the Plan Administrator, by one insurance contract which shall be held by the Trustee as an undivided interest as related to each Employer and the Trust created hereunder for the benefit of such Participant.

         12.06. Employee Transferred from One Employer to Another Employer. In the event an Employee, a Participant hereunder, is transferred from one Employer to another Employer without a Break in Service, such transfer shall not divest such Participant of any of his rights, benefits or privileges hereunder nor shall such transfer add to or increase any such rights, benefits or privileges.

         12.07. Contributions of Each Employer. For purposes of this Plan, each Employer may make contributions to the Trustee.

         12.08. Vesting of Interests. If the employment of any Participant employed by an Associated Company is terminated for any cause other than Death, Disability or Retirement, the Participant shall have vested rights in accordance with the schedule set forth in such Employer's Adoption Agreement.

         For the purpose of determining the Years of Credited Service in the Plan, as to any Employee transferred without a Break in Service from one Employer to another Employer and a party to this Agreement, years of participation in all such Plans shall be deemed his "Years of Service" in the Plan of the Successor Employer.


                                      XII-2

                                  ARTICLE XIII

                             ADMINISTRATION OF FUNDS

         13.01. Investment of Assets. All contributions shall be paid over to the Trustee and shall be invested by the Trustee in accordance with this Plan and the Trust Agreement.

         13.02. Valuations. The Trust Fund shall be valued by the Trustee at fair market value annually as of the close of business on the annual Valuation Date. A similar valuation of the Trust fund may occur at the end of any calendar month upon direction of the Plan Administrator.

         13.03. Crediting of Contributions.

                  (a) Employer Contributions, Any contributions made in respect of any Plan Year (or fiscal year ending during a Plan Year) by the Employer after the end of the Plan Year or later shall be deemed to have been immediately credited after the valuation occurring at the end of the Plan Year with respect to which such contribution was made or during which such fiscal year ended.

                  (b) Voluntary Contributions. Any voluntary contributions by Participants shall be maintained by the Trustee in segregated accounts established on behalf of the Participant. Notwithstanding the foregoing, if the Participant becomes entitled to receive the entire amount standing to his credit during any Plan Year and such amount is distributed to him for to his beneficiary, the distribution shall include all amounts contributed by him.

                  (c) Rollover Contributions. Rollover contributions made pursuant to Article VII hereof shall be credited to segregated accounts established on behalf of the Participant on whose behalf contributed as promptly as practicable following receipt thereof by the Trustee. This subsection (c) is subject, however, to the provisions of Article VII of this Plan. If the Participant becomes entitled to receive the entire amount standing to his credit during any Plan Year and such amount is distributed to him (or his Beneficiary), the distribution shall include all amounts contributed as rollover contributions on his behalf during such Plan Year, whether or not formerly credited to his Account prior to the date of distribution.

         13.04. Crediting of Investment Results.

                  (a) Contract Surrender Values and Dividends. Increases in cash surrender values of contracts and dividends payable with respect to contracts shall be allocated direct to the Accounts of Participants for whose benefit the respective contracts are maintained.

                  (b) Segregated Accounts. To the extent that the Trustee maintains segregated Accounts on behalf of any Participant or Beneficiary, there shall be credited to the Account of such Participant or Beneficiary al1 earnings and realized or unrealized gains generated by that segregated Account since the immediately preceding Valuation Date

                                     XIII-1
reduced by losses experienced (whether or not realized), and there shall be debited from such Account all identifiable separate expenses incurred in the operation and maintenance of such Account.

                  (c) General. As of any Valuation Date, the earnings and realized and unrealized gains of the Trust Fund attributable to investment of Fund assets, reduced by losses experienced (whether or not realized) and expenses incurred since the preceding Valuation Date, shall be credited to the Accounts of the Participants and Beneficiaries who had unpaid balances in their Accounts as of such Valuation Date in proportion to the balances in such Accounts as of the prior Valuation Date, after reducing such prior Valuation Date balances by the amounts withdrawn by or distributed to the Participant or Beneficiary since such Valuation Date, if any. For purposes of this section, the balance in any Participant's or Beneficiary's Account shall not include values contained in contracts. Where there is maintained for any Participant or Beneficiary, in addition to the Employer Contribution Accounts, other accounts, such as one or more Voluntary Contribution Accounts, each such other account shall be considered a separate Account for purposes of crediting investment results pursuant to this Section 13.04.

                  The Plan Administrator shall, in a uniform and nondiscriminatory manner, allocate earnings or losses and realized or unrealized gains or losses based on proration in time or such other method which shall reasonably produce an equitable result when Trust funds are transferred to or from the general Trust Fund during a Plan Year to or from segregated Accounts.

13.05. Investments in Life Insurance.

                  (a) Limitations. The trustee, if so instructed by the Plan Administrator, shall invest an amount less than fifty percent (50%) of the Employer's Contribution allocable to each Participant for the year in which such instruction is first given in the purchase of an ordinary life insurance contract for such Participant's Account; provided, however, that:

                           (1) the aggregate  premiums for life insurance in the
case of each Participant shall be less than one-half (1/2) of the aggregate of the Employer Contributions allocated to him at any particular time, and

                           (2) the Trustee shall:

                                    (A)  convert  the  entire  value of any life
insurance contract at or before retirement into cash, or

                                    (B) if the Plan  provides for the payment of
benefits in the form of an annuity, purchase an annuity contract which is not assignable and not commutable in the hands of the Participant to provide periodic income so that no portion of the value of the life insurance contract may be used to continue life insurance protection beyond retirement, or

                                     XIII-2

                                    (C) distribute  the life insurance  contract
or contracts to the Participant; provided, however, that the contract does not offer modes of settlement other than those generally provided under this Plan.

                           No instruction  for purchase of life insurance  shall
be given by the Plan Administrator unless a request therefor has been completed by the Participant. The Plan Administrator may thereafter give, or refrain from giving, such instruction to the Trustee end shall have sole discretion in regard thereto.

                           (b)  Limitations as to Term or Other  Insurance.  The
Trustee. If so instructed by the Plan Administrator, shall invest an amount less than twenty-five percent (25%) of the Employer's Contribution allocable to each Participant for the year in which such instruction is first given in the purchase of term or health and accident insurance for such Participant's Account.

                           (c) Maintenance of Insurance Contracts.  In the event
the Employer's Contribution allocable to any Participant's Account in any Plan Year is not sufficient to pay the annual premium on all life insurance contracts held by the Trustee for such Particpant, the Trustee shall apply the Employer's contribution as allocated to such Participant's Account, to the extent permissible and available, to the payment of such premiums, and, if additional funds are required, shall insofar as possible pay the same from any other assets in its possession to the extent of the respective Participant's interest therein and by borrowing on such life insurance for the benefit of the insured thereunder to the extent of the cash value where necessary. In any following year in which the Employer's Contribution as allocated to each Account exceeds the amount necessary to pay the premiums on the life insurance contracts held for such Accounts, the Trustee shall repay outstanding loans against such Participants life insurance to the extent of such excess funds in such Participant's Account. The provisions of this section shall not be construed to impair the Trustee's right to borrow available cash surrender values for the purpose of investing the proceeds of such loan for the benefit of the respective Accounts of the Participants whose policies are so borrowed against.

                           (d) Ownership and Beneficiary  Designation Under Life
Insurance. Each life insurance contract purchased by the Trustee shall designate the Trustee as the sole owner and beneficiary thereof subject to the terms and provisions of the Trust Agreement. All dividends on life insurance contracts purchased by the Trustee shall be allocated to the account of the Participant for whose benefit the life insurance was issued.

         13.06. Loans to Participant. Upon the application of any Participant, the Plan Administrator, in accordance with its uniform and nondiscriminatory policies, may direct the Trustee to make a loan or loans to such Participant. Any such loan shall be considered an earmarked investment by the Participant of part or all of the assets in his Account(s). All Participant loans shall bear a reasonable rate of interest, but in no event in excess of the applicable legal rate for such loan, shall be adequately secured and shall have a definite repayment date and schedule. All loans granted or renewed after August 19, 1985, shall be subject to the requirements of the Retirement Equity Act of 1984 and the Regulations promulgated thereunder. The prior written consent of the Participant's spouse, stated and executed in the form specified in Section 9.05(c) within the 90-day period ending on the date the

                                     XIII-3
loan is secured, is required for all loans secured by the Participant's vested Accrued Benefit. The obligation of a Participant shall be evidenced by a note which shall contain terms of repayment and any other provisions which may be agreed upon by the Plan Administrator and the Trustee or as required by law.

         In addition to the limitations and conditions specified in the Adoption Agreement, all loans made to Participants under this Section 13.06 shall be subject to the following restrictions:

                  (a) No loan to any Participant or Beneficiary can be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made over the outstanding balance of loans from the Plan on the date the loan is made, or (ii) one-half of the present value of the nonforfeitable Accrued Benefit of the Participant, or, if greater, the total Accrued Benefit up to $10,000. For purposes of the above limitations, all loans from ell plans of employers described in Code ii Section 414(b), (c), (m) and (o) are aggregated.

                  (b) Each loan shall by its terms require that repayment of principal and interest be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five (5) years from the date of the loan, unless the loan proceeds are used to acquire a dwelling unit which, within a reasonable time determined at the time the loan is made, will be used as the principal residence of the Participant.

                  An assignment or pledge of any portion of a Participant's interest in the Plan, and a loan, pledge or assignment with respect to any insurance contract purchased under the Plan will be treated as a loan subject to this section.

                  Notwithstanding the foregoing provisions of this Section 13.06, no loans shall be made to any Participant who is a Self-Employed Individual within the meaning of t401 (c) of the Code or to any Participant who is a Shareholder-Employee within the meaning of Section 1379(d) of the Code.

                  In  the  event  of  default,   foreclosure  on  the  note  and
attachment of security will not occur until a distributable event occurs in the Plan.

                  Additional specific conditions are set forth in a separate document entitled "Participant Loan Procedures," as may be amended from time to time, applicable to loans granted or renewed after October 18, 1989, which document is attached to this Plan and made a part hereof by this reference.


                                     XIII-4

                                   ARTICLE XIV

                  ALLOCATION OF AUTHORITY AND RESPONSIBILITIER

         14.01. Authority and Responsibilities of Employer. The Employer, as Plan sponsor, shall serve as a "Named Fiduciary" having the following (and only the following) authority and responsibility:


                  (a) To establish end communicate to the Trustee a funding policy for the Plan;

                  (b) To appoint the Trustee and the Plan Administrator and to monitor each of their performances;

                  (c) To appoint an investment manager (or to refrain from such appointment), to monitor the performance of the investment manager so appointed, and to terminate such appointment. More than one investment manager may be appointed and in office at any time pursuant hereto;

                  (d) To communicate such information to the Plan Administrator and to the Trustee as each needs for the proper performance of its duties; and

                  (e) To provide channels and mechanisms through which the Plan Administrator and/or the Trustee can communicate with Participants and their beneficiaries.

                  In addition, the Employer shall perform such duties as are imposed by law or by regulation and shall serve as Plan Administrator in the absence of an appointed Plan Administrator.

         14.02. Authority and Responsibilities of the Plan Administrator. The Plan Administrator shall have authority and responsibilities imposed by Article XVI hereof. With respect to the said authority and responsibility, the Plan Administrator shall be a "Named Fiduciary, and, as such, shall have no authority or responsibility other than as granted in this Plan or as imposed as a matter of law.

         14.03. Authority and Responsibilities of the Trustee. The Trustee shall be the "Named Fiduciary" with respect to investment of Trust Fund assets and shall have the powers and duties set forth in the Trust Agreement.

         14.04. Limitations on Obligations of Named Fiduciaries. No Named Fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under this Plan, under the Trust Agreement or by operation of law. A Named Fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of the said Named Fiduciary's authority or delegated responsibility.

                                      XIV-1

                                   ARTICLE XV

                                CLAIMS PROCEDURE

         15.01. Applications for Benefits. All applications for benefits shall be submitted in writing on forms provided by the Plan Administrator. Such application shall include a11 information end exhibits deemed necessary by the Plan Administrator to properly evaluate the merit of the claim for benefits and to make such determinations as are necessary with respect thereto.

         15.02. Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant or Beneficiary whose claim for benefits has been so denied shall be notified of such denial in writing by the Plan Administrator. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant or Beneficiary, as the case may be, of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

                  (a) The Participant or Beneficiary whose claim has been denied shall file with the Plan Administrator a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Plan Administrator of claim denial, shall be made in writing and shall set forth all of the facts upon which the appeal is base. Appeals not timely filed shall be barred.

                  (b) The Plan Administrator shall, within twenty (20) days of receipt of the Participant's or Beneficiary's notice of appeal, establish a hearing date on which the Participant or Beneficiary may make an oral presentation to the Named Appeals Fiduciary in support of his appeal. The Participant or Beneficiary shall be given not less than ten (10) days" notice of the date set for the hearing.

                  (c) The Named Appeals Fiduciary shall consider the merits of the claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of benefits and such other facts and circumstances as the Named Appeals Fiduciary shall deem relevant. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his or her interest, and the Named Appeals Fiduciary shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

                  (d) The Named Appeals Fiduciary shall render a determination upon the appealed claim which determination shall be accompanied by a written statement as to the reasons therefor. The determination so rendered by the Named Appeals Fiduciary shall be binding upon all parties.

         15.03. Appointment of the Named Appeals Fiduciary. The Named Appeals Fiduciary shall be the person or persons named as such by the Board of Directors, or, if no such person or persons be named, then the person or persons named by the Plan Administrator as the Named Appeals Fiduciary. Named Appeals Fiduciaries may et any time be removed by the Board of Directors, and any Named Fiduciary named by the Plan Administrator may be removed by it. ell such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The Named Appeals Fiduciary, if there be more then one determining the merits of any appeal, shall act by a majority vote on each matter coming before it. The Named Appeals Fiduciary shall be a "Named Fiduciary" within the meaning of ERISA, and, unless appointed to other fiduciary responsibilities, shall have no authority, responsibility or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein.

                                   ARTICLE XVI

                             THE PLAN ADMINISTRATOR

         16.01. Administration by Plan Administrator. This Plan shall be administered by the Plan Administrator. The Plan Administrator shall be as specified in the Adoption Agreement.

         16.02. Control of Plan by Plan Administrator. The Plan Administrator shall have complete control of the administration of the Plan herein embodied, with all powers necessary to enable it properly to carry out its duties in that respect. Not in limitation, but in amplification, of the foregoing, the Plan Administrator shall have the power to construe the Plan and to determine all questions that shall arise thereunder, and shall also have all the powers elsewhere in this instrument conferred upon it. It shall decide all questions relating to the eligibility of Employees to participate in the benefits of this Plan. It shall be responsible for the administration and accounting of Participants" Accounts. All disbursements by the Trustee, except for the ordinary expenses of administration of the Trust, shall be made upon, and in accordance with, the instructions of the Plan Administrator. The decisions of the Plan Administrator upon all matters within the scope of its authority shall be binding upon all persons interested in this Plan.

         16.03. Authority and Responsibility of the Plan Administrator. The Plan Administrator shall have the following duties and responsibilities:

                  (a)  To  maintain   and  retain   records   relating  to  Plan
Participants, Former Participants and each of their Beneficiaries;

                  (b) To prepare and furnish to Participants all information required under Federal law or provisions of this Plan to be furnished to them;

                  (c) To prepare and furnish to the Trustee sufficient Employee data and the amount of Contributions received from all sources so that the Trustee may maintain separate Accounts for Participants and make required payments of benefits;

                  (d) To prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

                  (e) To provide directions to the Trustee with respect to the purchase of life insurance, methods of benefit payment, valuations at dates other than Annual Valuation Dates and on all other matters where called for in the Plan or requested by the Trustee;

                  (f) To provide direction to the Trustee regarding investment of the Trust Fund pursuant to Section 16.08;

                                      XVI-1

                  (g) To construe the provisions of the Plan, to correct defects therein and to supply omissions thereto;

                  (h) To engage assistants and professional advisors;

                  (i) To arrange for bonding, as required; and

                  (j) To provide procedures for determination of claims for benefits,

all as further set forth herein.

         16.04. Reporting and Disclosure. The Plan Administrator shall keep all individual and group records relating to Plan Participants, Former Participants and Beneficiaries, and all other records necessary for the proper operation of the Plan. Such records shall be made available to each Participant and Beneficiary for examination during business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and the Plan and Trust Agreement. The Plan Administrator shall prepare and file as required by law or regulation all reports, forms, documents and other items required by ERISA and/or the Code, and every other relevant statute, each as amended, and all regulations thereunder. This provision shall not be construed as imposing upon the Plan Administrator the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by this Plan.

         16.05. Construction of the Plan. The Plan Administrator shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Plan Administrator shall interpret the Plan end shall determine the questions arising in the administration, interpretation and application of the Plan. It shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person and so as to treat all persons in similar circumstances uniformly. The Plan Administrator shall correct any defect, reconcile any inconsistency or supply any omission with respect to this Plan.

         16.06. Engagement of Assistants end Advisors. The Plan Administrator shall have the right to hire, at the expense a the Employer, such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable, including, but not limited to:

                  (a) Investment managers and/or advisors;

                  (b) Accountants;

                  (c) Actuaries;

                  (d) Attorneys;

                                      XVI-2

                  (e) Consultants;

                  (f) Clerical and office personnel; and

                  (g) Medical practitioners.

                  To the extent that the costs for such assistants and advisors are not paid by the Employer, they shall be paid from the Trust Fund as an expense of the Plan at the direction of the Plan Administrator.

         16.07. Investment of the Trust Fund. The Plan Administrator should adopt an investment philosophy and should communicate same to the Trustee, or such other advisors who may be in charge of investment selection. In discharging this duty, the Plan Administrator shall act solely in the interests of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to such Participants and Beneficiaries, and defraying reasonable expenses of administering the Plan and Trust, by diversifying the investment of the Plan's assets so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, with care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters and with a similar investment philosophy would use in the conduct of an enterprise of like character and with like aims, and in accordance with the documents and instructions governing this Plan and Trust insofar as such documents and instructions are consistent with ERISA. In discharging this duty, the overall makeup of the Trust Fund should be considered so that some percentage of the Trust Fund may be in speculative or illiquid investments so long as these investments, when considered in relation to the total Trust Fund, do not make the Trust Fund imprudently invested. The Trustee may, at the direction of the Plan Administrator, invest any portion of the Trust Fund attributable to Employer Nonelective Contributions or Employer Matching Contributions [the investment of which is directed by the Plan Administrator and not subject to directed investment by Participants] in qualifying mocks, bonds, debentures or other marketable obligations or securities issued by, or in Qualifying real property or any interest therein of, the Employer or any affiliated company of the Employer.

         16.08. Directed Investments by Plan Administrator. The Trustee shall be subject to the directions of the Plan Administrator with respect to investment and reinvestment of Trust Fund assets; provided, however, that such directions are made in accordance with the terms of this Plan and are not contrary to ERISA. To the extent the authority under this section is used, the Trustee shall not be liable for following such directions, as provided in Section 405(b)(3)(B) of ERISA.

         16.09. Prohibited Transactions. Notwithstanding anything to the contrary herein contained, the Plan Administrator shall have no authority to direct the Trustee to engage in any prohibited transaction set forth in Section
Section 406 and 407 of ERISA and Section 4975 of the Code, as added by Section 2003(a) of ERISA.

         16.10.  Investment  in Savings  Accounts and Trust  Funds.  Pursuant to
Section  408(b)(4)  of ERISA and  Section  4975(d)(4)  of the Code,  as added by
Section 2003(a) of ERISA, the Plan Administrator shall have the power to instruct the Trustee to invest all or part of the Plan's

                                      XVI-3
assets in deposits which bear a reasonable interest rate in a bank or similar financial institution supervised by the United States or a State, even though such bank or other institution is a fiduciary of the Plan. Furthermore, pursuant to Section 408(b)(8) of ERISA and 4975(d)(8) of the Code, the Plan Administrator may expressly permit a transaction between the Plan and a common or collective Trust Fund or pooled investment fund maintained by a party in interest and/or a disqualified person which is a bank or trust company supervised by a State or Federal Agency if such transaction is a sale or purchase of an interest in the fund and the bank or trust company receives no more than reasonable compensation.

         16.11. Disqualified Persons. Pursuant to Section 411 of ERISA, no person shall serve or be permitted to act on behalf of the Plan Administrator, or serve as a Named Fiduciary, officer, Trustee, custodian, counsel, agent or Employee of the Plan, or as a consultant to the Plan, if such person has been convicted of, or has been imprisoned as a result of his conviction of, any of the offenses enumerated in said section.

         16.12. Participant Directed Accounts. Notwithstanding anything to the contrary herein contained, if permitted under the Adoption Agreement, the Plan Administrator may elect to allow Participants to direct the investment of their own Accounts. In the event of such election, the following provisions shall apply:

                  (a) Each  Participant  shall  have  the  right  to  direct  or
"earmark"  the  investment  of all or a  portion  of the  assets  in his  Salary
Reduction Contribution Account and his Qualified Employer Nonelective Contribution Account consisting of special fully vested Nonelective Employer Contributions utilized in satisfying the Actual Deferral Percentage tests, if any, among a variety of investment vehicles selected and made available for this purpose by the Plan Administrator.

                  (b) The Participant shall notify the Trustee of such intent in writing, and said written notice shall designate the name of the investment and state the portion of the Participant's Salary Reduction Contribution Account or separate fully vested Qualified Employer Nonelective Contribution Account that he desires to be so directed. Upon receipt of such notification, the Trustee shall proceed with making such earmarked investment unless the Trustee, in its discretion, deems that such investment could disqualify the Plan or cause the income of the Trust to be subject to income tax, in which case the Trustee shall immediately so notify the Plan Administrator.

                  (c) Any income and any increase or decrease in the value of any directed investment shall be allocated to the corresponding Account of the Participant who earmarked the investment. The Trustee may deduct from a Participant's earmarked Account the unpaid Trustee fees assessed for maintaining such earmarked Account, if any, together with all unpaid costs and any expenses paid by the Trustee in connection with the investment of the assets in the earmarked Account if such fees, costs and expenses remain unpaid for thirty (30) days. The Trustee may deduct from the earmarked Account such unpaid fees, costs and expenses of the Trustee before making any distributions. If there is insufficient cash in the earmarked Account to pay the Trustee's unpaid fees, costs and expenses, the Trustee may, notwithstanding anything in this Plan to the contrary, withhold distribution until such fees, costs and expenses have been paid in full.

                                      XVl-4

                  (d) The right of each Participant to earmark investments among any of the investment vehicles made available by the Plan Administrator shall not be subject to further approval by the Plan Administrator or by the Trustee. However, the Plan Administrator shall have the fight to refuse to make any investment which could, in the Plan Administrator's discretion, disqualify the Plan or cause the income of the Trust to be subject to income tax. Pursuant to
Section 404(c)(2) of ERISA, the Trustee and the Plan Administrator, when directed by s Participant, shall not be liable for any loss, or by reason of any breach, which results from such Participant's exercise of his right to earmark his investments.

         16.13. Bonding. The Plan Administrator shall arrange for such bonding as is required by law, but no bonding in excess of the amount required by law shall be considered required by this Plan.

         16.14. Indemnification of the Plan Administrator. Each person who acts within the scope of his duties on behalf of the Plan Administrator shall be indemnified by the Employer against expenses, judgments, fines, settlements and other amounts (other than amounts paid in settlement to which the Employer does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his service on behalf of the Plan Administrator except in relation to matters as to which he shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as such person may enjoy as a matter of law or by reason of insurance coverage of any kind, Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which such person may be entitled pursuant to the bylaws of the Employer or as a matter of law. Service on behalf of the Plan Administrator shall be deemed in partial fulfillment of such person's function as an employee, officer and/or director of the Employer, if he serves in such other capacity as well.

         16.15. Minutes of Plan Administrator. The Plan Administrator shall keep minutes of its meetings.

         16.16. Compensation of the Plan Administrator, The Plan Administrator shall not receive compensation for the administration of this Plan.


                                      XVl-5

                                  ARTICLE XVII

          AMENDMENT. TERMINATION. MERGER AND CONSOLIDATION OF THE PLAN

         17.01. Amendment. The provisions of this Plan may be amended at any time and from time to time by the Employer; provided, however, that:

                  (a) No amendment shall increase the duties or liabilities of the Plan Administrator or of the Trustee without the consent of such party;

                  (b) No amendment (including the adoption of this Plan as a restatement of an existing plan) shall decrease a Participant's Accrued Benefit, except to the extent permitted under Code Section 412(c)(8), and may not reduce or eliminate Code Section 411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Code Section 411(d)(6) protected benefits of the amendment has the effect of either (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or (ii) except as provided by Treasury regulations, eliminating an optional form of benefit. The Plan Administrator shall disregard an amendment to the extent application of the amendment would fail to satisfy this section. If the Plan Administrator must disregard an amendment because the amendment would violate clause (i) or clause (ii) hereof, the Plan Administrator must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants.

                  (c) No amendment shall provide for the use of funds or assets held to provide benefits under this Plan other than for the benefit of Employees and their Beneficiaries or to provide that funds may revert to the Employer.

                  Each amendment shall be approved by the Employer. Notwithstanding the foregoing, any amendment necessary to initially qualify this Plan under S401(a) of the Code may be made without the approval of the Board of Directors if signed by the proper officers of the Employer if the Employer is a corporation.

         17.02. Plan Termination.

                  (a) Right Reserved. While it is the Employer's intention to continue the Plan indefinitely in operation, the right is, nevertheless, reserved to terminate the Plan in whole or in part. Termination of the Plan shall result in full and immediate vesting in each Participant of the entire amount standing to his credit in his Account(s), and there shall not thereafter be any forfeitures with respect to any Participant for any reason. Plan termination shall be effective as of the date specified by resolution of the Board of Directors. In addition, to the extent there is a partial termination, as such term is defined for purposes of Section 411(d)(3) of the Code, the Employer Nonelective and Matching Contribution Accounts of all Participants at the date of such partial termination shall become fully vested and nonforfeitable.

                                     XVII-1

                  (b) Effect on Remaining Participants etc. The Employer shall advise the Trustee of the termination of the Plan and shall provide instructions as to disposition of the Trust. If so instructed by the Employer, the Trustee shall pay over to each Participant (and vested Former Participant) the value of his vested interest, end thereupon dissolve the Trust. Except as provided for elsewhere in this Plan, no assets held in the Trust shall revert to the Employer on termination of the Plan.

         17.03. Complete Discontinuance of Employer Contributions. While it is the Employer's intention to make substantial and recurring Contributions to the Trust Fund pursuant to the provisions of this Plan, the right is nevertheless reserved at any time to completely discontinue Employer Contributions. Such complete and permanent discontinuance shall be established by resolution of the Board of Directors and shall have the effect of a termination of the Plan, resulting in full end immediate vesting in each Participant of the entire amount standing to his credit in his Account(s), 6xcept that the Trustee shall not have authority to dissolve the Trust Fund except upon adoption of a further resolution by the Board of Directors to the effect that the Plan is terminated and upon receipt from the Employer of instructions to dissolve the Trust Fund pursuant to Section 15.02(c) hereof.

         17.04. Suspension of Employer Contributions. The Employer shall have the right at any time, and from time to time, to suspend Employer Contributions to the Trust Fund pursuant to this Plan. Such suspension shall have no effect on the operation of the Plan except as set forth below:

                  (a) If the Board of Directors determines by resolution that such suspension shall be permanent, a permanent discontinuance of Contributions will be deemed to have occurred as of the date of such resolution or such earlier date as is therein specified.

                  (b) If such suspension becomes a plan termination, a complete discontinuance of Contributions will be imputed. In such case, the complete discontinuance shall be deemed to have occurred on the earlier of:

                           (1) The date  specified by resolution of the Board of
Directors or established as a matter of equity by the Plan Administrator or

                           (2) The last day of the Plan Year next  following the
last Plan Year in which there was a substantial Contribution.

17.05. Mergers and Consolidations of Plans. In the event of any merger or consolidation with, or transfer of assets Or liabilities to, any other plan, each Participant in the event of termination shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, etc.) that is equal to or greeter than the benefit he would have been entitled to receive immediately before such merger, etc., in the Plan in which he was then a Participant (had such Plan been terminated at that time). For purposes hereof, Former Participants and Beneficiaries shall be considered Participants.

                                     XVII-2

                                  ARTICLE XVIII

                            MISCELLANEOUS PROVISIONS

         18.01. Nonalienation of Benefits

                  (a)  General.  Except as  provided in  subsection  (b) of this section 18.01, none of the payments, benefits or rights of any Participant or Beneficiary shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits end rights shall be free from attachment, garnishment, trustee's process or any other legal or equitable process available to any creditor of such Participant or Beneficiary. Except as provided in subsection (b) of this section, no
Participant or beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise under this Plan, except the right to designate a Beneficiary or Beneficiaries as hereinbefore provided.

                  (b) Exceptions. This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Plan Administrator under the provisions of the Retirement Equity Act of 1984. The Plan Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, if so provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

                  This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of this Plan or the corresponding Trust. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Trustee or the Plan Administrator, at the direction of the Plan Administrator, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Plan Administrator that such indebtedness is to be so paid in whole or in part from the Participant's Accrued Benefit. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his vested Accrued Benefit, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Article XV.

         18.02. No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

         18.03. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other

                                     XVIII-1
provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

         18.04. Insurance Companies. No insurance company which shall issue any policy as provided for in this Plan shall be a party to this Plan or have any responsibility for the validity of this Plan. The liability of any such insurance company shall be only as provided in any policy which it may issue. Any insurance company shall be fully protected from all liabilities in accepting premium payments from the Trustee and in making payments to or on direction of the Trustee, without liability as to the application of such payments. Such insurance company shall be fully protected in dealing with the Trustee as the sole owner of policies held under this Plan, end shall not be liable in assuming that the Plan has not been emended or terminated until notice of any amendment or termination of the Plan has been received by the insurance company at its Home Office. No amendment of the Plan shall deprive the insurance company of any protection except as to policies issued by it after receipt at its Home Office of notice of the terms of such amendment. The insurance company shall be fully protected in dealing with the Trustee according to the latest notification received by it at its Home Office. The Plan Administrator shall furnish each insurance company with the name(s) and address(as) of the Trustee and shall furnish each insurance company with any changes in same.

         18.05. Transfers To and From Other Qualified Plans. Subject to the provisions of Article VII, with the written consent of the Plan Administrator, there may be transferred to the Trustee all or any assets held under another plan which satisfies the requirements of Section 401 of the Code and which is maintained for the benefit of any person who is or is about to become a Participant in this Plan, provided that such assets and earnings thereon shall be allocated to the Participant and shall be one hundred percent (100%) vested et ell times end shall not be forfeitable for any cause. Further, the Trustee, if directed by the Participant, shall transfer the vested interest of the Participant whose employment with the Employer is terminated to any other plan which satisfies the requirements of Section 401 of the Code (specifically
Section 401 (8)(31) for purposes of a "direct transfer of eligible rollover distributions" as further described in Section 11.06 of this Plan) and in which such Participant is or is about to become a Participant.

         18.06. Separate Trust Agreement. The Employer shall establish a Trust pursuant to which the Trustee shall hold, invest, administer and distribute the Trust Fund and the income therefrom, in accordance with the provisions of the separate Trust Agreement between the Employer and the Trustee. The Trust Agreement constitutes a part of the Plan, and its terms are incorporated into the Plan. The Plan constitutes a part of the Trust Agreement, and its terms are incorporated into the Trust Agreement.

         18.07. Heirs, Assigns and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future.

         18.08. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

                                     XVIII-2

         18.09. Gender and Number. Except where otherwise clearly indicated by context, the masculine and neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

         18.10 Controlling Law. This Plan shall be construed and enforced according to the laws of the State of California to the extent not preempted by Federal law, which shall otherwise control.

         18.11. Title to Assets. No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, end then only to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefor in any manner.

         18.12.  Payments  to Minors,  etc.  Any  benefit  payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustee, the Plan Administrator, the Employer and all other parties with respect thereto.

         18.13. Benefits of Persons Who Cannot Be Located. If the Plan Administrator determines, in good faith and in its discretion, that a person entitled to receive payment or a distribution hereunder cannot be located, the Plan Administrator shall, nevertheless, give written notice to such person of the fact that such benefit is payable. Such written notice shall be given by U.S. Mail to the person entitled to payment (according to the records of the Plan Administrator) at the last known address of such person. If such person makes no claim for such benefit before the earlier of a period of two (2) years after the giving of such written notice or the termination of the Plan, then the Trustee is authorized to declare a forfeiture of the benefit otherwise payable to such person, provided such person has not yet been located. Notwithstanding the foregoing, if a claim for payment of such benefit is thereafter made by such person or any successor in interest of such person who would qualify as a beneficiary thereof, such benefit shall be reinstated and paid in full.

         18.14. Mechanical Reproduction. One (1) set of the pages constituting this Plan has been executed and shall be deemed the original, even though physically produced by the use of automatic printing or copying machines, if such set bears the original signatures of the parties hereto.

         18.15. Discrepancies. In the event any discrepancy or conflict in interpretation occurs between The provisions of this Plan and the provisions of the Adoption Agreement, the Adoption Agreement shall control.


                                     XVIII-3

                                   ARTICLE XIX

                            AFFILLIATED SERVICE GROUP

         19.01. Definitions. For purposes of this Plan, the term "Affiliated Service Group, in accordance with Section 414(m) of the Code, means a group consisting of a service organization (hereinafter in this section referred to as the "first organization") and one or more of the following:

                  (a) any service organization which --

                           (1)  is  a  shareholder   or  partner  in  the  first
organization, and

                           (2)  regularly   performs   services  for  the  first
organization  or  is  regularly   associated  with  the  first  organization  in
performing services for third persons, and

                  (b) any other organization if --

                           (1) a  significant  portion of the  business  of such
organization is the performance of services (for the first organization, for organizations described in subsection (a) above, or for both) of a type historically performed in such service field by employees, and

                           (2) ten  percent  (10%) or more of the  interests  in
such organization is held by persons who are officers, highly compensated employees or owners of the first organization or an organization described in subsection (a) above.

                  For purposes of this section, the term "service organization" means an organization, the principal business of which is the performance of services.

                  Such  organizations,   if  any,  which  constitute,  with  the
Employer hereunder, an Affiliated Service Group shall be specified in the Adoption Agreement.

                  Wherever the word "Employer" appears in this Plan, that word shall be interpreted to mean any member of such Affiliated Service Group, together with any other organizations as may hereafter become members, end ell service with any member of the Affiliated Service Group shall be treated as service with a single Employer.

         19.02. Limitation on Benefits and Contributions. For purposes hereof, all defined benefit plans (whether or not terminated) of the Affiliated Service Group shall be treated as one (1) defined benefit plan, and all defined contribution plans (whether or not terminated) of the Affiliated Service Group shall be treated as one (1) defined contribution plan. A Participant's Compensation shall, for purposes hereof, include the annual Compensation of the Participant from any Employer who is a member of the Affiliated Service Group. For purposes of Article V hereof, all benefits, annual additions and Compensation from all members of the Affiliated Service Group will be aggregated.

                                      XIX-1

         19.03. Multiple Integrated Plans of Members. The retirement plan of each member of the Affiliated Service Group is designed so that there will be no duplication of benefits. However, in the event that an Employee should become eligible to participate in the retirement plans of more than one member of the Affiliated Service Group, such plans will be amended, If applicable, effective as of the date upon which such Employee becomes eligible to participate in more than one plan, to comply with the provisions of Section l7 of Revenue Ruling 71-446, i.e. such plans will be appropriately modified so as to ensure that the extent of integration does not exceed 100%.

         19.04. Control. In the event that the provisions of this Article XIX conflict in any way with any other provisions of this Plan, this Article XIX shall control.







                                      XIX-2

                                   ARTICLE XX

                   ADDITIONAL REQUIREMENTS FOR TOP-HEAVY PLANS

         20.01. Generally. If for any Plan Year beginning after December 31, 1983, the Plan is determined to be top-heavy, then additional requirements set forth in this Article XX shall apply. These additional requirements limit the amount of a Participant's Compensation which may be taken into account; provide for more rapid vesting for Participants; provide a minimum accrued benefit or minimum contribution for Participants; place additional restrictions on distributions to Key Employees; and reduce the limits on contributions and benefits.

         20.02. Top-Heavy Determination: Aggregation of Related Employers. All Employers who are members of a controlled group of corporations as defined in Code Section 414(b)), a group of trades or businesses which are under common control (as defined in Code Section 414(c)), an Affiliated Service Group (as defined in Code Section 414(m)), or any other entity required to be aggregated with the Employer pursuant to Code 3414(o) shall be treated as a single Employer for purposes of applying the limitations of this Article XX.

         20.03. Top-Heavy Determination: Key Employee. A Key Employee shall be any Employee or Former Employee (including any deceased Employee) who at any time during the determination period was an officer of the Employer if such individual's annual Compensation exceeds 50% of the dollar limitation under
Section 415(b)(1)(A) of the Code, one of the ten employees having annual Compensation exceeding the limitation under Section 415(c)(1 )(A) of the Code and owning (or considered as owning within the meaning of Code 3318) the largest interests in the Employer, a 5% owner of the Employer or a 1% owner of the Employer who has an annual compensation of more than $150,000. The determination period is the Plan Year containing the determination date and the four preceding Plan Years.

         The determination of who is a Key Employee will be made in accordance with Section 416(i) of the Code and the regulations thereunder.

         In general, an officer shall mean an administrative executive who is in regular and continuing service. Officer shall not include those employed for a special or single transaction. An Employee who merely has the title of an officer, but not the authority, shall not be considered an officer.

         There shall be a maximum number of officers considered Key Employees. No more than the lesser of 50 Employees, or the greater of three Employees or 10% of all Employees, shall be treated as Key Employees by reason of being officers. If this maximum limit on the number of officers is exceeded, the officers who shall be Key Employees are those officers, selected from the group of individuals who were officers in the current Plan Year or the four preceding Plan Years, who had the largest annual Compensation while officers in that five-year period.

         An Employee who has some ownership interest shall be considered to be one of the top ten owners under subsection (b) unless at least ten (10) other Employees own a greeter interest in the Employer than the Employee. However, an Employee shall not be considered a top ten owner for a Plan Year if the Employee earns less than the maximum dollar limitation under Code Section 415(c)(1)(A) as in effect for the calendar year in which the determination date falls.

         An Employee shall be considered to own more than a 5% interest under subsection (c) if he owns more than 5% of the corporation's outstanding stock or stock possessing 5% of the total combined voting power of all stock of the corporation. An Employee is also treated as owning stock which is owned by certain members of his family or, in the case of any Employer which is not a corporation, by partnerships, estates, trusts or corporations in which the Employee has an interest as provided in Code Section 318. The same rules shall apply to determine whether an Employee is a more than 1% owner under subsection
(d). In the case of an Employer that is not e corporation, ownership shall be determined in accordance with regulations issued by the Secretary of the Treasury.

         For purposes of determining 5% and 1% owners, each Employer who would otherwise be aggregated under Section 20.02 shall be treated as a separate Employer. However, for purposes of determining whether an Employee has compensation of more than $150,000, Compensation from each entity required to be aggregated by Section 20.02 shall be taken into account. Compensation, for purposes of determining whether an Employee has Compensation of more than $150,000, shall mean Compensation as defined for Testing the limits on contributions and benefits under Code Section 415. To determine whether a self-employed individual who is a more than 1% owner is a Key Employee, Compensation shall mean earned income from the trades or businesses under which the Plan is maintained.

         20.04. Top-Heavy Determination: Non-Key Employees. A Non-Key Employee shall be any Employee who is not a Key Employee.

         20.05. Top-Heavy Determination: Disregarded Employee. If an Employee ceases to be e Key Employee, his Accrued Benefit or Account(s) shall be disregarded for any Determination Date following the last Determination Date for which he was a Key Employee. Thus, if an Employee is a Key Employee on any date during the Plan Year in which he separate; from service with the Employer, his Accrued Benefit or Account(s) shall be taken into account as a Key Employee's, but only with respect to the Determination Date within the Plan Year of separation or the four following Plan Years. With respect to subsequent Plan Years, his Accrued Benefit or Account(s) shall be disregarded (unless the Employee returns to service with the Employer as a Key Employee).

         In addition, the account balance or Accrued Benefit of a Participant who has not performed any services for the Employer during the 5-year period ending on the Determination Date shall be disregarded. However, if the Participant returns to service with The Employer after the 5-year period, such Participant's total account balance or Accrued Benefit shall be included in determining the Plan's top-heavy ratio under Section 20.07 and 20.08.

         20.06. Top-Heavy Determination: Beneficiary. The term Key Employee includes a deceased Employee as represented by his Beneficiary.

         20.07. Top-Heavy Ratio: Defined Contribution Plan. The Plan shall be a top-heavy Plan if, as of the Determination Date, the aggregate of the Accounts of Key Employees exceeds 60% of the aggregate of Accounts of all Employees.

         The Account, as of any Determination Date, for any Employee shall be the sum of:

                  (a) the account balance as of the most recent Valuation Date occurring within the 12-month period ending on the Determination Date;

                  (b) an adjustment for Contributions due as of a Determination Date;

and

                  (c) certain distributions described in Section 20.11.

                  For a profit sharing or stock bonus plan, the adjustment in subsection (b) above shall include the amount of any Employee nondeductible contributions, Employer Contributions and reallocated forfeitures actually made on or after the Valuation Date but on or before the Determination Date. However, for the first Plan Year only, the adjustment in subsection (b) also shall include the amount of Employer Contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

                  For a pension plan, the account balance in subsection (a) above shall include amounts required to be allocated on or before the Determination Date, whether or not these amounts have actually been contributed prior to that Date. The adjustment in subsection (b) shall include the amount of any Employee nondeductible contributions made on or after the Valuation Date but on or before the Determination Date. Also, the adjustment in subsection (b) shall include any Employer Contributions made or due to be made after the Valuation Date but prior to the expiration of the extended payment period to satisfy the minimum funding standards under Code Section 412(c)(10).

                  The Accrued Benefit of any Employee (other then a Key Employee) shall be determined as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411 (b)(1)(C) of the Code.

                  In the case of a simplified employee pension plan, at the election of the Employer, aggregate Employer Contributions shall be used in lieu of the account balance in subsection (a) above.

         20.08. Top-Heavy Ratio: Defined Benefit Plan. The Plan shall be a top-heavy Plan if, as of the Determination Date, the present value of Accrued Benefits under the Plan for Key Employees exceeds 60% of the present value of Accrued Benefits for all Employees.

         Certain distributions, described in Section 20.11, shall be added to the present value of Accrued Benefits.

         The present value of Accrued Benefits for purposes of the Determination Date shall be the same as the present value of Accrued Benefits calculated on the most recent Valuation Date within a 12-month period ending on the Determination Date. The Valuation Date shall be the date used for computing minimum funding costs, regardless of whether a valuation is performed for that year.

For the first Plan Year only, Accrued Benefits for a current Participant shall be determined either: (i) as if the individual terminated employment on the lest day of that Plan Year or (ii) as if the individual terminated employment as of the Valuation Date, but taking into account the estimated Accrued Benefit as of the Determination Date.

         For succeeding Plan Years, a current Participant's Accrued Benefit shall be determined as if the individual terminated employment as of the most recent Valuation Date within the 12-month period ending on the Determination Date.

         Actuarial   assumptions  used  to  determine  present  value  shall  be reasonable. They shall include an interest and a postretirement mortality assumption, and the assumptions utilized under the Plan ere specified in its Adoption Agreement. They may include preretirement mortality end future increases in the cost of living. They shall not include future withdrawal or future salary increases. In the case of a Plan for which the Qualified Joint and Survivor Annuity is the normal form of benefit, the spouse of the Participant may be assumed to be the same age as the Participant. Ancillary benefits, including preretirement death and disability benefits end postretirement medical benefits, shall not be taken into account. Subsidized benefit options and subsidized early retirement benefits shall not be taken into account unless they are nonproportional subsidies. If a plan provides for a nonproportional subsidy, the benefit shall be assumed to commence at the age at which the benefit is most valuable. A subsidy is nonproportional unless the subsidy applies to a group of employees that would independently satisfy the requirements of Code Section 410(b). The actuarial assumptions and benefits considered to determine present value of Accrued Benefits shall be set forth in the Adoption Agreement for the defined benefit plan.

         20.09. Top-Heavy Ratio: Aggregation Group. For purposes of determining whether the Plan is part of a top-heavy group, the following aggregation rules apply:

                  (a) Required Aggregation Group. All plans maintained by an Employer in which a Key Employee participates shall be aggregated to determine whether or not the plans, as a group, are top-heavy. Each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Section 401 (a)(4) or 410(b) shall also be aggregated, in addition, each terminated plan which was maintained by the Employer within the last five (5) years ending on the Determination Date for the Plan Year in question shall also be aggregated.

                  (b) Permissive Aggregation Group. One or more plans, which are not required to be aggregated, may be aggregated with each other or with plans under subsection (a) if such group would continue to meet the requirements of Code Section 401(a)(4) and 410(b) with such plan(s) being taken into account.

                  Collectively bargained plans that include a Key Employee shall be included in a required aggregation group of that Employer. Collectively bargained plans that do not include a Key Employee may be included in a permissive aggregation group.

                  However, the vesting rules under Section 20.14, the minimum benefit and contribution provisions under ii Section 20.15 to 20.18, and the provision limiting the amount of includible Compensation under Section 20.13 shall not apply to a collectively bargained plan whether or it includes a Key Employee.

                  20.10. Top-Heavy Ratio: Top-Heavy Group. An aggregation group shall be a top-heavy group, as of the Determination Date, if the sum of:

                  (a) the aggregate of Accounts of Key Employees under ell defined contribution plans in such group (determined in accordance with 120.07), and

                  (b)  the  present  value  of  the  Accrued  Benefits  for  Key
Employees under all defined benefit plans in such group (determined in accordance with Section 20.08)

exceeds 60% of the same amounts determined for all Employees under all plans included within the aggregation group.

                  If a required aggregation group is top-heavy, then each plan required to be included within the group shall be top-heavy, if a permissive aggregation group is top-heavy, only those plans which are part of a required aggregation group shall be top-heavy. If the aggregation group is not e top-heavy group, then no individual plan included in the group shall be top-heavy, even though a plan standing alone would be top-heavy under Section
20.07 or Section 20.08.

         20.11. Top-Heavy Ratio: Distributions: Reliever Contributions. Distributions as provided in Code Section 416(g)(3) made within the Plan Year which includes the Determination Date, or within the four preceding Plan Years, shall be added to the present value of Accrued Benefits or Accounts in testing for top-heaviness, except to the extent already included in the present value of the Accrued Benefits or Accounts as of the Determination Date. In the case of the distribution of an annuity contract or a guaranteed annuity certificate from a group annuity contract, the amount of such distribution shall be the current actuarial value of such contract or certificate determined on the date of distribution. Distributions made prior to the first Plan Year after December 31, 1983, shall be taken into account under this rule.

         In the case of relievers and plan-to-plan Transfers, both initiated by the Employee and made from the plan of one Employer to the plan of another Employer (i.e., unrelated):

                  (a) The plan making the distribution counts the distribution, and

                  (b)  The  plan   receiving   the  reliever   distribution   or
plan-to-plan transfer considers it part of the Accrued Benefit or Account, but only if it was accepted prior to December 31, 1983.

                  In the case of rollovers and plan-to-plan transfers either not initiated by the Employee or made to a plan of the same Employer (i.e., related):

                  (a) The plan providing the rollover or plan-to-plan transfer does not count the rollover as a distribution; and

                  (b) The plan accepting the rollover counts the rollover or plan-to-plan transfer in the present value of Accrued Benefits or Accounts.

                  For purposes of determining the character of rollovers and plan-to-plan transfers, the related employer rules of Section 20.02 shall apply.

         20.12. Top Heavy Ratio: Determination Date. Whether a plan is top-heavy shall be determined on the Determination Date. In the case of an Employer who maintains a single plan, the Determination Date shall be:

                  (a) For the first  Plan  Year,  the last day of the Plan Year;
and

                  (b) For any other Plan Year, the last day of the preceding Plan Year.

                  In the case of an Employer who maintains more than one plan, which plans are to be aggregated under Section 20.09:

                  (a)  The  present  value  of  Accrued   Benefits  or  Accounts
(including distributions) shall be determined separately for each plan as of its Determination Date;

                  (b) Then, the present values of the plans shall be aggregated by adding the results of each plan as of their respective Determination Dates that fall within the same calendar year.

                  The Valuation Date shall be the same date as the Determination Date.

         20.13. Limit on Includible Compensation. Only the first $200,000 of a Participant's Compensation shall be taken into account under the Plan. The $200,000 limit shall be increased automatically beginning in 1990 to the extent permitted by the Internal Revenue Service. A top-heavy Plan shall continue to provide for any Accrued Benefits attributable to Compensation in excess of $200,000 to the extent such benefits were accrued before the effective date of this provision.

         20.14. Top-Heavy Vesting. If for any Plan Year the Plan is a top-heavy Plan, then each Participant's Accrued Benefit or account balance derived from Employer Contributions shall become nonforfeitable under a vesting schedule selected in the Adoption Agreement. All service required to be counted under the Plan shall be counted for top-heavy vesting. All service disregarded under the Plan shall be disregarded for top-heavy vesting except to the extent the Secretary of the Treasury provides otherwise in regulations. If the Plan becomes top-heavy, the Accrued Benefits or account balance of any Employee who does not have an Hour of Service after the Plan becomes top-heavy shall not be subject to the Top-Heavy vesting schedule.

         Top-heavy minimum benefits or minimum contributions under Section 20.15 to 20.18 may not be forfeited under Plan rules otherwise applicable relating to a suspension of benefits upon reemployment or a forfeiture upon withdrawal of mandatory employee contributions.

         For any Plan Year in which the Plan ceases to be top-heavy, the regular vesting schedule which was in effect prior to the time when the Plan became top-heavy shall be reinstated. However, any portion of the Participant's Accrued Benefit or Account that was vested prior to the time the Plan ceased to be top-heavy shall remain vested. In addition; any Participant credited with five (three, for Plan Years commencing after December 31, 1988) or more Years of Service at the time the Plan ceased to be top-heavy shall have the option of remaining under the top-heavy vesting schedule.

         20.15. Minimum Benefits Under a Top-Heavy Plan. In the case of an Employer which maintains a single Plan, for any Plan Year for which the Plan is top-heavy, each Participant and each other Employee specified in Section 20.16 or 120.17 shall receive either a minimum Contribution or minimum Accrued Benefit.

         20.16. Minimum Benefit: Defined Benefit Plan. For any Plan Year for which the Plan is top-heavy, a Participant's Employer provided Accrued Benefit, when expressed as an annual retirement benefit, calculated under the Adoption Agreement shall, in no event, be less than the lesser of:

                  (a) 2% of the Participant's Average Compensation for his high five years multiplied by the number of Years of Service; or

                  (b) 20% of the Participant's Average Compensation for his high five years.

                  Any accruals of Employer-derived benefits, whether or not attributable to years for which the Plan is top-heavy, may be used to satisfy the defined benefit minimum.

                  A minimum benefit calculated under this section shall not decrease in a later Plan Year, whether or not the Plan is top-heavy at that time.

                  Average Compensation for the Participant's high five years shall be his Compensation from the Employer during the five consecutive years during which the Participant had the highest aggregate Compensation from the Employer. Compensation required to be taken into account for purposes of this section is Compensation within the meaning of Code Section 415. Years for this purpose shall have the same meaning as the annual period used to calculate Average Annual Compensation under the Plan's Normal Retirement Benefit formula. Years taken into account shall be properly adjusted in accordance with regulations issued by the Secretary of the Treasury for years not included in a Year of Service. In addition, years ending in a Plan Year beginning before January 1, 1984, and years beginning after the close of the last year in which the Plan was top-heavy shall not be taken into account.

                  For purposes of determining the minimum benefits under subsection (a) above, all Years of Service during which a Participant is credited with 1,000 or more Hours of Service, and which are required to be taken into account under the Plan for purposes of calculating vesting service under the Adoption Agreement, shall be taken into account. However, Years of Service in which the Plan was not top-heavy and Years of Service ending in a Plan Year beginning before January 1, 1984, shall be excluded.

                  The Minimum Benefit is an annual retirement benefit which shall be expressed as a single life annuity with no ancillary benefits commencing at Normal Retirement Age or its equivalent. No adjustment may be provided for preretirement ancillary benefits. A minimum benefit in a form other than a single life annuity or commencing at a date other than Normal Retirement Age must be equivalent as determined under the actuarial assumptions set forth in the Adoption Agreement.

                  A Participant shall not fail to accrue a minimum benefit merely because he:

                  (a) was not employed on a specified date;

                  (b) had Compensation of less than a stated amount; or

                  (c) declined to make mandatory Employee contributions.

         20.17. Minimum Contribution: Defined Contribution Plan. For any Plan Year for which the Plan is top-heavy, Employer Contributions and reallocated forfeitures (in the case of a profit sharing plan) allocated to the Account of any Participant shall equal at least 3% of the Participant's Compensation as that term is defined in Section 5.02. However, a minimum percentage of Compensation of less than 3% shall apply if such minimum percentage of Compensation is equal to the largest percentage of Compensation provided on behalf of any Key Employee. The largest percentage of Compensation for any Key Employee shall be the largest ratio for any Key Employee of less than 3% where the ratio equals the sum of Employer Contributions and reallocated forfeitures (if any) provided on behalf of a Key Employee for that Plan Year divided by the Compensation for such Key Employee.

         For purposes of determining an Employer Contribution, amounts contributed under a Salary Reduction Agreement or an agreement to forego an increase in salary in connection with a plan qualified under Code Section 401(k) are taken into account.

         A Participant shall not fail to receive a Minimum Contribution merely because he:

                  (a) failed to be credited with 1,000 Hours of Service for the Plan Year;

                  (b) declined to make mandatory Employee contributions;

                  (c) or has been excluded from the Plan because such individual's Compensation is less than a stated amount but must be considered a Participant in order for the Plan to satisfy the coverage requirements of Code
Section 401(e)(4) and 410(b).

                  In addition, a Participant who was credited with 1,000 or more Hours of Service in the Plan Year, but separated from service prior to the end of the Plan Year, shall not be entitled to a Minimum Contribution.

         20.18. Coordination Where Employer Has Two or More Plans. If the Employer maintains one or more plans in addition to this Plan and one or mere Employees ere covered by this Plan end at least one other plan, the minimum benefit or minimum contribution for each such Employee shall be specified in the Adoption Agreement. There shall be no required duplication of minimum benefits or contributions as provided in Section 416(f) of the Code and regulations promulgated thereunder.

         20.19. Commencement of Benefits to Key Employees. Unless a Key Employee elects otherwise in writing, his entire interest shall be distributed, or commence to be distributed, not later than the sixtieth day after the close of the Plan Year in which occurs the later of his termination of employment (for reasons other than death or disability) or his attainment of Normal Retirement Age under the Plan. However, in any event, distribution must be made, or commence to be made, no later than April I of the calendar year following the year in which he attains age 70 1/2 unless a timely designation was made prior to January 1, 1984, pursuant to Section 242(b)(2) of TEFRA.

         20.20. Modified Aggregate Limit on Contributions and Benefits. This section establishes additional rules with respect to the aggregate limit on benefits and contributions for a Participant who participates in both a Defined Benefit Plan and a Defined Contribution Plan that are included in a top-heavy group. Unless certain requirements are mat, for any Limitation Year for which the plans are included in the top-heavy group, the Defined Benefit Plan and Defined Contribution Plan fractions under Article V shall be modified, effectively providing the Participant with an aggregate limit equal to the lesser of 1.0 (as applied only to the dollar limits, rather than 1.25) or 1.4 (as applied to the percentage limits).

         The fractions shall be modified as follows:

                  (a) The denominator of the modified Defined Benefit Plan fraction shall be the lesser of (i) the maximum permissible dollar amount in effect for such Limitation Year (or, if greater, that Participant's current Accrued Benefit as of the last Limitation Year beginning before January 1,
1983), or (ii) the product of 1.4 multiplied by 100% of the highest average Compensation for any three consecutive calendar years of service during which the Participant was an Active Participant in the Plan.

(b) The denominator of the modified Defined Contribution Plan fraction shall be the sum of the lesser of the following amounts, computed separately for each Limitation Year with the Employer: (i) the dollar limit in effect for such Limitation Year, or (ii) 1.4 time 25% of the Participant's Compensation for such year.

                  In some cases the aggregate of a Participant's Accrued Benefit under an Employer's Defined Benefit Plan and annual additions under the Employer's Defined Contribution Plan, computed using the Defined Benefit and Defined Contribution Plan fractions, may exceed 1.0 at the time the Participant is first required to use the fractions as enacted by TEFRA to compute the modified aggregate limit. In such a case, the Participant shall be permitted no further benefit accruals under the Defined Benefit Plan and no additional Employer Contributions, reallocated forfeitures or voluntary nondeductible Employee contributions under the Defined Contribution Plan until the sum of the Defined Contribution and Defined Benefit Plan fractions of the Plan is less than 1.0.

                  These modifications to the Defined Benefit and Defined Contribution Plan fractions shall not apply if the plans of the Employer in which the Participant participates (i) meet the requirements of the concentration test, and (ii) provide either an extra minimum benefit (in the case of the Defined Benefit Plan) or an extra minimum contribution (in the case of the Defined Contribution Plan) for Non-Key Employees participating in the plans. The extra contribution or benefit shall be in addition to the minimum contribution or minimum benefit required for all top-heavy plans under Section
Section 20.15 to 20.18.

                  The concentration test shall be satisfied with respect to a Participant if the present value of Accrued Benefits end Accounts does not exceed 90% of the present value of Accrued Benefits and Accounts for all Employees. These present values shall be computed using the same rules as set forth in Section 20.10 to determine whether or not the plans are a top-heavy group.

                  The requirement for an extra minimum benefit for Non-Key Employees shall be satisfied for a Limitation Year if, in addition to the minimum benefit otherwise required in a Defined Benefit Plan, for the Plan Year ending with or within such year, the additional Accrued Benefit of each Non-Key Employee who is a Participant is not less than the lesser of: (i) 1% of the Employee's Average Annual Compensation for his high five years multiplied by the Employee's Years of Service with the Employer, or (ii) 10% of such Average
Annual Compensation for his high five years. This extra minimum benefit generally is determined in the same manner as the minimum benefit required under the rules for a top-heavy defined benefit plan under Section 20.16. However, for purposes of the extra minimum benefit, a Year of Service shall be taken into account only if: (i) such Year of Service includes the last day of a Plan Year for which the Plan is a top-heavy Plan (or included in a top-heavy group), and
(ii) such Plan Year ends with or within a Limitation Year for which the aggregate limit of the Key Employee exceeds 1.0 under the modified fractions.

                  In a Defined Contribution Plan, the requirement for an extra minimum contribution shall be satisfied for a Limitation Year if, for the Plan Year ending with or within such year, the Employer contributes on behalf of each Non-Key Employee who is a Participant an extra amount (in addition to the usual minimum contribution set forth in Section 20.17) that is not less than 1% of the Employee's Compensation for the year.

                            HORIZONS TECHNOLOGY, INC.

                                 RETIREMENT PLAN

                           Participant Loan Procedures

     In accordance with end subject to the provisions of Section 13.06 of the HORIZONS TECHNOLOGY, INC., RETIREMENT PLAN and SectionA-14 of the Adoption Agreement, loans to Participants may be made from assets in the Trust Funds. In addition to the provisions governing Participant loans incorporated in the Plan and the Adoption Agreement, the specific conditions and procedures described in this instrument shall apply to all Participant loans granted or renewed after October 18, 1989.

         Details regarding the application for and approval or denial of loans to Participants, together with information relating to limitations on types or amounts of loans, determination of interest rates, types of collateral accepted and events constituting default, are set forth herein. This instrument, which may be emended from time to time, describes the Participant loan program authorized under the Plan and forms a part of the Plan in accordance with ERISA
Section 408(b)(1) and Department of Labor Regulations Section 2550.408b-1.

1.       PERSON(S) AUTHORIZED TO ADMINISTER THE PARTICIPANT LOAN PROGRAM.

         The Director of Human Resources, with the assistance of the Assistant to the Director, oversees the administration of the program on behalf of the Retirement and Benefit Plans Committee serving at the direction of the Plan Administrator. Information regarding Plan provisions and assistance in applying for loans may be obtained from the Committee or from local personnel representatives.

2.         LOAN APPLICATION PROCEDURE.

         A Participant desiring to apply for a loan from the Plan must submit a request for the loan to the Retirement and Benefit Plans Committee either directly or through a local personnel representative. An information sheet in question and answer form (containing examples of the application of the loan limits and other information, such as the approximate length of time needed to process a loan application) will be given to the applying Participant. To document the details of the loan, the Participant will be provided with a form entitled "Simple interest Promissory Note and Federal Disclosure." In order to make formal application for the loan, the form must be completed, with the assistance of a member of the Committee or local personnel representative, and signed by the Participant. All loans secured by a married Participant's vested Accrued Benefits under the Plan must be consented to in writing by the Participant's spouse prior to disbursement of the loan proceeds, and the spouse's written consent must be acknowledged by a notary public. Applicants for loans will be advised that interest on loans secured by the Participant's elective contribution account(s) under the Plan is not deductible. The Retirement and Benefit Plans Committee, acting on behalf of the Plan Administrator, will review the completed Promissory Note form and will advise the applying Participant whether the loan has been approved or denied and the reasons therefor. Every loan granted will be subject to all the limitations and restrictions imposed by the Plan and this instrument.

3.       BASIS FOR APPROVING OR DENYING LOANS,

         Loans will be made to Participants on a uniform and nondiscriminatory basis, without regard to any individual's race, color, religion, sex, age or national origin. Only those factors which would be considered in a normal commercial setting will be given consideration, and loans will not be unreasonably withheld from any applicant. Loans in excess of the limitations established under the Plan or otherwise failing to satisfy all requirements will not be approved.

4.         LIMITATIONS ON TYPES OR AMOUNTS OF LOANS OFFERED.

         All loans are Participant-directed, "earmarked" investments. The minimum amount which may be borrowed is $1,000. Loans may not exceed the lesser of 50% of the Participant's fully vested Accrued Benefits under the Plan or the entire balance in the Participant's combined fully vested Salary Reduction Contribution Account and fully vested separate Qualified Employer Nonelective Contribution Account composed only of Employer contributions used to satisfy the Actual Deferral Percentage Test up to a dollar maximum of $50,000. A Participant's vested Accrued Benefits under the Plan include the vested portions of the Participant's Employer Matching Contribution Account and Employer Nonelective Contribution Account, the Participant's fully vested Salary Reduction Contribution Account and the Participant's fully vested separate Qualified Employer Nonelective and Matching Contribution Accounts (if any) composed only of those nonforfeitable Employer contributions utilized to satisfy the Actual Deferral Percentage Test and/or the Actual Contribution Percentage Test. Loans to a Participant, in the aggregate, will be made from and may not exceed the balance in the Participant's fully vested Salary Reduction Contribution Account and fully vested separate Qualified Employer Nonelective Contribution Account composed only of those contributions used to satisfy the Actual Deferral Percentage Test.

         There are no restrictions on the type of loan (i.e., real estate loan, automobile purchase loan, etc.) or on the intended use of the proceeds. However, all loans must be fully amortized over a period of 5 years (unless the loan proceeds are used to acquire a dwelling unit which, within a reasonable time, will be used as the principal residence of the Participant, in which event the repayment period may be extended up to a maximum of 10 years) and must be payable in quarterly or more frequent installments. As long as the Participant remains an Employee of HORIZONS TECHNOLOGY, INC., loans shall be repaid by means of automatic payroll deductions and generally shall be repaid in biweekly installments.

         In the event a Participant terminates employment after being granted a Participant loan, the Participant's entire interest (including the Participant loan) may be rolled over to another qualified plan permitting such rollovers, or the balance of the loan may be repaid in full and the Accrued Benefits distributed to the Participant. However, any terminated Employee who has not received a gash-out and who elects to defer distribution of Accrued Benefits until a later date is an "inactive" Participant, and the terms of any outstanding Participant loan in effect at the time of termination of employment remain in effect. Moreover, any other inactive Participant with undistributed Accrued Benefits may apply for a

Participant loan on like terms and conditions. Repayment shall be as called for under the Simple Interest Promissory Note and will be made direct to the Trustee by the inactive Participant rather than through payroll deductions. Security for the loan will be 50% of the inactive Participant's vested Accrued Benefits, and, as an offset to the protection provided by payroll deductions, if the principal balance of the loan is in excess of twenty-five percent (25%) of the vested Accrued Benefits, additional collateral acceptable to the Plan Administrator will be required. Failure by an Inactive Participant to make any payment when due shall constitute a default, and the Plan will foreclose on the collateral, which will constitute a taxable distribution to the Participant.

5.         PROCEDURE FOR DETERMINING A REASONABLE INTEREST RATE.

     The interest rate to be charged for Participant loans shall be one percent (1%) above the average of the commercial loan prime rates set from time to time by at least two banking institutions located in the Participant's immediate geographical area. To assure that the interest rate for each Participant loan is the currently prevailing rate, the average of the amounts of the commercial loan prime rates will be determined by the Retirement end Benefit Plans Committee at the time each loan is approved. The interest rates established under this P. 5 are applicable to earmarked Participant loans repaid as specified in P. 4 above.

6.       TYPES OF COLLATERAL ACCEPTED.

         Loans to active Participants may be secured only by a pledge of up to fifty percent (50%) of the value of the Participant's vested Accrued Benefits under the Plan. As explained in P. 4, a Participant's vested Accrued Benefits include his Salary Reduction Contribution Account, his separate Qualified Employer Contribution Accounts composed only of those fully vested contributions utilized to satisfy the Actual Deferral Percentage Test and/or the Actual Contribution Percentage Test, the vested portion of the Participant's Employer Nonelective Contribution Account and the vested portion of the Participant's Employer Matching Contribution Account. Notwithstanding the preceding sentence, however, Participant loans will be made only from the Participant's Salary Reduction Contribution Account and separate Qualified Employer Nonelective Contribution Account corn-posed only of those fully vested contributions utilized to satisfy the Actual Deferral Percentage Test, and no loans will be approved in excess of the balances in those accounts. Additional collateral in a form acceptable to the Plan Administrator is required for loans to inactive Participants where the outstanding principal balance is in excess of 25% of such Participant's vested Accrued Benefits and payroll deductions are not available for repayment purposes.

7.       EVENTS CONSTITUTING DEFAULT.

         Failure to pay any portion of the amount of principal or interest on a Participant loan when due shall constitute a default. All Participant loans are made from the assets in the respective Participant's fully vested elective contribution accounts in order to assure that the Plan and the remaining Participants will suffer no loss in the event of default. In addition, except for loans to inactive Participants as provided under P. 4, all Participant loans must be repaid by means of automatic payroll deduction to assure consistent repayment in accordance with the terms of the loan for maximum protection of Plan assets. In the event there is a default, on the occurrence of a distributable event, such as termination of employment, the Plan will foreclose on the collateral by first deducting the balance of unpaid principal and interest on the loan(s) from the Participant's otherwise distributable account balances in the Plan and then foreclosing on any additional collateral provided, as necessary. Such foreclosure will constitute e taxable distribution to the Participant in the amount of the outstanding unpaid principal, subject to the 10% excise tax on early distributions if the Participant is under age 59 1/2, as if the Participant had received such amount in cash.

                                    EXHIBIT A

                               ADOPTION AGREEMENT

            PLAN SPECIFICATIONS, SPECIFIC DEFINITIONS AND ELECTIONS


A.01. Name. The name of this Plan, as amended and restated, shall be the HORIZONS TECHNOLOGY, INC., RETIREMENT PLAN.

A.02. Plan Year. The Plan Year shall be the twelve-month period commencing January I and ending December 31 each year.

A.03. Employer. Employer shall be HORIZONS TECHNOLOGY, INC., a Delaware corporation, or any successor corporation. Employer's Fiscal Year ends January 31. The Employer, represented by a Retirement and Benefit Plans Committee composed of members appointed by the Employer to act on its behalf, shall serve as Plan Administrator in accordance with
          Article XVI of the Plan.

A.04. Effective Date. The original Effective Date of this Plan is January 1, 1984. The Effective Date of this amendment and restatement of the Plan, except for those provisions for which other effective dates are specifically designated in the Plan, shall be January 1, 1987.

A.05.     Entry Date. The Entry Date as to each Employee is as follows:

            (1) From the original Effective Date of the Plan until October 20, 1987: The later of the Employee's Employment Commencement Date or the date on which the Employee attains age twenty-one (21).

            (2) From October 20, 1987, through December 31, 1989: The later of the first day of the fourth (4th) pay period following the Employee's Employment Commencement Date or the date on which the Employee attains age twenty-one (21).

            (3) From the first day of the first pay period commencing on or after January 1, 1990, through December 31, 1990: The later of the first day of the first pay period beginning after the Employee's Employment Commencement Date or the date on which the Employee attains age twenty-one (21).

            (4) From January 1, 1991: (i) The Employee's Employment Commencement Date, if the Employee has attained age twenty-one
                  (21) on or before his Employment Commencement Date; or (ii) If the Employee has not attained age twenty-one (21) as of his Employment Commencement Date, the first clay of the Plan Year (or the Employee's Employment Commencement Date within the Plan Year, if later) during which the Employee attains age twenty-one (21).

A.06. For Plan Years through the Plan Year ending December 31, 1992, Compensation for purposes of this Plan shall mean all compensation which constitutes wages subject to tax as reported on Form W-2 (e: defined in Code Section 3401(a)), including bonuses, commissions, overtime and other taxable remuneration, before reductions on account of any withholding, such as income taxes, Social Security taxes and insurance premiums.

         For the Plan Year commencing January 1, 1993, and ending December 31, 1993, Compensation shall mean all compensation which constitutes wages subject to tax as reported on Form W-2 (as defined in Code ~3401 (a)), including bonuses, "non-recoverable draws" paid to sales personnel employed by the Company, overtime and other taxable remuneration, before reductions on account of any withholding, such as income taxes, Social Security taxes and insurance premiums, with the exception of commissions and "recoverable draws" paid to sales personnel employed by the Company, which shall be excluded from Compensation taken into account under this Plan. For purposes of this definition of Compensation, the terms "non-recoverable draws" and "recoverable draws" shall mean payments made to sales personnel in advance of actual earnings as specifically explained in the Horizons Technology, Inc. Sales Commission Plan communicated to all affected employees. For any self-employed individual covered under the Plan, Compensation shall mean "Earned Income" as defined in Section 2.11 of the Plan. Compensation shall not include deferred compensation, stock options and other distributions which receive special Federal income tax benefits, with the exception that, except for purposes of Code Section 415, the portion of an Employee's Compensation that is deferred pursuant to a salary reduction election under the Elective Deferral provisions of
         Article IV of this Plan shall be considered Compensation, and, effective September 1, 1989, amounts contributed by the Employer to a Flexible Benefit Plan, pursuant to a salary reduction agreement, which are not includible in the gross income of the Employee under Section 125 of the Code shall be considered Compensation.

         For Plan Years commencing January 1, 1994, and thereafter, Compensation shall mean all compensation which constitutes wages subject to tax as reported on Form W-2 (as defined in Code Section 3401 (a)), including bonuses, overtime, commissions paid to Employees whose Base Annual Compensation does not exceed $50,000 and other taxable remuneration, before reductions on account of any withholding, such as income taxes, Social Security taxes and insurance premiums, but specifically excluding from Compensation commissions paid to Employees whose Base Annual Compensation exceeds $50,000 and any "recoverable draws" paid to sales personnel employed by the Company. For purposes of this definition of Compensation, the term "recoverable draws" shall mean payments made to sales personnel in advance of actual earnings as specific Gaily explained in the Horizons Technology, Inc., Sales Commission Plan communicated to all affected employees. For any self-employed individual covered under the Plan, Compensation shall mean "Earned Income" as defined in t2.11 of the Plan. Compensation shall not include deferred compensation, stock options and other distributions which receive specie Federal income tax benefits, with the exception that, except for purpose., of Code t415, the portion of an Employee's Compensation that is deferred pursuant to a salary reductionelection under the Elective Deferral provisions of Article IV of this Plan shall be considered Compensation, and, effective September 1, 1989, amounts contributed by the Employer to a Flexible Benefit Plan, pursuant to a salary reduction agreement, which are not includible in the gross income of the Employee under ii 125 of the Code shall be considered Compensation.

         For Plan Years beginning after December 31, 1988, the annual Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $200,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Code
         Section 415(d), except that the dollar increase in effect on January I of any calendar year is effective for years beginning in such calendar year, and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If the Plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual Compensation limit is the amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins multiplied by the ratio obtained by dividing the number of full months-in the period by 12. In determining the Compensation of a Participant for purposes of this limitation, the rules of Code Section 401 (a)(17) and 414(q)(6) shall apply, and for purposes of applying the $200,000 limit on the Compensation of a Highly Compensated Employee, the family unit of such Employee will be treated as a single Highly Compensated Employee with $200,000 in Compensation. The $200,0OO limit will be allocated among members of the family unit in proportion to each member's Compensation (except for purposes of determining Compensation below the Plan's Integration Level, if applicable). For purposes of this Section, a family unit is define(( as the Highly Compensated Employee, his or her spouse and lineal descendants under age 19 at the end of the Plan Year.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA "93 annual compensation limit. The OBRA "93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401 (a)(17)(B) of the Intern; Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA "93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, end the denominator of which is 12.

         For plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA "93 annual compensation limit set forth in this provision.

         If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA "93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA "93 annual compensation limit is $150,000.

         For Limitation Years beginning after December 31, 1991, Compensation shall include only those amounts actually paid or made available to an Employee and shall not include accrued Compensation.

A.07. Normal Retirement Age or Date. A Participant's Normal Retirement Age or Normal Retirement Date shall mean the date on which he attains age sixty-five (65).

A.08. Early Retirement Date. A Participant's Early Retirement Date shall be the first day of the month following his separation from service with the Employer after he has attained age Fifty-Five (55) and has completed six (6) Years of Service with the Employer, but prior to his attainment of Normal Retirement Age under the Plan.

         A.09. Eligibility for Participation. An eligible Employee employed prior to October 20, 1987, shall participate in this Plan on the later of the date on which he attains age twenty-one (21) or his Employment Commencement Date. Effective from October 20, 1987, through December 31, 1989, an eligible Employee shall Participate in this Plan on the later of the date on which he attains age twenty-one (21) or the first day of the fourth (4th) pay period following the Employee's Employment Commencement Date. Effective the first day of the first pay period beginning on or after January 1, 1990, through December 31, 1990, an eligible Employee shall participate in this Plan on the later of the date on which he attains age twenty-one (21) or the first day of the first pay period following his Employment Commencement Date. Effective January 1, 1991, an eligible Employee shall participate in this Plan as of his Employment Commencement Date if he has then attained age twenty-one (21), or, if he has not attained age twenty-one (21), he shall participate as of the first day of the Plan Year (or his Employment Commencement Date, if later) during which he attains age twenty-one (21).

         In addition to the ineligible Employees designated in J3.01 lc) of the Plan temporary Employees, whether full-time or part-time, shall be ineligible to participate in this Plan. A "temporary Employee," for purposes hereof, shall be defined as an Employee hired to fill a position for which the period of employment, predetermined at date of hire, is limited to a period not to exceed six (6) months, at the conclusion of which such Employee's employment with the Employer is terminated. A temporary Employee whose status is changed as a result of a transfer to a permanent position, whether full-time or pert-time, shall be eligible to participate in this Plan upon satisfaction of the eligibility requirements set forth above with his Employment Commencement Date being the date of his change in status.

         All persons becoming "Leased Employees" of the Employer for purposes of coverage under the Plan pursuant to the provisions of Code t414(n) and proposed or final regulations thereunder on or before December 31, 1990, shall continue to participate in the Plan in accordance with ~i ~iA.0~ and 2.20 of the Plan. All persons becoming "Leased Employees" of the Employer for purposes of coverage under the Plan pursuant to the provisions of Code Section 414(n) and proposed or final regulations thereunder on or after the first day of the Plan Year commencing January 1, 1991, shall be ineligible and shall be excluded from participation in the Plan.

A Former Participant shall be eligible to participate immediately upon his Reemployment Commencement Date.

         A Former Participant is defined as a Participant who has terminated his employment with the Employer and has received a distribution of the vested portion of his accrued benefits under the Plan.

A.1O. Employer Contributions and Allocations. Employer Contributions shall be made as follows:

            (a) Salary Reduction Contributions shall be permitted in the amount of twelve percent (12%) of a Participant's total base annual Compensation for Participants whose base annual Compensation is under $50,000 or eight percent (8%) of a Participant's total base annual Compensation for Participants whose base annual Compensation is $50,000 or more, and such Contributions shall be made by the Employer, pursuant to the provisions of Article IV of the Plan, for each payroll period in accordance with a Salary Reduction Agreement form signed by the Participant. Notwithstanding any provisions of Article IV to the contrary, an election by e Participant of a Salary Reduction Amount, once made, shall continue in effect until changed by the Participant, except as noted below, end the Participant may increase, decrease or revoke such election during any payroll period to take effect with the succeeding payroll period by giving reasonable prior written notice to the Plan Administrator. All contributions made on behalf of a Participant under a Salary Reduction Agreement shall at all times be fully vested end nonforfeitable. As specified in
                  Section 4.02 of the Plan, Salary Reduction Contributions may be limited and Salary Reduction Agreements may be amended or revoked by the Employer with respect to any Participant or group of Participants to ensure compliance with Section 4Ol(k) and 415 of the Code.

            (b) From the original Effective Date of the Plan through the first payroll period to end on or after January 1, 1990, the Employer shall make a Matching Contribution in the amount of fifty percent (50%) of a Participant's Salary Reduction Contribution during each payroll period for which a Salary Reduction Agreement is in effect; provided, however, that such 50% Matching Contribution shall not apply to any Salary Reduction Contribution elected by the Participant in excess of"5% of his Compensation (8% of his Compensation effective with the payroll period commencing January 2, 1988).

                  Effective on the first day of the first payroll period to begin on or after January 1, 1990, through the first payroll period to end on or after January 1, 1993, the Employer shall make Matching Contributions during each payroll period for which a Salary Reduction Agreement is In effect as follows:

                  (1) For a Participant who elects to make a Salary Reduction Contribution in any amount less than three percent (3%) of his Compensation, the Employer shall make a Matching Contribution of fifty percent (50%) of the Participant's Salary Reduction Contribution.

                  (2) For a Participant who elects to make s Salary Reduction Contribution of at least three percent (3%) up to a maximum of four percent (4%) of his Compensation, the Employer shall make a Matching Contribution of one hundred percent (100%) of the Participant's Salary Reduction Contribution.

                  (3)      Employer  Matching  Contributions  shall not apply to
                           any  Salary  Reduction   Contribution  elected  by  a
                           Participant in excess of 4% of his Compensation.

                  Effective on the first day of the first payroll period to begin on or after January 1, 1993, and thereafter, the Employer shall make Matching

                  Contributions during each payroll period for which a Salary Reduction Agreement is in effect as follows:

                  (1) For a Participant who elects to make a Salary Reduction Contribution in any amount less than three percent (3%) of his or her Compensation, the Employer shall make a Matching Contribution c fifty percent (50%) of the Participant's Salary Reduction Contribution .

                  (2) For a Participant who elects to make a Salary Reduction Contribution of et least 3% of his or her Compensation, the Employer shall make a Matching Contribution of one hundred percent (100%) of the Participant's Salary Reduction Contribution for the first 3% of Compensation.

                  (3) No Employer Matching Contributions shall be made on any Salary Reduction Contribution elected by a Participant in excess of three percent (3%) of his or her Compensation.

                  All Matching Contributions made on behalf of a Participant shall vest in accordance with the vesting schedule set forth in Section A.11 of this Adoption Agreement. Such Matching Contributions shall be allocated to the respective Employer Matching Contribution Account of the Participant on whose behalf the contribution was made. Adjustments in the amount of the Matching Contribution shall be made to reflect any change made by the Participant in his Salary Reduction Agreement to take effect for the succeeding payroll period.


            (c) For any Plan Year, the Employer may, in its sole discretion, make Non- elective Contributions to the Plan in accordance with Section 4.04. Such Contributions, if any, shall be allocated in accordance with Section 6.01 among the Employer Nonelective Contribution Accounts of Active Participants in the proportion each such Active Participant's Compensation bears to the total Compensation of all Active Participants for the Plan Year. Employer Nonelective Contribution Accounts shall vest in accordance with the vesting schedule set forth in Section A.11 of this Adoption Agreement.

            (d) In addition, the Employer may, in its sole discretion, elect to make certain other Qualified Nonelective Contributions as defined in Section 2.48 or Qualified Matching Contributions as defined in 12.47 which shall be fully vested and nonforfeitable, and such nonforfeitable Contributions end accrued earnings thereon shall be maintained as separate, fully vested Qualified Employer Nonelective Contribution Accounts and Qualified Employer Matching Contribution Accounts for the respective Participants receiving an allocation of such Contributions; provided, however, that in no event shall any allocation be discriminatory in favor of Highly Compensated Employees. Notwithstanding anything in the Plan or in this Adoption

                  Agreement to the contrary, Qualified Employer Nonelective Contribution utilized in satisfying the ADP tests shall be treated in the same manner; Salary Reduction Contributions for purposes of the Participant loan provisions and earmarking provisions contained in the Plan and in the Adoption Agreement.

A.11. Vesting of Participant's Interest. Subject to the limitations set forth in Article VIII of the Plan, if the employment of any Participant is terminated for any cause other Than Death, Disability or Normal Retirement, the Participant shall have a nonforfeitable, vested right to his Accrued Benefit derived from Employer Matching Contributions and Employer Nonelective, Contributions, if any. The percentage of such vested and nonforfeitable interest shall be determined in accordance with The following schedule:

         For all Plan Years from the original Effective Date of the Plan through the Plan Year ending December 31, 1989:

                    Years of Credited Service            Percentage
                    -------------------------            ----------
                    Less than 2 years                       None
                    2 years but fewer than 3                 20%
                    3 years  but fewer than 4                40%
                    4 years but fewer than 5                 60%
                    5 years but fewer than 6                 80%
                    6 years or more                         100%

         For the Plan Year commencing January 1, 1990, and thereafter:

                    Years of Credited Service            Percentage
                    -------------------------            ----------
                    Less than 1 year                        None
                    1 year but fewer than 2                  10%
                    2 years but fewer than 3                 20%
                    3 years but fewer than 4                 40%
                    4 years but fewer than 5                 60%
                    5 years but fewer than 6                 80%
                    6 years or more                         100%

         All of a Participant's Years of Service with the Employer shall be taken into account for Credited Years of Service for vesting purposes except as follows:


            (a) Years of Service with the Employer during any period prior to January 1, 1983, shall not be taken into account.

            (b) Years of Service prior to age 18 shall not be taken into account.

            (c) Effective January 1, 1985, in the case of a Participant who has 5 or more consecutive 1-year Breaks in Service, the Participant's pre-break service will count in vesting of the Employer-derived Accrued Benefit only if either:

                  (i) such Participant has any nonforfeitable interest in the Accrued Benefit attributable to Employer Contributions at the time of separation from service; or

                  (ii) upon returning to service the number of consecutive 1-year Breaks in Service is less than the number of Years of Service.

             (d) Service during any Vesting Computation Period in which the Participant fails to complete a Year of Service, whether or not a Break in Service occurs during such period, shall not be taken into account.

                  Application of Forfeitures. The nonvested portion of a Participant's Employer Matching Contribution Account and Employer Nonelective Contribution Account shall be forfeited at the time he receives a distribution of his vested interest in such Accounts, and the forfeiture shall be reallocated as of the last clay of the Plan Year during which the distribution is made. If a Participant has no vested interest in his Employer Matching Contribution Account or Employer Nonelective Contribution Account at the time of his separation from service, the entire balance of the Account shall be forfeited and reallocated as of the last day of the Plan Year during which the separation from service occurs.

A.12. Timing of Distribution,. This Plan does elect the "Cash Out" and restoration provisions set forth in Article VIII of the Plan.

         Distributions to Participants of their vested end nonforfeitable interests in their Salary Reduction Contribution Accounts, Employer Matching Contribution Accounts, Employer Nonelective Contribution Accounts, Qualified Employer Matching Contribution Accounts and Qualified Employer Nonelective Contribution Accounts for reasons other than Death, Disability or Normal Retirement shall be made as follows:

            (1) Amounts deferred by the Participant as elective contributions under; a Salary Reduction Agreement (Salary Reduction Contributions), Qualified Employer Matching Contributions and Qualified Employer Nonelective Contributions, including accrued earnings thereon, may be distributed to the Participant as soon as administratively feasible following the Participant's separation from service with the Employer if so requested by the Participant, but in no event will such amounts be distributed later than the amounts distributed pursuant to subparagraph (2) below.

            (2) Amounts allocated to the account(s) of a Participant as Employer Matching Contributions and Employer Nonelective Contributions which are nonforfeitable under the vesting schedule(s) set forth in IA. 11, including accrued earnings thereon, shall be distributed to the Participant as soon as administratively feasible following the end of the Plan Year during which the Participant separated from service with the Employer if so requested by the Participant.

A.13.    Employee Voluntary Contributions and Reliever Contributions.

         No Employee Voluntary Contributions of any kind will be permitted under this Plan. Reliever Contributions and certain transfers of assets will be permitted in accordance with the provisions of Article VII of the Plan.

A.14. Particpant Directed Accounts and Participant Loans, Participants may "earmark" the investment of the assets in their Salary Reduction Contribution Accounts and Qualified Employer Nonelective Contribution Accounts, if any, among the various optional forms of investment available under the Plan and Trust pursuant to the provisions of t16.12 of the Plan. All Participant loans made under Section 13.06 of the Plan shall be earmarked investments and shall be maintained as segregated, earmarked accounts of the respective Participants, subject to the provisions of Section 16.12. Notwithstanding anything to the contrary in Section 13.06, all Participant loans shall be made only from the Participant's Salary Reduction Contribution Account and/or the Participant's Qualified Employer Nonelective Contribution Account, and the amount of such outstanding loans in the aggregate shall be limited to the lesser of 5096 of the Participant's fully vested accrued benefits under the Plan or the entire balance in the Participant's combined nonforfeitable Salary Reduction Contribution Account and Qualified Employer Nonelective Contribution Account. All loans shall be made in accordance with the separate document attached to the Plan and made a part thereof entitled "Participant Loan Procedures," as it may be amended from time to time.

A.15. Crediting of Service. This Plan does not utilize the Elapsed Time Method of crediting service.

A.16. Trustee. The Trustee of the Trust created under this amended and restated Plan shall be LINCOLN TRUST COMPANY.

A.17. Right to Amend or Change Elections. The elections made under this Adoption Agreement may be changed by the Employer from time to time by a written instrument signed by the Employer and accepted by the Trustee. No amendment shall deprive any Participant of any vested interest hereunder (unless required in order to qualify under Section 401 (a) of the Code) or increase the duties of the Trustee, except with its written consent.

         THE PLAN TO WHICH THIS ADOPTION AGREEMENT IS AN EXHIBIT IS HEREBY INCORPORATED AND MADE A PART HEREOF.

         The Undersigned, as Plan Administrator, agrees to serve as the Named Fiduciary, possessing the authority to control and manage the operation and administration of the Plan: and to discharge its duties with respect to the Plan as described therein.

Date:  May 19, 1994


                                        "EMPLOYER" and "PLAN ADMINISTRATOR"

                                        HORIZONS TECHNOLOGY, INC.,
                                        a Delaware corporation

                                        By: /s/ James T. Palmer
                                        -----------------------------------
                                        JAMES T. PALMER

                                        By: /s/ J. Patrick Boyce
                                        -----------------------------------
                                        J. PATRICK BOYCE

                                        By: /s/ Earl A. Pontius
                                        -----------------------------------
                                        EARL A. PONTIUS


                                        By: /s/ Charles R. MacVean
                                        -----------------------------------
                                        CHARLES R. MacVEAN

APPROVED AS TO FORM:

GARRISON R. ARMSTRONG LAW CORPORATION

By: /s/ Garrison R. Armstrong
-----------------------------------
Attorney for Employer

             AMENDMENT TO HORIZONS TECHNOLOGY, INC. RETIREMENT PLAN

         Horizons Technology, Inc. hereby adopts the following amendment to the Horizons Technology, Inc. Retirement Plan (the "Plan"):

         1. Section A.05 of the Plan is hereby amended to read as follows with respect to Employees with an Employment Commencement Date after December 31, 1998:

                  "'Entry Date' shall mean the first day of the calendar quarter (January 1, April 1, July 1 or October 1) coinciding with or following an Employee's Employment Commencement Date provided that the Employee has attained age 21 as of such Entry Date."

         2. The first sentence of Section A. 10(a) of the Plan is hereby amended to read as follows:

                  "Subject to the limitations set forth in the Plan, each Participant may elect Compensation Deferrals, in the manner prescribed by the Committee, in whole percentages from one percent to 15 percent of the Participant's Compensation."

         3. Section A. 10(b) of the Plan is hereby amended by the addition of the following paragraph at the end thereof:

                  "Effective with respect to payroll periods commencing after December 31,1998, an Employer Matching Contribution shall be made on behalf of each Participant for a payroll period which shall equal the lesser of: (i) the Compensation Deferrals made during such payroll period by such Participant; or
(ii) four percent of the Participant's Compensation for such payroll period. A portion of each Participant's Employer Matching Contributions Account equal to fifty percent of the aggregate Employer Matching Contributions (valued as of the date of contribution) allocated to such Account after December 31, 1998 shall be invested in Titan Stock.'

         4. The vesting schedule set forth in Section A. 11 of the Plan is hereby amended to read as follows with respect to Participants with at least one Hour of Service after December 31, 1998:

     "Years of Credited Service              Percentage Vested
     --------------------------              -----------------
     less than 2                                    0%
          2                                        25%
          3                                        50%
          4                                        75%
          5 or more                               100%"

         5. The last paragraph of Section A. 11 of the Plan is hereby amended to read as follows:

                  "Application of Forfeitures. The nonvested portion of a Participant's Employer Matching Contribution Account and Employer Nonelective Contribution Account shall be forfeited at the time he receives a distribution of his vested interest in such Accounts. If a Participant has no vested interest in his Employer Matching Contribution Account or Employer Nonelective Contribution Account at the time of his separation from service, the entire balance of the Account shall be forfeited as of the last day of the Plan Year during which the separation from service occurs. Forfeitures during a Plan Year shall be used first to pay any expenses lawfully payable from the assets of the Plan, second to reduce the amount of the Employer Matching Contributions to be made by the Company for that Plan Year and third to restore forfeitures of reemployed Participants in accordance with Section 8.05."

         6. Section A.15 of the Plan is hereby amended to read as follows with respect to periods after December 31, 1998:

                  "Crediting, of Service. This Plan utilizes the Elapsed Time Method of crediting service."

         7. Section 2.29 of the Plan is hereby amended in its entirety to read as follows:

                  "2.29. `Highly Compensated Employee' shall mean:

                  (a) Any Employee who performs services for the Company or any Related Company who (i) was a 5% owner of the Company or any Related Company at any time during the Plan Year or the preceding Plan Year; or (ii) for the preceding Plan Year, received compensation from the Company or any Related Company in excess of $80,000 (as adjusted pursuant m Section 415(d) of the Code) and for the preceding Plan Year was a member of the "top-paid group" for such year.

                  (b) Any Employee who separated from service (or was deemed to have separated) prior to the current Plan Year, who performs no services for the Company or any Related Company during the current Plan Year, and who met the description in (a) above for the year of his separation or any year after he attained age 55.

                  (c) The top-paid group for a Plan Year shall consist of the top 20% of Employees ranked on the basis of compensation received during the year excluding Employees described in Section 414(q)(5) of the Code and Treasury Regulations thereunder. For purposes of this definition of `Highly Compensated Employee', `compensation' means compensation within the meaning of Section 415(c)(3) of the Code, but including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

                  (d) This definition of `Highly Compensated Employee' shall be effective for Plan Years beginning on or after January 1, 1997, except that for purposes of determining if an Employee was a Highly Compensated Employee in 1997, this definition will be treated as having been in effect in 1996."

         8. The initial  paragraph and   subsections (a) and (b) of Section 2.60
of the Plan are hereby amended in their entirety to read as follows with respect to Years of Service commencing on or after January 1, 1999:

                  "2.60 `Year of Service' shall mean a 365-day Period of Service. For the purpose of vesting, an Employee shall be credited with a number of Years of Service equal to the number of days in the Employee's Period of Service divided by 365. Any remaining Period of Service less than 365 days shall be disregarded. In computing the Years of Service rendered to the Company for purposes of vesting, the Participant's total Period of Service with the Company shall be taken into account, with the following exceptions:

                  (a) In the case of a Participant who has any one-year Period of Severance, the Period of Service before such Period of Severance shall not be required to be taken into account until the Employee has completed a one-year Period of Service after his return; however, in the case of an Employee who has a five-year Period of Severance, the Period of Service after such severance shall not be taken into account for the purpose of determining the vested portion of the amount credited to the Account of a Participant derived from Company contributions which accrued before such severance;

                  (b) An Employee who incurs a Period of Severance and who is subsequently reemployed shall be treated as a new Employee for purposes of the Plan, with the Period of Service prior to such Period of Severance ignored, if both conditions (i) and (ii) are met.

                  Condition (i): The Employee had no vested interest in his Employer Matching Contributions Account or Employer Nonelective Contributions Account at the time of such Period of Severance.

                  Condition (ii): The uninterrupted Period of Severance equals of exceeds the greater of:

                  (i) The Period of Service completed prior to such Period of Severance, or

                  (ii)     five years.

Periods of Service previously eliminated by a prior application of this paragraph shall not be counted for the purpose of Condition (ii)."

         9. Sections 4.06 and 4.07 of the Plan are hereby amended to provide that the Actual Deferral Percentage or Actual Contribution Percentage for non-Highly Compensated Employees shall be the percentage determined for the Plan Year preceding the Plan Year being tested.

         10. Sections 8.04(a) and 11.01 of the Plan are hereby amended to substitute "$5,000" for "$3,500."

         11. Article XI of the Plan is hereby amended by the addition of the following sections 11.7 and 11.8:

         "11.7 Age 59-1/2 Withdrawals

                  Subject to Section 11.02, a Participant may withdraw all or a portion of his vested Accounts after he attains age 59-1/2. Such withdrawal shall be made in the manner prescribed by the Committee. A Participant may make only one withdrawal pursuant to this Section in any one calendar year.

         11.8 Hardship Withdrawals from Compensation Deferral Accounts

                  (a) Subject to Section 11.02 and the approval of the Committee and guidelines promulgated by the Committee, withdrawals from the Participant's Compensation Deferral Account and Rollover Account may be permitted to meet a financial hardship resulting from:

                           (1) Uninsured medical expenses previously incurred by
the Participant, or the Participant's spouse or dependent or necessary to obtain such medical care;

                           (2) The purchase  (excluding  mortgage payments) or a
principal residence of the Participant;

                           (3) Thc  payment of tuition for the next 12 months of
post-secondary education for the Participant, or the Participant's spouse, children or dependents;

                           (4) The  prevention  of eviction  of the  Participant
from  his  principal   residence,   or   foreclosure  on  the  mortgage  of  the
Participant's principal residence; and

                           (5) Any other event described in Treasury Regulations
or rulings as an immediate and heavy financial need and approved by the Committee as a reason for permitting distribution under this Section 6.3.

The Committee shall determine, in a non-discriminatory manner, whether a Participant has a financial hardship. A distribution may be made under this Section only if such distribution does not exceed the amount required to meet the immediate financial need created by the hardship (including taxes or penalties reasonably anticipated from the distribution) and is not reasonably available from other resources of the Participant.

                  (b) The withdrawal amount shall not in any event exceed the value of the Participant's Compensation Deferral Account and Rollover Account as of the date immediately preceding the date of the Committee's acceptance of the Participant's written application for a hardship withdrawal. In addition, except as provided otherwise in the following sentence, the amount of any withdrawal pursuant to this Section from a Participant's Compensation Deferral Account shall not exceed the value of the Participant's Compensation Deferrals to such Account, less previous withdrawals and excluding earnings. Notwithstanding the foregoing, any distribution under this Section may include earnings accrued to the Participant's Compensation Deferral Account prior to 1989. Payment of the withdrawal shall be in a single sum no later than the end of the month following the date on which the withdrawal is approved by the Committee or as soon thereafter as is practicable.

                  (c) A Participant shall not be permitted to make any withdrawals under this Section until he has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all qualified profit sharing and retirement plans maintained by the Company or a Related Company.

                  (d) The Participant's request for a withdrawal shall include his written statement that the need cannot be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause immediate and heavy financial need; (iii) by cessation of Compensation Deferrals under the Plan; or (iv) by other distributions or nontaxable loans currently available from plans maintained by the Company or a Related Company, or by borrowing from commercial sources on reasonable commercial terms.

                  (e) If a Participant withdraws any amount from his Compensation Deferral Account or Reliever Account pursuant to this Section, he must agree in writing that he shall be unable to elect that any Compensation Deferrals or any other employee contributions (excluding mandatory employee contributions to a defined benefit plan) be made on his behalf under the Plan or under any other plan maintained by the Company or a Related Company until one year after receipt of the withdrawal. For purposes of the preceding sentence, a plan includes any qualified plan or nonqualified plan of deferred compensation and any stock purchase or stock option plan, but does not include cafeteria plans or any other health or welfare benefit plans. In addition, a Participant who withdraws any amount from his Compensation Deferral Account or Reliever Account pursuant to this Section shall be unable to elect any Compensation Deferrals under the Plan or under any other plan maintained by the Company or a Related Company for the Participant's taxable year immediately following the taxable year of the withdrawal to any extent that such Compensation Deferral would exceed the applicable limit under Section 402(g) of the Code for such taxable year, reduced by the amount of such Participant's Compensation Deferrals for the taxable year of the withdrawal."

         12. Section 13.06 of the Plan is hereby amended in its entirety to read as follows with respect to loans made after December 31, 1998.

                  "13.06 Loans to Participants.

                  (f) Each Participant shall have the right, subject to prior approval by the Committee, to borrow from his Accounts. Application for a loan must be submitted by a Participant to the Committee or its delegate on such form(s) as the Committee may require. The Committee may permit loan applications in writing, by telephone or by electronic mail. Approval shall be granted or denied as specified in subsection (b), on the terms specified in subsection (c). For purposes of this Section, but only to the extent required by Department of Labor Regulations Section 2550.408b-1, the term `Participant' shall include any Employee, former Employee, Beneficiary or alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, who is a party in interest and has an interest in the Plan that is not contingent.

                  (g) The Committee shall grant any loan which meets each of the requirements of paragraphs (1), (2) and (3) below:

                           (1)  The  amount  of  the  loan,  when  added  to the
outstanding balance of all other loans to the Participant from all qualified plans of the Company or any Related Company shall not exceed the lesser of:

                                   (i) $50,000,  reduced by the excess,  if any,
of a Participant's highest outstanding balance of all loans from the Plan or any other qualified plan maintained by the Company or any Related Company during the preceding 12 months over the outstanding balance of such loans on the loan date, or

                                   (ii) 50  percent  of the value of the  vested
balance of the Participant's Accounts;

                           (2) The loan shall be for at least $1,000; and

                           (3) No more  than one loan  may be  outstanding  to a
Participant at any time.

                  (h) Each loan granted shall, by its terms, satisfy each of the following additional requirements:

                           (1) Each loan must be for a minimum  initial  term of
one year and must be repaid within five years;

                           (2)  Each  loan  must  require   substantially  level
amortization over the term of the loan, with payments not less frequently than quarterly; and

                           (3) Each loan must be  adequately  secured,  with the
security to consist of the balance of the Participant's Accounts.

                                   (i) In the case of any  Participant who is an
active Employee, automatic payroll deductions shall be required as additional security.

                                   (ii) In the  case of any  other  Participant,
the outstanding loan balance may at no time exceed 50 percent of the outstanding vested balance of the Participant's Accounts. If such limit is at any time exceeded, or if the Participant fails to make timely repayment, the loan will be treated as in default and become immediately payable in full.

                                   (iii)   The    investment    gain   or   loss
attributable to the loan shall not be included in the calculation or allocation of the increase or decrease in fair market value of the Investment Funds. Instead, the entire gain or loss (including any gain or loss attributable to interest payments or default) shall be allocated to the Accounts of the Participant.

                           (4)  Each  loan  shall  bear  a  reasonable  rate  of
interest, which rate shall be the prime rate (as determined by the Committee) as of the last day of the calendar quarter preceding the calendar quarter in which the loan is made, plus one percent. Furthermore, the Participant's Accounts shall be charged a setup fee not to exceed the fee charged by the Plan's recordkeeper at the time the loan is made; such setup fee shall be paid to the Plan's recordkeeper.

                                   (i) All loan payments shall be transmitted by
the Company to the Trustee as soon as practicable but not later than the date of transmittal to the Trustee of Compensation Deferrals withheld during the month during which such loan amounts were received or withheld. Each loan may be prepaid in full at any time. Any prepayment shall be paid directly to the Trustee in accordance with procedures adopted by the Committee.

                  (j) Each loan shall be evidenced by a promissory note executed by the Participant and payable in full to the Trustee, not later than the earliest of (i) a fixed maturity date meeting the requirements of subsection
(c)(1) above, (ii) the Participant's death, (iii) the termination of the Plan or
(iv) the Participant's separation from service. Such promissory note shall evidence such terms as are required by this Section.

                  (k) The Committee shall have the power to modify the above rules or establish any additional rules with respect to loans extended pursuant to this Section. Such rules may be included in a separate document or documents and shall be considered a part of the Plan; provided, each rule and each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and Department of Labor and other applicable state or federal law. The Committee shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and this Section have been met."

         Unless otherwise specified, the amendments set forth above shall be effective as of January 1, 1999. Capitalized terms within the text of amendments shall have the same meaning as in the Titan Corporation Consolidated Retirement Plan except that they shall be applied with respect to the Horizons Technology, Inc. Retirement Plan.

         IN WITNESS WHEREOF, Horizons Technology, Inc. has caused this amendment to be executed this 1st day of January, 1999.

                                                       Horizons Technology, Inc.

                                                       By: /s/ Cheryl L. Barr
                                                       Its: Assistant Secretary